119903As filed with the Securities and Exchange Commission on July 16, 2008
Registration No. 333-151181

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MDWERKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7389	33-1095411
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442
(954) 389-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Howard B. Katz
Chief Executive Officer
MDwerks, Inc.
Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442
(954) 389-8300
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copies to:
Stephen P. Katz, Esq.
Peckar & Abramson, P.C.
70 Grand Avenue
River Edge, NJ 07661
(201) 343-3434

Approximate date of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share	3,882,020	(2)	$0.55	(3)	$2,135,111	$83.91

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions as well as anti-dilution provisions applicable to shares underlying the Series B Convertible Preferred Stock.

(2)
Represents shares of the Registrant’s common stock being registered for resale that may be acquired upon the conversion of Series B Convertible Preferred Stock issued to the selling stockholder named in the prospectus or a prospectus supplement.

(3)
Estimated based upon the average of the bid and asked price on the OTC Bulletin Board on July 15, 2008, pursuant to Rule 457(g) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

EXPLANATORY NOTE

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

PROSPECTUS

MDWERKS, INC.
3,882,020 Shares of Common Stock

This prospectus relates to the sale by the Selling Securityholder identified in this prospectus of up to an aggregate of 3,882,020 shares of common stock, par value $0.001 per share, issuable upon the conversion of Series B Convertible Preferred Stock. All of such shares of common stock are being offered for resale by the Selling Securityholder.

The Company is registering for resale 3,882,020 shares of common stock underlying the convertible preferred stock. The price of the common stock underlying the Series B Preferred Stock on the date we sold the preferred stock was $0.90 per share for a total aggregate value of $3,493,818. Our Common Stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “MDWK.OB”. The price of our common stock underlying the convertible preferred stock on July 15, 2008, as reported by the OTC Bulletin Board was $0.55 per share.

We will not receive any of the proceeds from the sale of the shares of common stock that is subject to this prospectus by the Selling Securityholder. See ‘‘Use of Proceeds.’’

We will bear all costs relating to the registration of the common stock subject to this prospectus, other than the Selling Securityholder’s accounting costs or commissions.

Sales of shares of common stock sold pursuant to this prospectus may be at fixed, negotiated or market prices.

We also currently have a prospectus dated April 25, 2008, as amended, covering 5,547,072 shares of Common Stock, 573,800 Warrants to Purchase Common Stock and 566,667 Series A Warrants to Purchase Shares of Common Stock. The April 25, 2008 prospectus covers different selling securityholders who are unrelated to the selling securityholder named in this prospectus and who acquired their securities in transactions not involving the selling securityholder named in this prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission (the “SEC”) is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED ‘‘RISK FACTORS’’ BEGINNING ON PAGE 5 WHICH DESCRIBES MATERIAL RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ______, 2008.

i

Capital Stock	73
Series A Convertible Preferred Stock	74
Series B Convertible Preferred Stock	75
Common Stock	76
Warrants	76
Series A Warrants	76
Class C Warrant	77
Senior Notes	77
Series D Warrants	77
Series E Warrants	78
Series H Warrants	78
Series I Warrants	78
Registration Rights	78
Trading Information	79
Transfer Agent	79
Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions	79
PLAN OF DISTRIBUTION	79
WHERE YOU CAN FIND MORE INFORMATION	80
LEGAL MATTERS	81
EXPERTS	81
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	81

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Securityholder will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate as of the date on the front cover of this prospectus or such supplement only, regardless of the time of delivery of this prospectus or such supplement or of any sale of common stock or warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the ‘‘Risk Factors’’ section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision. Unless otherwise indicated, all references to ‘‘we’’, ‘‘us’’, ‘‘our’’, the ‘‘Company’’ and similar terms, as well as references to the ‘‘Registrant’’ in this prospectus, refer to MDwerks, Inc. (including its subsidiaries), and not to the Selling Securityholder.

Overview

We are engaged in the business of electronic insurance claims processing, billing and coding, and advance funding for healthcare providers based upon receivables owed from third-party payers such as insurance companies. We offer a comprehensive selection of electronic medical claims processing, funding and collection solutions to the healthcare provider industry. Our services, which are easily accessible through an Internet web browser, help doctors, hospital based practices, and other healthcare providers and their vendors significantly improve daily insurance claims transaction administration and management as follows:

•	Increase office efficiencies and lower collection costs;

•	Reduce administrative workload;

•	Improve claims accuracy before submission to, and increase acceptance by, third-party payers;

•	Reduce payment cycle time;

•	Improve cash flow management;

•	Increase revenue control;

•	Leverage receivables through competitive short-term financing arrangements;

•	Improve information management, financial security and provider regulatory compliance;

•	Provide “end-to-end” solution for claims management; and

•	Fully automate the revenue process by the use of electronic claims and remittance advice and payment reconciliation.

We conduct our business through three wholly-owned subsidiaries of our wholly-owned subsidiary, MDwerks Global Holdings, Inc., namely: Xeni Medical Systems, Inc. (“Xeni Systems”); Xeni Medical Billing, Corp. (“Xeni Billing”); and, Xeni Financial Services, Corp. (“Xeni Financial” and, together with Xeni Systems and Xeni Billing, the “Xeni Companies”).

Business Services

Claims Management Services

Our CLAIMwerks™ solutions, which are offered through Xeni Systems, can provide actual contract based, insurance company comparable screening and analysis of medical claims directly from a healthcare provider’s practice management system, so that deficiencies and errors can be corrected before they are submitted to insurance companies for electronic payment. Our CLAIMwerks™ solutions and services improve a healthcare provider’s ability to process and manage claims for reimbursement from third-party payers by consolidating the process (including clearinghouse, contract management and remittance functions). As part of our CLAIMwerks™ services, we integrate transactions involving insurance claims by providing a single interface for the healthcare provider, the payer (such as an insurance company) and the lender (when the healthcare provider elects to take advantage of receivables financing).

Xeni Systems collects transaction fees from healthcare providers for: the analysis, automated processing, electronic submission, and reporting of claim information; management of healthcare provider contracts for pricing and rules; electronic remittance of payments; explanations of benefits (payments) (EOBs) made available from payers; and, reconciliation and posting of the payments and EOBs. Fees may also be generated from third-party lenders for the valuation of processed claims that are used as collateral, as well as administrative tasks related to the disbursement of funds. Fees may also be collected from clearinghouses and insurance companies for submitting more accurate claims, once certain volume levels are achieved. One-time implementation fees may be collected for initial set-up and training.

Although we do not currently offer asset and wealth management services, we may have the opportunity to offer asset and wealth management services through third-party sources. We expect to receive referral or administrative handling fees for these services.

Billing Services

Our BILLwerks™ solutions provide value added billing services, leveraging the Xeni Systems technology solutions and services for improved efficiencies. As part of our BILLwerks™ solutions, Xeni Billing offers collections and appeals services, as well as solutions for the collection of old existing medical claim submissions. Our BILLwerks™ solutions are designed to operate in an integrated fashion with the solutions and services offered by Xeni Systems, there are fewer manual and paper functions to be performed in the combined claims management processing/billing solutions process offered by Xeni Systems and Xeni Billing. This can enhance a healthcare provider’s claims related operations and controls even more than using the stand-alone solutions offered by Xeni Systems.

Xeni Billing typically charges providers (directly or as a subcontractor of Xeni Systems) fees as a percentage of collected claims. Xeni Billing also shares fees (as a channel associate) with Xeni Systems for supporting its claims process and information management. Additionally, Xeni Billing can collect one-time set-up fees, appeals and third-party appeals work fees and consulting fees for customization or support of the healthcare provider outside the scope of services. Finally, Xeni Billing may share in claims revenue recovered when contracted to perform reviews of unpaid claims that were submitted to payers prior to use of our automated claims submission solutions and services.

Lending Services

Our FUNDwerks™ solutions can electronically manage loans, loan repayments and the movement of funds through linked bank accounts.

Through Xeni Financial, we can offer to lend or arrange lending from third parties to healthcare providers on a short-term, revolving line of credit and sometimes on a term loan basis. The loans are secured by medical claims receivable, which may be processed by Xeni Systems. Like Xeni Billing, Xeni Financial leverages the solutions and services offered by Xeni Systems to value the claims, score risk, document and track claims payment status, verify remittance of payments from insurance companies and sweep funds to the appropriate accounts with the assistance of electronic and automated processes. Xeni Financial is able to arrange loans at attractive rates and terms, since it has not had to invest significant capital to develop or make a major hardware and software purchase of a system to make loans secured by receivables. It also does not need to maintain a large workforce as it can manage many of its business processes through the solutions and services offered by Xeni Systems. Xeni Financial can lend to healthcare providers on the merit of the receivables and can even lend on Medicare claims.

Consulting Services

Although we provide Internet-based solutions that do not require our customers to purchase new hardware or software, healthcare providers can take advantage of customized and premium enhancements through our third-party associates, including medical billing services and automated appeals of adjudicated claims. Consulting services are also available to enhance healthcare provider practices or business operations.

Workers’ Compensation, Durable Medical Equipment and Pharmacy Claim Services

Our current products and services have been focused on improving the ability of healthcare providers to (i) collect on commercial and government insurance claims and (ii) enhance their cash flow controls. We have decided to expand our current service offerings to include the electronic processing, management and funding of workers’ compensation, durable medical equipment and pharmacy claims.

By using our present technology, we plan to offer a greatly improved electronic workers’ compensation, durable medical equipment and pharmacy claims collections and remittance process to our clients in place of today’s existing error-ridden, paper-based method. Many provider practices avoid workers’ compensation patients because of the time, effort, and cost associated with getting paid, thereby forgoing perhaps as much as 10% to 25% of their revenue. MDwerks can greatly improve the ability of healthcare providers to be paid on workers’ compensation claims and enable them to continue to provide or expand these services.

We can manage claims transactions electronically from three perspectives in connection with workers’ compensation claims: the provider, the insurance company payer and the lender (when the provider elects to take advantage of our receivables financing). Our system can manage each workers’ compensation claim transaction by leveraging our tools to automatically analyze claims and record collections, appeals and funding. Because we designed our products and services to operate in a fully-integrated electronic environment with provider and payer systems, there are fewer manual and paper functions to perform in the combined claims processing/billing solution, which should result in reduced errors as well as fewer payment delays and lower collection costs.

Through Xeni Billing, MDwerks can offer collections and appeals services for workers’ compensation claims. This allows healthcare providers to outsource these tasks from their offices and focus resources in other areas.

Through Xeni Financial, MDwerks can offer funding to healthcare providers on a short-term, revolving line of credit or term loan basis, or in some cases can purchase healthcare providers’ receivables. Receivables are secured by claims processed through the MDwerks System. Our system also can include MDwerks’ tools to help lenders value claims, score risk, document and track claims payments, verify remittance and sweep funds to appropriate bank accounts with electronic and automated processes.

MDwerks can collect transaction fees for automated processing, submission, reporting and analysis of workers’ compensation claims information and management of payer contracts rules and pricing. Fees can be collected for information management on processed claims that are used as collateral and for administrative tasks related to the movement of funds among bank accounts. Fees can also be collected from clearinghouses and insurance companies to which MDwerks sends cleaner claims electronically. One-time fees can be charged for initial set-up and training.

For a detailed description of our business, see the section entitled ‘‘BUSINESS.’’

Corporate Information

Our common stock is quoted on the OTC Bulletin Board under the symbol ‘‘MDWK.OB’’.

MDwerks, Inc. is a corporation, organized under the laws of the State of Delaware, originally formed on July 22, 2003.

MDwerks Global Holdings, Inc. is a corporation, organized under the laws of the State of Florida, originally formed on October 23, 2003.

Xeni Medical Systems, Inc. is a corporation organized under the laws of the State of Delaware, originally formed on July 21, 2004.

Xeni Financial Services, Corp. is a corporation organized under the laws of the State of Florida, originally formed on February 3, 2005.

Xeni Medical Billing, Corp. is a corporation organized under the laws of the State of Delaware, originally formed on March 2, 2005.

Patient Payment Solutions, Inc. (“PPS”) is a corporation organized under the laws of the State of Florida, originally formed on May 30, 2007. PPS planned to offer healthcare providers a payment improvement process for “out-of-network” claims, but it never commenced operations.

Our principal executive office is located at Windolph Center, Suite I, 1020 NW 6th Street, Deerfield Beach, Florida 33442, and our telephone number is (954) 389-8300. Our website address is www.mdwerks.com. Information on our website is not part of this prospectus and the registration statement relating to this prospectus and should not be relied upon with regard to this Offering.

For a complete description of our corporate organization and our corporate history see ‘‘Business’’.

The Offering

By means of this prospectus, one of our stockholders is offering to sell up to 3,882,020 shares of common stock that such stockholder may at a later date acquire from conversion of Series B Convertible Preferred Stock. In this prospectus, we refer to this person as the “Selling Securityholder”.

As of July 15, 2008, we had approximately 12,940,065 shares of common stock issued and outstanding. The number of outstanding shares of common stock does not include 57,566,346 shares which may be issued pursuant to the exercise of warrants previously issued by the Company, 40,000 shares of common stock which may be issued upon conversion of currently outstanding shares of Series A Convertible Preferred Stock, 13,333,334 shares of common stock which may be issued upon conversion of currently outstanding shares of Series B Convertible Preferred Stock, 2,777,778 shares of common stock which may be issued upon conversion of our Senior Notes, and options to purchase 5,654,250 shares of common stock under our 2005 Incentive Compensation Plan.

We will not receive any proceeds from the sale of common stock offered by the Selling Securityholder. We will not receive any proceeds in connection with the conversion of shares of Series B Convertible Preferred Stock into shares of common stock.

SUMMARY RISK FACTORS

The purchase of the securities offered by the prospectus involves a high degree of risk. See the ‘‘Risk Factors’’ section of this prospectus for a more complete discussion of these risks, including the following:

•	We have a limited operating history, making it difficult to accurately forecast our revenues and appropriately plan our expenses.

•
We have historically incurred net losses and may not be profitable in the future. For the year ended December 31, 2007, our net losses were approximately $9.9 million. For the three months ended March 31, 2008, our net losses were approximately $2.6 million. Since our inception, our accumulated deficit, as of March 31, 2008, was approximately $39.1 million.

•	Our independent registered public accountants have noted that we have suffered recurring losses from operations that raise substantial doubt about our ability to continue as a going concern.

•	We may need to raise additional capital in the future.

•	Our common stock is ‘‘penny stock’’ and may be difficult to trade.

•	A significant number of our shares are eligible for sale, and their sale could depress the market price of our stock.

RISK FACTORS

We have a limited operating history, making it difficult to accurately forecast our revenues and appropriately plan our expenses.

We began operations as Xeni Systems, when, in October, 2004, Xeni Systems acquired substantially all of the assets of MEDwerks, LLC. MEDwerks, LLC, commenced operations in 2000 and focused the majority of its capital and time developing software programs for the medical transaction system employed by us. From its inception, MEDwerks, LLC incurred substantial net losses in each fiscal year of operation. MEDwerks, LLC closed down its business operations in October, 2003, before ever launching its products and services commercially. Xeni Financial was formed in February, 2005, and currently provides its products and services only to customers of Xeni Systems. Xeni Billing was formed in March, 2005, and currently provides its products and services only to customers of Xeni Systems. MDwerks Global Holdings, Inc. was originally formed in October, 2003, for the purpose of operating a business as a provider of telecommunications products and services. In April, 2004, MDwerks Global Holdings, Inc. discontinued its telecommunications business and in December, 2004, it began to focus on developing the business of Xeni Systems. Pursuant to share exchange agreements, MDwerks Global Holdings, Inc. acquired Xeni Systems, Xeni Financial and Xeni Billing as wholly-owned subsidiaries. In November, 2005, we acquired MDwerks Global Holdings, Inc., as a wholly-owned subsidiary and we operate the businesses of MDwerks Global Holdings, Inc., and the Xeni Companies as our sole lines of business. Accordingly, we should be viewed as an entity with a very limited operating history.

Because we have had a limited operating history, it is difficult to accurately forecast our revenues and expenses. Additionally, our operations will continue to be subject to risks inherent in the establishment of a developing new business, including, among other things, efficiently deploying our capital, developing our product and services offerings, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products. Our ability to generate future revenues will be dependent on a number of factors, many of which are beyond our control, including the pricing of other services, overall demand for our products, market competition and government regulation. As with any investment in a company with a limited operating history, ownership of our securities may involve a high degree of risk and is not recommended if an investor cannot reasonably bear the risk of a total loss of his or her investment.

We have historically incurred net losses and may not be profitable in the future. In addition, we intend to continue to spend resources on maintaining and strengthening our business and this may cause our operating expenses to increase and operating results to decrease.

Our net loss attributable to common stockholders for the year ended December 31, 2007 was approximately $9.9 million. Our net loss attributable to common stockholders for the three months ended March 31, 2008 was approximately $2.6 million. Since our inception, our accumulated deficit as of March 31, 2008, was approximately $39.1 million. We expect to continue to incur additional substantial operating and net losses for the foreseeable future. The profit potential of our business model is unproven, and, to be successful, we must, among other things, develop and market products and services that would be widely accepted by potential users of such products and services at prices that will yield a profit. If our products and services cannot be commercially developed and launched, and do not achieve or sustain broad market acceptance we will not achieve sufficient revenues to continue to operate our business.

If we continue to incur losses in future periods, we may be unable to retain employees or fund investments in our systems development, sales and marketing programs, research and development and business plan. There can be no assurance that we will ever obtain sufficient revenues to exceed our cost structure, service our debt obligations and achieve profitability. If we do achieve profitability, there can be no assurance that it we may sustain or increase profitability in the future.

The report of our independent registered public accountants contains the following statement with which we concur: ‘‘The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern.’’

We may need to raise additional capital in the future and may need to initiate other operational strategies to continue our operations.

As of March 31, 2008, we had a cash balance of approximately $6.9 million. The amount of cash available to us may be insufficient for us to implement our business plan as anticipated and may require us to seek additional debt or equity financing in the future, as we may be unable to generate sufficient cash flow from our operations. As our business develops, we may need to raise capital through the incurrence of additional long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions in order to complete further investments. This could result in dilution of existing equity positions, increased interest expense, decreased net income and diminished shareholder’s value. In addition, significant capital requirements associated with such investments may impair our ability to pay dividends (although we do not anticipate paying any dividends on our common stock in the foreseeable future) or interest on indebtedness or to meet our operating needs. There can be no assurance that acceptable financing for future investments can be obtained on suitable terms, if at all.

Competition from providers of similar products and services could adversely affect our revenues and financial condition.

We compete in a rapidly evolving, highly competitive and fragmented market. We expect competition to intensify in the future. There can be no assurance that we will be able to compete effectively. We believe that the main competitive factors in the medical transactions processing, billing, payment and financing industry include effective marketing and sales, brand recognition, product quality, ease of product use, niche marketing and segmentation and value propositions. Competitive factors also include the features, functionality and cost of products and services. Many of our competitors are established, profitable and have strong attributes in many, most or all of these areas. They may be able to leverage their existing relationships to offer alternative products or services on more attractive terms or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as relatively too small or untested to be awarded business relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing. We may also have to rely on strategic partnerships for critical branding and relationship leverage, which partnerships may or may not be available or sufficient. We cannot assure that we will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in fee reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors will result in less revenue and have a material adverse effect on our business, operating results and financial condition.

If our technology is not operational and usable it could adversely affect our business.

Xeni Financial and Xeni Billing rely almost exclusively on the technology of Xeni Systems. We believe that neither Xeni Financial nor Xeni Billing can operate as a stand-alone business, but will provide products and services that are ancillary to the products and services of Xeni Systems. As a result, the success of our business proposition is materially and substantially dependent on the technology of Xeni Systems (and the availability, operability and use of such technology in whole or in part). If the technology of Xeni Systems is not usable, we will be unable to operate, as our systems are dependent upon such technology.

Our products and services were designed and built using certain key technologies and licenses from a limited number of suppliers. We will depend on these other companies for software updates, technical support and possibly for system management or for new product development. Although we believe there might be alternative suppliers for some or all of these technologies, it would take a significant period of time and money to establish relationships with alternative suppliers and substitute their technologies for technologies currently being used. The loss of any of our relationships with these suppliers could result in system shut downs and/or the inability to offer services we offer, or intend to offer, which could result in a material adverse effect on our business, operating results and financial condition.

If our systems fail, it could interrupt operations and could adversely impact us.

Our operations are dependent upon our ability to support our highly complex network infrastructure and avoid damage from fires, earthquakes, floods, hurricanes, power losses, war, terrorist attacks, telecommunications failures and similar natural or manmade events. The occurrence of a natural disaster, intentional or unintentional human error or action, or other unanticipated problem could cause interruptions in the services that we provide. Additionally, the failure of our third-party backbone providers to provide the data communications capacity that we require, as a result of natural disaster, operational disruption or any other reason could cause interruptions in the services that we provide. Any damage or failure that causes interruptions in our operations could result in loss of revenues from clients, loss of clients, monetary damage, or increased costs of operations, any or all of which could have a material adverse effect on our business, operating results and financial condition.

If we do not protect our proprietary technology and intellectual property rights against infringement or misappropriation and defend against third parties assertions that we have infringed on their intellectual property rights, we may lose our competitive advantage, which could impair our ability to grow our revenues.

A United States patent application regarding certain aspects of our systems was filed by our predecessor, MEDwerks, LLC, on April 15, 2002. On November 15, 2007, the US Patent Office issued an office action indicating that it will not allow a patent based upon our current claims. Our patent counsel, DLA Piper US LLP, is in the process of modifying our patent application based upon the US Patent Office’s action and will submit a response to the office action. If the response from the US Patent Office to our modified application and our response is unfavorable or only partially successful, the process may be extended up to 3 years and we could incur substantial expenses in prosecuting the patent. We plan to undertake prosecution of the patent filing to its conclusion, if practical and economical.

There is no assurance that the patent application will be successfully completed and if completed, there can be no assurance that the patent will afford meaningful protection of our intellectual property rights. Despite efforts to protect our intellectual property rights, unauthorized parties may attempt to copy aspects of our systems or our source code to software or to obtain or use information that is proprietary. The scope of any intellectual property rights that we have is uncertain and is not sufficient to prevent infringement claims against us or claims that we have violated the intellectual property rights of third parties. While we know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and we have not made an exhaustive search of all patent filings. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. We may not have the financial resources to prosecute any infringement claims that we may have or defend against any infringement claims that are brought against us, or choose to defend such claims. Even if we do, defending or prosecuting our intellectual property rights will divert valuable working capital and management’s attention from business and operational issues.

If we are unable to retain key personnel it will have an adverse effect on our business. We do not maintain ‘‘key man’’ life insurance policies on our key personnel.

Our operations have been and will continue be dependent on the efforts of Mr. Howard Katz, our Chief Executive Officer and Mr. Vincent Colangelo, our Chief Financial Officer and Corporate Secretary. The commercialization of our products and the development of improvements to our products and systems, as well as the development of new products is dependent on retaining the services of certain technical personnel who were involved in the development of MDwerks’ products and services. The loss of key management, the inability to secure or retain such key legacy personnel with unique knowledge of our products and services and the technology and programming employed as part of our products and services, the failure to transfer knowledge from legacy personnel to current personnel, or an inability to attract and retain sufficient numbers of other qualified management personnel would adversely delay and affect our business, products and services and could have a material adverse effect on our business, operating results and financial condition.

We do not have ‘‘key man’’ life insurance policies for Mr. Katz or Mr. Colangelo. Even if we were to obtain ‘‘key man’’ insurance for Mr. Katz or Mr. Colangelo, of which there can be no assurance, the amount of such policies may not be sufficient to cover losses experienced by us as a result of the loss of Mr. Katz or Mr. Colangelo.

If we fail to attract skilled personnel it could adversely affect our business.

Our future success depends, in large part, on our ability to attract and retain highly skilled personnel. If we are unable to attract or retain qualified personnel in the future or there are any delays in hiring required personnel, particularly technical, sales, marketing and financial personnel, it could materially adversely affect our business, operating results and financial condition.

We will need to expand our sales operations and marketing operations in order to increase market awareness of our products and generate revenues. New sales personnel and marketing personnel will require training and it will take time to achieve full productivity. Competition for such personnel is intense. We cannot be certain that we will successfully attract and retain additional qualified personnel.

The use of independent sales representatives or distributors will subject us to certain risks.

We presently generate revenue from the efforts of independent sales representatives and we expect to generate a substantial portion of our revenue from independent sales representatives or distributors. Such representatives and distributors may not be required to meet sales quotas and our ability to manage independent sales representatives or distributors to performance standards is unknown. Failure to generate revenue from these sales representatives or distributors would have a negative impact on our business.

Our business may subject us to risks related to nationwide or international operations.

If we offer our products and services on a national, or even international, basis, distribution would be subject to a variety of associated risks, any of which could seriously harm our business, financial condition and results of operations.

These risks include:

•	greater difficulty in collecting accounts receivable;

•	satisfying import or export licensing and product certification requirements;

•	taxes, tariffs, duties, price controls or other restrictions on out-of-state companies, foreign currencies or trade barriers imposed by states or foreign countries;

•	potential adverse tax consequences, including restrictions on repatriation of earnings;

•	fluctuations in currency exchange rates;

•	seasonal reductions in business activity in some parts of the country or the world;

•	unexpected changes in local, state, federal or international regulatory requirements;

•	burdens of complying with a wide variety of state and foreign laws;

•	difficulties and costs of staffing and managing national and foreign operations;

•	different regulatory and political climates and/or political instability;

•	the impact of economic recessions in and outside of the United States; and

•	limited ability to enforce agreements, intellectual property and other rights in foreign territories.

We are subject to substantial government regulation which may adversely affect the way we conduct our business and the costs of conducting our business.

The healthcare industry is highly regulated and is subject to changing political, economic and regulatory influences. Federal and state legislatures have periodically considered programs to reform or modify the United States healthcare system at both the federal and state level and to change healthcare financing and reimbursement systems, such as the Balanced Budget Act of 1997 and the Medicare Modernization Act of 2003. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare industry participants operate. Current or future government regulations or healthcare reform measures may affect our business. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our products and services.

Our medical billing, financing and collection activities are governed by numerous federal and state civil and criminal laws. Federal and state regulators use these laws to investigate healthcare providers and companies that provide lending, billing and collection services. In connection with these laws, we may be subjected to federal or state government investigations and possible penalties may be imposed, false claims actions may have to be defended, private payers may file claims against us, and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Some of these laws may carry strict liability provisions that impose responsibilities and liabilities on us without any wrongdoing or negligence on our part.

We may become the subject of false claims litigation or additional investigations relating to our lending, billing and collection activities, even when simply passing on claims originating from and edited by third parties for content. Any such proceeding or investigation could have a material adverse effect on our business, operating results and financial condition.

Under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, final rules were published regarding standards for electronic transactions as well as standards for privacy and security of individually identifiable health information. The HIPAA rules set new or higher standards for the healthcare industry in handling healthcare transactions and information, with penalties for noncompliance. We have incurred and we will continue to incur costs to comply with these rules. Compliance with these rules may prove to be more costly than we currently anticipate. Failure to comply with such rules may have a material adverse effect on our business and may subject us to civil and criminal penalties as well as loss of customers.

We will rely upon third parties to provide data elements to process electronic medical claims in a HIPAA-compliant format. While we believe we will be fully and properly prepared to process electronic medical claims in a HIPAA-compliant format, there can be no assurance that third parties, including healthcare providers and payers, will likewise be prepared to supply all the data elements required to process electronic medical claims and make electronic remittance under HIPAA’s standards. We have made and expect to continue to make investments in product enhancements to support customer operations that are regulated by HIPAA. Responding to HIPAA’s impact may require us to make investments in new products or charge higher prices.

HIPAA, in part, governs the collection, use, storage and disclosure of health information for the purpose of safeguarding the privacy and security of such information. Persons who believe health information has been misused or disclosed improperly may file complaints against offending parties, which may lead to investigation and potential civil and criminal penalties from Federal or state governments.

The passage of HIPAA is part of a wider healthcare reform initiative. We expect that the debate on healthcare reform will continue. We also expect that the federal government as well as state governments will pass laws and issue regulations addressing healthcare issues and reimbursement of healthcare providers. We cannot predict whether the governmental-bodies regulators will enact new legislation and regulations, and, if enacted, whether such new developments will have an adverse affect our business, operating results or financial condition.

The Gramm-Leach-Bliley Act may govern our lending practices as related to safeguarding personal customer information.

Many healthcare providers who are potential clients may have existing systems that do not generate electronic files in a HIPAA-compliant format, which will limit the amount of services we can provide to and the amount of revenues that can be generated from such healthcare providers.

Many healthcare providers have practice management systems that do not have electronic interfaces that produce a HIPAA-compliant form. If the interface does not exist, they must purchase a new system from a third party, which may be expensive and an undesirable business proposition for such healthcare providers. If claims cannot be submitted electronically, the claims data must be manually entered into our system, which can be time consuming and duplicative of work already done by a healthcare provider. Manually entering the data also subjects claims to greater risk of human error in the data entry process. While we believe we can provide solutions to healthcare providers to enable them to establish electronic interfaces to submit claims electronically in a HIPAA-compliant manner, there can be no assurance healthcare providers will be willing to implement the solutions that we propose. If healthcare providers can not supply electronic medical claims and such claims are processed manually rather than electronically, services that we can provide will be greatly limited and our ability to generate revenues from such providers will be curtailed, which could result in a material adverse affect on our business, operating results or financial condition.

We may make errors in processing information provided by our clients and, as a result, we may suffer losses.

We will receive detailed information provided by clients. Even if clients provide full and accurate disclosure of all material information to be submitted as part of a claim for payment, such information may be misinterpreted or incorrectly analyzed. Mistakes by our systems or personnel may cause us to incur liability to our clients in connection with such mistakes.

Solutions and services that we offer may subject us to product liability claims.

Solutions that we sell may fail to perform in a variety of ways, and services that we provide may not meet customer expectations, including shipping a product which is either late, does not meet customer requirements or expectations, or is lost, damaged, stolen or corrupted, or which faces frequent Internet service interruptions, which take it off-line. Such problems would seriously harm our credibility, market acceptance of our products and the value of our brands. In addition, such problems may result in liability for damages arising out of product liability of our products and services. The occurrence of some of these types of problems may seriously harm our business, operating results and financial condition.

Our systems are subject to certain security risks which can adversely affect our operations.

Despite the implementation of security measures, our systems may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Companies have experienced, and may experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized access could also potentially jeopardize the security of customers’ and our confidential information stored in our computer systems, which may result in liability to customers and also may deter potential customers from using our products and services. Although we intend to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures that we implement will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers, such interruptions, delays or cessation of services may result in a loss of customers or subject us to potential liability for actions out of such interruptions, delays or cessation of services.

If we fail to enter into a banking relationship to offer our lending services it will limit our ability to provide funding services and it will adversely affect our business.

We will need to enter into agreements with financial institutions to enable us to offer sufficient funds for the lending services that we plan to offer customers. The lending services that we will offer will allow customers to utilize receivables to receive advance funding from such financial institutions through us. To date, we do not have any such agreement with any financial institution. There can be no assurance that we will be able to enter into such an agreement with a financial institution. If we fail to enter into such an agreement with a financial institution we may not generate sufficient funds to offer our lending services in a meaningful fashion, which could result in a material adverse effect on our business, operating results and financial condition.

If we fail to recover the value of amounts that we lend to healthcare providers or the value of claims we purchase from healthcare providers, it will adversely affect our business.

With respect to loans made by us to providers or claims purchased from providers, we expect to experience charge offs in the future. A charge off occurs when all or part of the principal of a particular loan is no longer recoverable and will not be repaid or when all or part of a purchased claim proves unrecoverable. If we were to experience material losses on our loan portfolio or our portfolio of purchased claims, it would have a material adverse effect on our ability to fund our business, and to the extent the losses exceed our provision for loan losses, it could have a material adverse effect on our revenues, net income and assets.

Other commercial finance companies have experienced charge offs. In addition, like other commercial finance companies, we may experience missed and late payments, failures by clients to comply with operational and financial covenants in their loan agreements and client performance below that which it expected when we originated the loan. Any of the events described in the preceding sentence may be an indication that our risk of loss with respect to a particular loan or purchased claim has materially increased.

We intend to make loans to privately owned small and medium-sized companies, which present a greater risk of loss than larger companies.

Our loan portfolio will consist primarily of commercial loans to small and medium-sized, privately owned medical practices, and to vendors and suppliers, such as diagnostic companies. Compared to larger, publicly-owned firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand or compete. These financial challenges may make it difficult for clients to make scheduled payments of interest or principal on loans. Accordingly, advances made to these types of clients entail higher risks than advances made to companies that are able to access traditional credit sources.

Numerous factors may affect a client’s ability to make scheduled payments on its loan, including the failure to meet its business plan or a downturn in its industry. In part because of their smaller size, our clients may:

•	experience significant variations in operating results;

•
depend on the management talents and efforts of a single individual or a small group of persons for their success, the death, disability or resignation of whom could materially harm the client’s financial condition or prospects;

•	have less skilled or experienced management personnel than larger companies; or

•	could be adversely affected by policy or regulatory changes and changes in reimbursement policies of insurance companies.

Accordingly, any of these factors could impair a client’s cash flow or result in other events, such as bankruptcy, which could limit that client’s ability to repay its obligations to us, and may lead to losses in our loan portfolio and a decrease in our revenues, net income and assets and result in a material adverse effect on our business, operating results and financial condition.

Additional risks may arise in our purchased claims business.

We are subject to business-related risks specific to the purchase of claims. The claims we may purchase include medical claims for the treatment of workers’ compensation-related injuries or diseases or reimbursement of benefits involving private industry health and pension plans governed by the Employee Retirement Income Security Act of 1974 (“ERISA”). Our collections under purchased claims may be insufficient to recover our costs of investment (including the initial purchase price of the claims and any interest or other carrying costs while we await payment of such claims) and in related support operations. We purchase claims generated by healthcare providers. These claims typically are obligations that an insurance payer is obligated to adjudicate for payment or has failed to reimburse. The claims may be purchased directly from a provider or from a vendor or supplier of workers’ compensation prescription medication or durable medical equipment.

Many of the purchased claims consist of claims purchased at inception or account balances under claims that the provider, vendor or supplier already has attempted to collect. We purchase claims at a significant discount to face value. Although we estimate that our recoveries will exceed the amount paid for the purchased claims, actual recoveries will vary and may be less than the amount expected, and may even be less than the purchase price initially paid for such claims. In addition, the timing or amounts to be collected on those purchased claims cannot be assured. If cash flows from our purchased claims operations are less than anticipated as a result of our inability to collect purchased claims in whole or in part, or if the costs of collection or the interest costs of financing the purchase and carrying of purchased claims exceed expected levels, we may have difficulty servicing our debt obligations and may not be able to purchase new claims, and our future growth and profitability would be materially adversely affected. There can be no assurance that our operating performance will be sufficient to service our debt or finance the purchase of new purchased claims.

Our lack of operating history makes it difficult to accurately judge the credit performance of our loan portfolio or our portfolio of purchased claims and, as a result, increases the risk that the allowance for loan losses or purchased claims losses may prove inadequate.

Our lending services depend on the creditworthiness of our clients. While we will conduct general due diligence and a general review of the creditworthiness of each of our clients, this review requires the application of significant judgment by our management, which judgment may not be correct. Similarly, our claims purchasing activities depend on the creditworthiness of the account debtors with respect to the claims we purchase. This review requires the application of significant judgment by our management which judgment may not be correct.

We will maintain an allowance for loan losses and an allowance for purchased claim losses on our consolidated financial statements in an amount that reflects our judgment concerning the potential for losses inherent in our loan portfolio and our purchased claims portfolio. Because we have not yet recorded any loan charge-offs or purchased claims charge-offs, our reserve rate was developed independent of the historical performance of our loan portfolio and our purchased claims portfolio. Because our lack of operating history and the relative lack of seasoning of our portfolio make it difficult to judge the credit performance of our portfolio, there can be no assurance that the estimates and judgment with respect to the appropriateness of our allowance for losses are accurate. Our allowance may not be adequate to cover credit losses in our portfolio as a result of unanticipated adverse changes in the economy or events adversely affecting specific clients, industries or markets. If our allowance for losses is not adequate, our net income will suffer, and our financial performance and condition could be significantly impaired.

We may not have all of the material information relating to a potential client at the time that we make a credit decision with respect to that potential client, or at the time we advance funds to the client, which may subject us to a greater risk of loss on loans that we make.

We may suffer losses on loans or make advances that we would not have made if we had all of the material information about clients.

There is generally no publicly available information about the privately owned companies to which we will typically lend. Therefore, we must rely on our clients and the due diligence efforts of our employees to obtain the information that we will consider when making credit decisions. To some extent, our employees depend and rely upon the management of these companies to provide full and accurate disclosure of material information concerning their business, financial condition and prospects. If our employees do not have access to all of the material information about a particular client’s business, financial condition and prospects, or if a client’s accounting records are poorly maintained or organized, we may not make a fully informed credit decision which may lead, ultimately, to a failure or inability to recover the loan in its entirety.

We may not have all of the material information relating to an account debtor with respect to a potential purchased claim at the time that we make a credit decision with respect to such potential purchased claim, or at the time we actually acquire the claim, which may subject us to a greater risk of loss on claims that we purchase.

We may suffer losses on purchased claims or we may acquire claims that we otherwise would not have acquired if we had all of the material information about the underlying account debtors.

There is generally no publicly available information about the privately owned companies from which we typically purchase claims. Therefore, we must rely on our clients and the due diligence efforts of our employees to obtain the information that we will consider when making purchase decisions. To some extent, our employees depend and rely upon the management of these companies to provide full and accurate disclosure of material information concerning their business, financial condition and prospects. If our employees do not have access to all of the material information about a particular client’s business, financial condition and prospects, or if a client’s accounting records are poorly maintained or organized, we may not make a fully informed purchase decision which may lead, ultimately, to a failure or inability to recover the value of the purchased claim.

We may make errors in evaluating accurate information reported by our clients and, as a result, we may suffer losses on loans or advances that we would not have made if we had properly evaluated the information.

We intend to make loans primarily secured by claims receivable and not based on detailed financial information provided to us by our clients or personal creditworthiness or personal credit guarantees. Even if clients provide us with full and accurate disclosure of all material information concerning their businesses, and even if we require personal credit guarantees from our clients, we may misinterpret or incorrectly analyze credit performance related information. Mistakes by our staff may cause us to make loans that we otherwise would not have made, to fund advances that we otherwise would not have funded or result in losses on one or more existing loans.

We may make errors in evaluating accurate information reported by sellers of claims that we acquire and, as a result, we may suffer losses on claims that we would not have purchased if we had properly evaluated the information.

We intend to purchase claims not necessarily based on detailed financial information provided to us by sellers of claims or personal creditworthiness or personal credit guarantees. Even if sellers of claims provide us with full and accurate disclosure of all material information concerning the claims available for purchase, and even if we require personal credit guarantees from our clients, we may misinterpret or incorrectly analyze credit performance related information. Mistakes by our staff may cause us to acquire claims that we otherwise would not have purchased or result in losses on one or more existing purchased claims.

A client’s or seller’s fraud could cause us to suffer losses.

A client or seller could defraud us by, among other things:

•
directing the proceeds of collections of its accounts receivable to bank accounts other than established lockboxes or re-directing elsewhere governmental account sweeps that are supposed to go from client bank accounts to our lockboxes;

•	creating and submitting false, inaccurate or misleading medical claims;

•	selling false, inaccurate or misleading medical claims;

•	failing to accurately record accounts receivable aging;

•	overstating or falsifying records creating or showing accounts receivable; or

•	providing inaccurate reporting of other financial information.

The failure of a client or seller of claims to accurately create and submit claims or report its financial position, compliance with loan covenants or eligibility for additional borrowings could result in the loss of some or the entire principal of a particular loan or loans, or claim or claims, as the case may be, including, in the case of revolving loans, amounts we may not have advanced had we possessed complete and accurate information and in the case of purchased claims, claims we may not have acquired had we possessed complete and accurate information.

Our concentration of loans to a limited number of borrowers within a particular industry, such as the healthcare industry, and our concentration of purchased claims within a particular industry, such as the healthcare industry, could impair our revenues, if the industry were to experience economic difficulties.

Defaults by our clients or by account debtors with respect to claims we purchase may be correlated with economic conditions affecting particular industries. As a result, if the healthcare industry were to experience economic difficulties, the overall timing and amount of collections on our loans to clients or on our purchased claims portfolio may differ from what we expected and result in material harm to our revenues, net income and assets.

The dependence by our clients on reimbursement revenues could cause us to suffer losses in several instances:

•
If clients fail to comply with operational covenants and other regulations imposed by these programs, they may lose their eligibility to continue to receive reimbursements under the program or incur monetary penalties, either of which could result in the client’s inability to make scheduled payments.

•
If reimbursement rates do not keep pace with increasing costs of services to eligible recipients, or funding levels decrease as a result of increasing pressures from carriers to control healthcare costs, clients may not be able to generate adequate revenues to satisfy their obligations.

•
If a healthcare client were to default on its loan, we may be unable to invoke our rights to pledged receivables directly as the law prohibits the initial payment of amounts owed to healthcare providers under the Medicare and Medicaid programs to be directed to any entity other than the actual providers. Consequently, a court order would be needed to enforce collection directly against these governmental payers or re-direction of accounts, set-offs or other disposition of payments received by providers on government claims that have not been forwarded to the lockbox. There is no assurance that we would be successful in obtaining this type of court order.

•
In addition, our purchased claims portfolio is dependent on reimbursement revenues. If we fail to comply with operational covenants and other regulations imposed by these programs, we may lose eligibility to continue to receive reimbursements under the program or incur monetary penalties, either of which could adversely affect our revenues, net income and assets.

We may be unable to recognize or act upon an operational or financial problem with a client in a timely fashion so as to prevent a loss of our loan to that client.

Our clients may experience operational or financial problems that, if not timely addressed by us, could result in a substantial impairment or loss of the value of the loan to the client. We may fail to identify problems, because our client did not report them in a timely manner or, even if the client did report the problem, we may fail to address it quickly enough, adequately enough or at all. As a result, we could suffer loan losses, which could have a material adverse effect on our revenues, net income and results of operations.

The collateral securing a loan may not be sufficient to protect us from a partial or complete loss if the loan becomes non-performing, and we are required to foreclose.

While most of our loans will be secured by a lien on specified collateral of the client, there is no assurance that the collateral securing any particular loan will protect us from suffering a partial or complete loss if the loan becomes non-performing and we move to foreclose on the collateral. The collateral securing our loans is subject to inherent risks that may limit our ability to recover the principal of a non-performing loan. Risks that may affect the value of accounts receivable in which we may take a security interest include, among other things, the following:

•	problems with the client’s underlying agreements with insurance carriers, which result in greater than anticipated, disputed accounts;

•	unrecorded liabilities;

•	the disruption or bankruptcy of key obligor who is responsible for material amounts of the accounts receivable;

•	the client misrepresents, or does not keep adequate records of, claims or important information concerning the amounts and aging of its accounts receivable; or

•
the client’s government claims that are being sent to a client controlled account and then ‘‘swept’’ (directed) to a lockbox are stopped by client from being swept or are re-directed by client, which may require judicial action or relief.

Any one or more of the preceding factors could materially impair our ability to recover principal in a foreclosure on the related loan.

Our advance funding loans are not fully covered by the value of tangible assets or collateral of the client and, consequently, if any of these loans becomes non-performing, we could suffer a loss of some or all of our value in the loan.

The risks inherent in advance lending based upon receivables include, among other things, the following:

•	reduced use of or demand for the client’s services and, thus, reduced cash flow of the client to service the loan as well as reduced value of the client as a going concern;

•	poor accounting systems of the client, which adversely affect the ability to accurately predict the client’s cash flows;

•	economic downturns, political events, regulatory changes, litigation or acts of terrorism that affect the client’s business, financial condition and prospects; and

•	poor management performance.

Errors by or dishonesty of our employees could result in loan losses.

We will rely heavily on the performance and integrity of our employees in making initial credit decisions with respect to loans and in servicing the loans after they have closed. Because there is generally little or no publicly available information about the clients to whom we will lend, we cannot independently confirm or verify the information employees provide for use in making credit and funding decisions. Errors by employees in assembling, analyzing or recording information concerning clients could cause us to originate loans or fund subsequent advances that we would not otherwise originate or fund. This could result in losses. Losses could also arise if any employees were dishonest. A dishonest employee could collude with clients to misrepresent the creditworthiness of a prospective client or to provide inaccurate reports regarding the client’s compliance with the covenants in its loan agreement. If, based on an employee’s dishonesty, we made a loan to a client that was not creditworthy or failed to exercise our rights under a loan agreement against a client that was not in compliance with covenants in the agreement, we could lose some or the entire principal of the loan. Further, if we determine to pursue remedies against a dishonest employee, the costs of pursuing such remedies could be substantial and there can be no assurance that we will be able to obtain an adequate remedy against a dishonest employee to offset losses caused by such employee.

If interest rates rise, some of our existing clients may be unable to service interest on their loans.

Virtually all of our loans will bear interest at floating interest rates. To the extent interest rates increase, monthly interest obligations owed by clients will also increase. Some clients may not be able to make the increased interest payments, resulting in defaults on their loans.

Loans could be subject to equitable subordination by a court and thereby increase the risk of loss with respect to such loans.

Courts have, in some cases, applied the doctrine of equitable subordination to subordinate the claim of a lending institution against a borrower to claims of other creditors of the borrower, when the lending institution is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lending institution or its affiliates are found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in a client. Payments on one or more of our loans, particularly a loan to a client in which we also hold equity interests, may be subject to claims of equitable subordination. If, when challenged, these factors were deemed to give us the ability to control or otherwise exercise influence over the business and affairs of one or more of its clients, this control or influence could constitute grounds for equitable subordination. This means that a court may treat one or more of our loans as if it were common equity in the client. In that case, if the client were to liquidate, we would be entitled to repayment of its loan on an equal basis with other holders of the client’s common equity only after all of the client’s obligations relating to its debt and preferred securities had been satisfied. One or more successful claims of equitable subordination against us could have a material adverse effect on our business, operating results and financial condition.

We may incur lender liability as a result of our lending activities.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed ‘‘lender liability.’’ Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We may be subject to allegations of lender liability. There can be no assurance that these claims will not arise or that we will not be subject to significant liability if a claim of this type did arise. Such liability could result in a material adverse effect on our business, operating results and financial condition.

Our lending and claims purchasing activities, as well as our claims management solutions, are subject to additional governmental regulations, and future regulations may make it more difficult for us to operate on a profitable basis.

Our healthcare advance lending and claims purchasing business, as well as our claims management solutions, are subject to numerous federal and state laws and regulations, which, among other things, may (i) require us to obtain and maintain certain licenses and qualifications, (ii) limit the interest rates, fees and other charges that we are permitted to collect, (iii) limit or prescribe certain other terms of our financed receivables arrangements with clients, and (iv) subject us to certain claims, defenses and rights of offset, or (v) change the way we process, send, secure, format, receive or otherwise use or interact with claims information or data. Although we believe that our current business plan is in compliance with statutes and regulations applicable to our business, there can be no assurance that we will be able to maintain such compliance without incurring significant expense. The failure to comply with such statutes and regulations could have a material adverse effect upon us. Furthermore, the adoption of additional statutes and regulations, changes in the interpretation and enforcement of current statutes and regulations, or the expansion of the business into jurisdictions that have adopted more stringent regulatory requirements than those in which we currently conduct business could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental provider payment programs (‘‘Government Programs’’) will not have an adverse effect on us or that payments under Government Programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. Concern about the potential effects of the proposed reform measures has contributed to the volatility of prices of securities of companies in healthcare and related industries, and may similarly affect the price of our securities in the future.

In addition, certain private reform efforts have been instituted throughout the healthcare industry, including the capitation of certain healthcare expenditures. Capitation is the pre-payment of certain healthcare costs by third-party payers (typically health maintenance organizations and other managed healthcare concerns), based upon a predetermined monthly fee for the aggregate patient lives under any given healthcare provider’s care. The healthcare provider then provides healthcare to such patients when and as needed, and assumes the risk that its prepayments will cover its costs and provide a profit for all of such services rendered. Since capitation essentially reduces or eliminates clients’ need for claims management solutions and/or accounts receivable that are the primary source of payment for our financed receivables, capitation could materially adversely affect our business, operating results and financial condition.

We have not paid dividends and do not expect to do so in the future.

We have not paid any cash dividends on our common stock. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from operations will be used to finance our growth and that dividends will not be paid to holders of common stock.

Our certificate of incorporation, bylaws and state law contains provisions that preserve current management.

Provisions of state law, our articles of incorporation and by-laws may discourage, delay or prevent a change in our management team that stockholders may consider favorable. These provisions include:

•	authorizing the issuance of ‘‘blank check’’ preferred stock without any need for action by stockholders;

•	eliminating the ability of stockholders to call special meetings of stockholders;

•	permitting stockholder action by written consent; and

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

These provisions could allow our Board of Directors to affect the investor’s rights as a stockholder since the Board of Directors can make it more difficult for preferred stockholders or common stockholders to replace members of the Board. Because the Board of Directors is responsible for appointing the members of the management team, these provisions could in turn affect any attempt to replace the current or future management team.

Our Common Stock is considered ‘‘penny stock’’ and may be difficult to trade.

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, subject to ‘‘penny stock’’ rules pursuant to Section 15(g) of the Exchange Act. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently only quoted on the OTCBB, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of our shares are eligible for sale, and their sale could depress the market price of our stock.

Sales of a significant number of shares of our common stock in the public market pursuant to our registration statement, which became effective on December 7, 2006, could harm the market price of our common stock. As additional shares of common stock may be sold in the public market, the supply of common stock will increase, which could decrease its price. Additionally, some or all of our shares of common stock may be offered from time to time in the open market pursuant to Rule 144 (“Rule 144”) under the Securities Act of 1933 (as amended, the “Securities Act”), and these sales may have a depressive effect on the market for shares of common stock.

There is no public market for our Common Stock other than OTCBB.

There is no public market for our common stock other than the market that exists in the common stock of the Company on the OTC Bulletin Board market (‘‘OTCBB’’). There can be no assurance that any other trading market will develop in the common stock of the Company, or that the OTCBB market trading will be sustained.

Until November, 2005, we were a public shell company. There are certain risks associated with transactions with public shell companies generally, including increased SEC scrutiny and regulation and lack of analyst coverage of the Company.

In November, 2005, we succeeded to the business of MDwerks Global Holdings, Inc. and the Xeni Companies pursuant to a merger of a wholly owned subsidiary of ours into MDwerks Global Holdings, Inc. (the ‘‘Merger’’). As a result of the Merger, MDwerks Global Holdings, Inc. became our wholly owned subsidiary and we began to operate its business and the businesses of the Xeni Companies as our sole line of business. Until such time, the Company was and had been effectively a public shell company with no material assets or operations whose only value was that it maintained current filings with the SEC and a class of securities that was offered for sale pursuant to the OTCBB. The Merger provided an immediate benefit for the then existing stockholders of the Company that might not have been readily available, or available at all, to other stockholders who either acquired their shares of stock in connection with the purchase of securities in the offering that closed at the time of the Merger, or otherwise.

Substantial additional risks are associated with a public shell merger transaction such as absence of accurate or adequate public information concerning the public shell; undisclosed liabilities; improper accounting; claims or litigation from former officers, directors, employees or stockholders; contractual obligations; regulatory requirements and others. Although management performed due diligence on the Company, there can be no assurance that such risks do not occur. The occurrence of any such risk could materially adversely affect the Company’s results of operations, financial condition and stock price. In addition, the cost of operations of the Company has increased as a result of the Merger due to legal, regulatory, and accounting requirements imposed upon a company with a class of registered securities and based upon the acquisition by the Company of an operating company.

Additional risks may exist since the Merger involved a ‘‘reverse merger’’ or ‘‘reverse public offering.’’ Security analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the common stock. No assurance can be given that brokerage firms will want to conduct any secondary public offerings on behalf of the Company in the future.

There has been a limited active public market for the Common Stock, and prospective investors may not be able to resell their shares at or above the price at which they purchase shares of common stock, if at all.

Shares of our common are traded on the OTCBB. We plan on seeking to retain the OTCBB status of the Company so that the registered securities of the Company will have the benefit of a trading market, but will likely be traded only in the OTCBB market for the foreseeable future, although listing on a national exchange such as the American Stock Exchange, or NASDAQ Small Cap market may be sought, but is not assured. There is no guarantee that if such listing is pursued the Company will meet the listing requirements or that such efforts to list the Company’s common stock on any national or regional exchange or the NASDAQ Small Cap market will be successful, or if successful, will be maintained, including but not limited to requirements associated with maintenance of a minimum net worth, minimum stock price and ability to establish a sufficient number of market makers. As a result, the reported prices for the Company’s securities may be: (i) arbitrarily determined, as a result of the valuation ascribed to the shares in transactions by the Company and adopted for purposes of securities offerings; and (ii) the result of market forces, and as such reported prices may not necessarily indicate the value of the traded shares or of the Company. Furthermore, there has been a limited to no public market for our common stock. An active public market for our common stock may not develop or be sustained. The offering price of the securities offered in this offering is not indicative of future market prices.

The market price of our securities may fluctuate significantly in response to factors, some of which will be beyond our control, such as the announcement of new products or product enhancements by the Company or its competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in our competitors’ results of operations; changes in earnings estimates or recommendations by securities analysts; developments in our industry; and general market conditions and other factors, including factors unrelated to our operations.

The stock market in general may experience extreme price and volume fluctuations. In particular, market prices of securities of technology companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Market fluctuations could result in extreme volatility in the price of the common stock, which could cause a decline in the value of the common stock. Prospective investors should also be aware that price volatility might be exacerbated if the trading volume of the common stock is low.

There are additional costs of being a public company and those costs may be significant.

We are a publicly traded company, and, accordingly, subject to the information and reporting requirements of the United States securities laws. The United States securities laws require, among other things, review, audit and public reporting of the Company’s financial results, business activities and other matters. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders, which we estimate will be approximately $250,000 per year, will cause our expenses to be higher than they would be if we were privately-held. In addition, the Company incurred estimated expenses of approximately $100,000 in connection with the preparation of the registration statement and related documents with respect to the registration of the common stock required to be registered pursuant to the Company’s undertaking to file a registration statement as described herein. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional consultants and professionals. Failure by the Company to comply with the federal or state securities laws could result in private or governmental legal action against the Company and/or its officers and directors, which could have a detrimental effect on the business and finances of the Company, the value of the Company’s stock and the ability of stockholders to resell their stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains ‘‘forward-looking statements’’ that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

•	adverse economic conditions;

•	inability to raise sufficient additional capital to implement our business plan;

•	intense competition, from providers of services similar to those offered by us;

•	unexpected costs and operating deficits, and lower than expected sales and revenues;

•	adverse results of any legal proceedings;

•	inability to satisfy government and commercial customers using our technology;

•	the volatility of our operating results and financial condition;

•	inability to attract or retain qualified senior management personnel, including sales and marketing, and technology personnel; and

•	other specific risks that may be alluded to in this prospectus.

All statements, other than statements of historical facts, included in this prospectus regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this prospectus, the words ‘‘will,’’ ‘‘may,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘project,’’ ‘‘plan’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this prospectus are reasonable, no one can assure investors that these plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from expectations expressed herein are described under ‘‘Risk Factors’’ and elsewhere in this prospectus. These cautionary statements and risk factors qualify all forward-looking statements attributable to information provided in this prospectus and on behalf of us or persons acting on our behalf.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See ‘‘Risk Factors’’ for a more detailed discussion of uncertainties and risks that may have an impact on future results.

USE OF PROCEEDS

The Selling Securityholder will receive all of the proceeds from the sale of the shares of our common stock offered for sale by it under this prospectus. We will not receive any proceeds from the resale of shares of our common stock by the Selling Securityholder covered by this prospectus or from the conversion of the Series B Convertible Preferred Stock.

MARKET FOR OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since November 16, 2005, under the symbol MDWK.OB. Prior to that date, there was no active market for our common stock. As of June 13, 2008, there were approximately 330 holders of record of our common stock.

The following table sets forth the high and low sales prices for our common stock for the periods indicated as reported by the OTC Bulletin Board.
	High	Low
Fiscal Year 2006
First Quarter	$4.25	$2.40
Second Quarter	5.00	2.45
Third Quarter	4.25	2.60
Fourth Quarter	3.60	1.16

Fiscal Year 2007
First Quarter	$1.50	$0.47
Second Quarter	1.30	0.35
Third Quarter	1.55	0.60
Fourth Quarter	0.74	0.35

Fiscal Year 2008
First Quarter	$1.20	$0.38
Second Quarter	0.85	0.47
Third Quarter (through July 15, 2008)	0.65	0.47

The last reported price for our Common Stock on the OTC Bulletin Board on July 15, 2008, was $0.55 per share.

The prices reported on the OTC Bulletin Board as high and low sales prices vary from inter-dealer bids which state inter-dealer quotations. Such inter-dealer bids (and reported high and low sales prices) do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

We have not declared or paid any dividends on our common stock and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business. The holders of our common stock are entitled to dividends when and if declared by our Board from legally available funds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We offer a comprehensive technology-based selection of electronic medical claims processing, funding and collection solutions to the healthcare provider industry through an Internet Web browser. Our services help doctors, hospital based practices, and other healthcare providers and their vendors to significantly improve daily insurance claims transaction administration and management.

Our Xeni Medical CLAIMwerks™ solutions can provide actual contract based, insurance company comparable screening and analysis of medical claims directly from a client’s practice management system, so that deficiencies and errors can be corrected before they are submitted to insurance companies for electronic payment. Further, the matching, settlement and posting of private insurance company claims payments is electronically performed for clients, minimizing the bookkeeping and investigation necessary to determine payment status and collection actions.

Since the system has the capability of analyzing value and risk of claims payment, clients may also qualify for pre-approved revolving line of credit advances on claims processed by our Xeni Finance FUNDwerks™ solution. FUNDwerks™ can electronically manage loans, loan repayments and the movement of funds through linked bank accounts administered by us for banks or finance companies; clients can receive electronic advance funding on claims they select within five business days on favorable terms.

Additionally, clients may choose to complete the claims management cycle by subscribing to the Xeni Billing’s BILLwerks™ services, which can include patient billing and collections and/or managing third-party appeals on the provider’s behalf.

There is no major hardware or software investment required to use the Company’s Web-based systems. All transactions are designed to comply with HIPAA.

We offer our services to physician and clinical service group practices, hospitals, rehabilitation centers, nursing homes and certain related practice vendors, by using internal and external resources. Internal resources consist mainly of specialized sales executives with industry knowledge and/or a portfolio of contacts. External resources consist primarily of independent sales representatives as well as channel associates such as vendors of practice management systems and medical industry specific sales groups such as office management consultants. These sales resources can leverage an existing customer base and existing contacts. Our marketing is based on prioritizing potential subscribers by size, location and density, need for our products and services and distribution opportunities. Accordingly, we are focusing our initial marketing efforts in geographic areas such as California, Florida, Massachusetts, Texas, New York and New Jersey, which contain high concentrations of prospective clients.

Because we have had a limited operating history, it is difficult to accurately forecast our revenues and expenses. Additionally, our operations will continue to be subject to risks inherent in the establishment of a new developing business, including, among other things, efficiently deploying our capital, developing our product and services offerings, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products. Our ability to generate future revenues will be dependent on a number of factors, many of which are beyond our control, including the pricing of other services, overall demand for our products, market competition and government regulation.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We apply the SEC’s Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. We have identified the policy below as critical to our business operations and understanding of our financial results:

Revenues derived from fees related to claims and contract management services are generally recognized when services are provided to the customer. We provide advance funding for medical claims and term loan services to unaffiliated healthcare providers. These arrangements typically require us to advance funds to these unaffiliated healthcare providers (our customers) in exchange for liens on the receivables related to invoices remitted to their clients for services performed. The advances are generally repaid through the remittance of payments of receivables by their payers directly to us. We may withhold from these advances interest, a fee charged in consideration of administration of advance funding and loans and other charges as well as the amount of receivables relating to prior advances that remain unpaid after a specified number of days. These interest charges, administrative fees and other charges are recognized as revenue when earned and are calculated on a daily basis.

Revenues derived from fees related to billing and collection services are generally recognized when the customer’s accounts receivable are collected. Revenues from implementation fees are generally recognized over the term of the customer agreement. Revenues derived from maintenance, administrative and support fees are generally recognized at the time the services are provided to the customer.

Results of Operations

For the Year Ended December 31, 2007, Versus the Year Ended December 31, 2006

Revenue

For the year ended December 31, 2007, we recorded total revenue of $577,251. Of this total, we recorded service fee revenue of $470,149, accounting for 81.4% of total revenue and financing income of $107,102, accounting for 18.6% of total revenue. For the year ended December 31, 2006, we recorded total revenue of $427,778. Of this total, we recorded service fee revenue of $355,429, accounting for 83.1% of total revenue and financing income of $72,349, accounting for 16.9% of total revenue.

Operating Expenses

Our operating expenses decreased for the year ended December 31, 2007, from the year ended December 31, 2006, as a result of reduced compensation and selling, general and administrative expenses.

For the year ended December 31, 2007, total operating expenses were $8,022,031 as compared to $9,036,301 for the year ended December 31, 2006, a decrease of $1,014,270. Included in this decrease for the year ended December 31, 2007, is the following:

1. We recorded compensation expense of $5,286,985 for the year ended December 31, 2007, as compared to $5,732,372 for the year ended December 31, 2006. This $445,387 decrease was attributable to non-cash compensation expense for stock option grants during 2007 in the amount of $3,196,046 as compared to $3,911,640 in 2006. We expect cash and non-cash compensation expense to increase as we hire additional administrative, sales and technical personnel and record the expense of both current and future stock option grants;

2. Consulting expense amounted to $760,284 for the year ended December 31, 2007, as compared to $943,500 for the year ended December 31, 2006, a decrease of $183,216, or 19.4%. This decrease resulted from lower costs in 2007 associated with obtaining financing as opposed to 2006 and the transferring of outside business development consultant expense to compensation expense due to the hiring of new employees;

3. Professional fees amounted to $411,917 for the year ended December 31, 2007, as compared to $358,969 for the year ended December 31, 2006, an increase of $52,948, or 14.8%. This increase was attributable to an increase in our legal fees related to additional SEC filings, the Series B Preferred Stock offering, and other corporate matters; and

4. Selling, general and administrative expenses were $1,562,845 for the year ended December 31, 2007, as compared to $2,001,460 for the year ended December 31, 2006, a decrease of $438,615, or 21.9%. This decrease resulted from the reduction of outside sales consultants, a decrease in investor relations costs in the current year and a loss on notes payable conversions in the prior year for which there is no comparable expense in 2007.

For the years ended December 31, 2007, and 2006, selling, general and administrative expenses consisted of the following:

	2007	2006

Sales Commission	$68,849	$201,674
Advertising and promotion	92,899	196,750
Employee benefits and payroll taxes	385,679	333,601
Other selling, general and administrative	1,015,418	1,269,435
	$1,562,845	$2,001,460

Other Income (Expenses)

For the year ended December 31, 2007, interest expense was $2,484,835 as compared to $905,374 for the year ended December 31, 2006, an increase of $1,579,461. This increase was due to an increase in borrowings and amortization of debt discount and deferred fees in connection with our notes payable. Additionally in 2006, in connection with the granting of 90,000 warrants related to certain notes payable, we recorded interest expense of $335,273.

During the year ended December 31, 2006, we recorded a loss on the revaluation of warrant liability of $192,914 related to the change in fair value of the warrants during this period.

Net Loss

As a result of these factors, we reported a net loss of $9,882,330 for the year ended December 31, 2007, as compared to a net loss of $9,675,046 for the year ended December 31, 2006.

Deemed Dividend arising from beneficial conversion on Preferred Stock and Other Charges

During the year ended December 31, 2006, we recorded a deemed dividend arising from a beneficial conversion feature of preferred stock of $913,777 which relates to our Series A Convertible Preferred Stock. This non-cash item is related to the beneficial conversion features on our Series A Convertible Preferred Stock. In addition, for the year ended December 31, 2006, we issued 76,000 shares of the Company’s common stock to certain shareholders pursuant to agreements to offset the effect of dilutive financings of the Xeni Companies. The shares issued were valued at the fair market value at the date of issuance of $246,240 and were treated as an additional charge to the loss attributable to common shareholders.

Net Loss Attributable to Common Shareholders

We reported a net loss attributable to common shareholders of $9,882,330 for the year ended December 31, 2007, as compared to net loss attributable to common shareholders of $10,835,063 for the year ended December 31, 2006. This translates to an overall per share loss available to shareholders of ($.77) for the year ended December 31, 2007, as compared to a per share loss of ($.91) for the year ended December 31, 2006.

Liquidity and Capital Resources

We used the proceeds from the sales of preferred stock and notes and loans payable through December 31, 2007, for working capital purposes and for funding our notes receivables of which we have $1,652,079 owed to us at December 31, 2007. We will continue to advance funds under note agreements to providers that subscribe to our MDwerks financial services solutions.

As of December 31, 2007, we had a cash balance of $320,903. The amount of cash available to us at December 31, 2007 was not sufficient for us to service our current indebtedness and implement our business plan as anticipated and required us to seek additional financing as detailed in the Vicis Capital Master Fund (“Vicis”) financings of $500,000 on January 18, 2008 and $6,809,794 net proceeds on March 31, 2008 as discussed in the Liquidity and Capital Resources for the three months ended March 31, 2008.

Cash flows

At December 31, 2007, we had cash of $320,903.

Net cash used in operating activities was $4,967,641 for the year ended December 31, 2007, as compared to $3,614,120 for the year ended December 31, 2006, an increase of $1,353,521. This increase is primarily attributable to an increase in our net loss and:

1. Stock-based compensation of $3,346,046 is primarily related to lower issuances of stock options to employees and shares of our common stock to consultants, versus $4,334,140 for the year ended December 31, 2006;

2. Loss on valuation of warrant liability for the year ended December 31, 2007, of $0 versus $192,914 through September 30, 2006, due to the revaluation of our warrant liability to fair value for the year ended December 31, 2006;

3. Amortization of debt discount related to the Gottbetter, Grenier and Goldner Notes of $2,021,396, deferred compensation of $266,040, Gottbetter and Vicis debt offering costs of $207,202, and Goldner and Grenier debt issuance costs of $10,954, compared to debt discount related to the Gottbetter Notes of $354,190, deferred compensation of $291,487, Gottbetter debt offering costs of $43,361 and Goldner and Grenier debt issuance costs of $12,480 during the year ended December 31, 2006;

4 No settlement expense for the year ended December 31, 2007 versus $180,827 for the conversion of $40,000 of notes payable to common stock for the year ended December 31, 2006;

5. No interest expense in connection with the grant of warrants versus $460,572 for the year ended December 31, 2006; and

6. A net increase in notes receivable, accounts receivable and prepaid expenses aggregating $1,331,056 principally related to the increase in funding of notes receivable to providers that subscribe to our MDwerks financial services solution and other healthcare providers.

Net cash used in investing activities was $5,209 for the year ended December 31, 2007, as compared to $110,457 for the year ended December 31, 2006, and is principally related to the acquisition of computer and office equipment and furniture.

Net cash provided by financing activities was $2,146,912 for the year ended December 31, 2007, as compared to $6,104,954 for the year ended December 31, 2006. For the year ended December 31, 2007, we received gross proceeds from the sale of Series B Convertible Preferred Stock of $2,000,000 reduced by placement fees and other expenses paid of $116,810 and we received net proceeds from notes payable of $575,000 and $250,000 and a loan payable of $250,000. During 2007, we made notes payable repayments of $598,362 and loans payable repayments of $212,916. For the year ended December 31, 2006, we received gross proceeds from notes payable of $4,750,000 from Gottbetter and $360,000 from three qualified investors which were offset by placement fees of $263,264. We also received proceeds from the sale of Series A Convertible Preferred Stock of $1,700,000 reduced by placement fees and other expenses paid of $313,923. During 2006, we made notes payable repayments of $101,634 and loans payable repayments of $26,225.

Off Balance Sheet Arrangements

We had no off balance sheet arrangements as of December 31, 2007.

Results of Operations

For the Three Months Ended March 31, 2008 Versus the Three Months Ended March 31, 2007

Revenue

For the three months ended March 31, 2008, we recorded total revenue of $203,461. Of this total, we recorded service fee revenue of $162,242, accounting for 79.7% of total revenue, and financing income of $41,219, accounting for 20.3% of total revenue. For the three months ended March 31, 2007, we recorded total revenue of $133,885 of total revenue. Of this total, we recorded service fee revenue of $119,908, accounting for 89.6% of total revenue and financing income of $13,977, accounting for 10.4% of total revenue.

Operating Expenses

Our operating expenses significantly decreased for the three months ended March 31, 2008 from the three months ended March 31, 2007 principally as a result of decreased stock option compensation.

For the three months ended March 31, 2008, total operating expenses were $1,423,161 as compared to $2,114,584 for the three months ended March 31, 2007, a decrease of $691,423 or 32.7%. Included in this decrease for the three months ended March 31, 2008 are the following:

1.
We recorded compensation expense of $902,102 as compared to $1,417,321 for the three months ended March 31, 2007. This $515,219 or 36.4% decrease was attributable to non-cash compensation expense for stock option grants during 2007; and

2.
Consulting expense amounted to $65,481 as compared to $162,697 for the three months ended March 31, 2007, a decrease of $97,216, or 59.8%. This decrease resulted from lower financing costs and outside business development and information technology consultants expense.; and

3.
Professional fees amounted to $164,688 as compared to $125,547 for the three months ended March 31, 2007, an increase of $39,141, or 31.2%. This expense was attributable to an increase in legal fees related to additional SEC filings, and Series B Convertible Preferred Stock offerings, higher accounting fees for SEC filings and other corporate matters; and

4.
Selling, general and administrative expenses were $290,890 as compared to $409,019 for the three months ended March 31, 2007, a decrease of $118,129, or 28.9%. This decrease resulted from a reduction in advertising, sales travel and trade shows.

For the three months ended March 31, 2008 and 2007, selling, general and administrative expenses consisted of the following:
	March 31, 2008	March 31, 2007
Sales commissions	$5,120	$27,585
Advertising and promotion	2,001	34,293
Employee benefits and payroll taxes	111,625	108,927
Other selling, general and administrative	172,144	238,214
	$290,890	$409,019

Other Income (Expenses)

For the three months ended March 31, 2008, interest income was $1,924 as compared to $28,239 for the three months ended March 31, 2007, a decrease of $26,315. This decrease was principally due to a decrease in interest-bearing cash deposits.

For the three months ended March 31, 2008, interest expense was $766,639 as compared to $517,498 for the three months ended March 31, 2007, an increase of $249,141. This increase was due to an increase in borrowings and amortization of debt discount and deferred fees in connection with our notes payable.

On March 31, 2008, the Company received net proceeds of $6,809,794 in connection with a financing provided by Vicis. Along with this financing, the Mandatory Redeemable Convertible Series B Preferred Stock issued in connection with the September 28, 2007 financing of $2,000,000 and the January 18, 2008 financing of $500,000 were returned and considered debt extinguishment and a new Note Payable to Vicis for $10,000,000 was recorded. The loss on extinguishment of this debt was $660,880.

Net Loss Attributable to Common Shareholders

We reported a net loss attributable to common shareholders of $2,644,388 for the three months ended March 31, 2008 as compared to net loss attributable to common shareholders of $2,469,958 for the three months ended March 31, 2007. This translates to an overall per share loss available to shareholders of ($.20) for the three months ended March 31, 2008, as compared to a per share loss of ($.20) for three months ended March 31, 2007.

Liquidity and Capital Resources

We used the proceeds from the sales of preferred stock through March 31, 2008 and proceeds from notes and loans payable for working capital purposes and to fund our notes receivable of which we have $1,636,091 owed to us at March 31, 2008. We will continue to advance funds under note agreements to providers that subscribe to our financial services lending solutions.

On August 24, 2006, we received gross proceeds of $250,000 (net proceeds of $236,566, after expenses) in connection with a financing provided by an unrelated party. These notes bore interest at 7% per year, and both interest and principal were paid in full on October 1, 2007.

On August 24, 2006, we received gross proceeds of $110,000 (net proceeds of $100,000, after expenses) in connection with a financing provided equally by two unrelated parties. These notes bore interest at 10% per year, and both interest and principal were paid in full on the January 21, 2007 maturity date.

On August 31, 2007, we received gross proceeds of $250,000 in connection with a financing provided by Vicis Capital Master Fund, an unaffiliated accredited investor (“Vicis”). In connection with the financing, we issued a Convertible Note to Vicis in the original principal amount of $250,000.

On September 28, 2007, we received gross proceeds of $2,000,000 (net proceeds of $1,691,445 less repayment of the $250,000 August 31, 2007 Vicis Convertible Note, interest and closing expenses) in connection with a financing provided by Vicis.

On December 3, 2007, we received gross proceeds of $575,000 in connection with a financing provided by Vicis. In connection with the financing, we issued a Convertible Note to Vicis in the original principal amount of $575,000 (the “Note”). The Note bears interest at the rate of 8% per year. Subject to certain prepayment provisions, unpaid principal and interest due under the Note will become due and payable on December 2, 2008.

On January 18, 2008, we received net proceeds of $500,000 in connection with a financing provided by Vicis. In connection with the financing, we and Vicis entered into a Securities Purchase Agreement, dated January 18, 2008 (the “January Securities Purchase Agreement”), pursuant to which we issued 50 shares of Series B Preferred Stock, a seven-year Series F Warrant to purchase 375,000 shares of our common stock at a price of $2.25 per share and a seven-year Series G Warrant to purchase 250,000 shares of our common stock a price of $2.50 per share.

On March 31, 2008, we received net proceeds of $6,809,794 in connection with a financing provided by Vicis. In connection with the financing, we and Vicis entered into a Securities Purchase Agreement, dated March 31, 2008 (the “March Securities Purchase Agreement”), pursuant to which we issued 750 shares of Series B Convertible Preferred Stock, par value $0.001 ( “Series B Preferred Stock”), a ten-year Series H Warrant to purchase 53,333,334 shares of our common stock at a price of $0.75 per share (the “Series H Warrant”), and pursuant to which Vicis surrendered for cancellation all Series F Warrants and all Series G Warrants held by Vicis, which warrants were exercisable in the aggregate for 3,125,000 shares of our common stock.

We believe we have sufficient funds to conduct our business and operations as they are currently undertaken for the balance of the fiscal year. We have the intention and based upon business expectations, we believe we will have the financial ability to make payments on the outstanding shares of Series B Preferred Stock and the Gottbetter Note.

While the Company is attempting to attain revenue growth and profitability, the growth has not been significant enough to support the Company’s daily operations. Management may need to raise additional funds by way of a public or private offering and make strategic acquisitions. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and generate revenue. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenue, including institutional financing described in Note 4, provide the opportunity for the Company to continue as a going concern.

We currently have no material commitments for capital expenditures.

Cash flows

At March 31, 2008, we had cash of $6,928,582.

Net cash used in operating activities was $583,605 for the three months ended March 31, 2008 as compared to $1,286,390 for the three months ended March 31, 2007, a decrease of $702,785. This decrease is primarily attributable to the net effect of an increase in our net loss and:
1.	Gottbetter debt offering costs of $73,698 and Gottbetter debt discount costs of $1,264,742, compared to debt related costs during the three months ended March 31, 2007 of $461,268;

2.	Stock-based compensation of $381,505 versus stock-based compensation expense of $910,653 for the three months ended March 31, 2007 primarily related to issuance of stock options in 2007 to employees;

3.
A net decrease in notes receivable, accounts receivable and prepaid expenses aggregating $15,078 principally related to the reduction in notes receivables from providers that subscribe to our MDwerks financial services solution;

4.	An increase in accounts payable, accrued expenses, and deferred revenue related to an increase in operating activities aggregating $168,796.

Net cash used in investing activities was $0 for the three months ended March 31, 2008, as compared to $1,716 for the three months ended March 31, 2007.

Net cash provided by financing activities was $7,191,284 due to the proceeds from the sale of Series B Preferred Stock for the three months ended March 31, 2008, as compared to net cash used by financing activities of $127,545 due to repayments of notes and loan payable for the three months ended March 31, 2007.

Off Balance Sheet Arrangements

We had no off balance sheet arrangements as of March 31, 2008.

BUSINESS

Introduction

We are engaged in the business of electronic insurance claims processing, billing and coding, and advance funding for healthcare providers based upon receivables owed from third-party payers such as insurance companies. We offer a comprehensive selection of electronic medical claims processing, funding and collection solutions to the healthcare provider industry. Our services, which are easily accessible through an Internet web browser, help doctors, hospital based practices, and other healthcare providers and their vendors significantly improve daily insurance claims transaction administration and management as follows:

•	Increase office efficiencies and lower collection costs;

•	Reduce administrative workload;

•	Improve claims accuracy before submission to, and increase acceptance by, third-party payers;

•	Reduce payment cycle time;

•	Improve cash flow management;

•	Increase revenue control;

•	Leverage receivables through competitive short-term financing arrangements;

•	Improve information management, financial security and provider regulatory compliance;

•	Provide “end-to-end” solution for claims management; and

•	Fully automate the revenue process by the use of electronic claims and remittance advice and payment reconciliation.

We conduct our business through three wholly-owned subsidiaries of our wholly-owned subsidiary, MDwerks Global Holdings, Inc., namely: Xeni Medical Systems, Inc. (“Xeni Systems”); Xeni Medical Billing, Corp. (“Xeni Billing”); and Xeni Financial Services, Corp. (“Xeni Financial” and, together with Xeni Systems and Xeni Billing, the “Xeni Companies”).

Claims Management Services

Our CLAIMwerks™ solutions, which are offered through Xeni Systems, can provide actual contract based, insurance company comparable screening and analysis of medical claims directly from a healthcare provider’s practice management system, so that deficiencies and errors can be corrected before they are submitted to insurance companies for electronic payment. Our CLAIMwerks™ solutions and services improve a healthcare provider’s ability to process and manage claims for reimbursement from third-party payers by consolidating the process (including clearinghouse, contract management and remittance functions). As part of our CLAIMwerks™ services, we integrate transactions involving insurance claims by providing a single interface for the healthcare provider, the payer (such as an insurance company) and the lender (when the healthcare provider elects to take advantage of receivables financing).

Xeni Systems collects transaction fees from healthcare providers for: the analysis, automated processing, electronic submission, and reporting of claim information; management of healthcare provider contracts for pricing and rules; electronic remittance of payments; explanations of benefits (payments) (EOBs) made available from payers; and, reconciliation and posting of the payments and EOBs. Fees may also be generated from third-party lenders for the valuation of processed claims that are used as collateral, as well as administrative tasks related to the disbursement of funds. Fees may also be collected from clearinghouses and insurance companies for submitting more accurate claims, once certain volume levels are achieved. One-time implementation fees may be collected for initial set-up and training.

Although we do not currently offer asset and wealth management services, we may have the opportunity to offer asset and wealth management services through third-party sources. We expect to receive referral or administrative handling fees for these services.

Billing Services

Our BILLwerks™ solutions provide value added billing services, leveraging the Xeni Systems technology solutions and services for improved efficiencies. As part of our BILLwerks™ solutions, Xeni Billing offers collections and appeals services, as well as solutions for the collection of old existing medical claim submissions. Our BILLwerks™ solutions are designed to operate in an integrated fashion with the solutions and services offered by Xeni Systems, there are fewer manual and paper functions to be performed in the combined claims management processing/billing solutions process offered by Xeni Systems and Xeni Billing. This can enhance a healthcare provider’s claims related operations and controls even more than using the stand-alone solutions offered by Xeni Systems.

Xeni Billing typically charges providers (directly or as a subcontractor of Xeni Systems) fees as a percentage of collected claims. Xeni Billing also shares fees (as a channel associate) with Xeni Systems for supporting its claims process and information management. Additionally, Xeni Billing can collect one-time set-up fees, appeals and third-party appeals work fees and consulting fees for customization or support of the healthcare provider outside the scope of services. Finally, Xeni Billing may share in claims revenue recovered when contracted to perform reviews of unpaid claims that were submitted to payers prior to use of our automated claims submission solutions and services.

Lending Services

Our FUNDwerks™ solutions electronically manage loans, loan repayments and the movement of funds through linked bank accounts.

Through Xeni Financial, we can offer to lend or arrange lending from third parties to healthcare providers on a short-term, revolving line of credit and sometimes on a term loan basis. The loans are secured by medical claims receivable, which may be processed by Xeni Systems. Like Xeni Billing, Xeni Financial leverages the solutions and services offered by Xeni Systems to value the claims, score risk, document and track claims payment status, verify remittance of payments from insurance companies and sweep funds to the appropriate accounts with the assistance of electronic and automated processes. Xeni Financial is able to arrange loans at attractive rates and terms, since it has not had to invest significant capital to develop or make a major hardware and software purchase of a system to make loans secured by receivables. It also does not need to maintain a large workforce as it can manage many of its business processes through the solutions and services offered by Xeni Systems. Xeni Financial can lend to healthcare providers on the merit of the receivables and can even lend on Medicare claims.

Consulting Services

Although we provide Internet-based solutions that do not require our customers to purchase new hardware or software, healthcare providers can take advantage of customized and premium enhancements through our third-party associates, including medical billing services and automated appeals of adjudicated claims. Consulting services are also available to enhance healthcare provider practices or business operations.

Workers’ Compensation, Durable Medical Equipment and Pharmacy Claim Services

Our current products and services have been focused on improving the ability of healthcare providers to (i) collect on commercial and government insurance claims and (ii) enhance their cash flow controls. We have decided to expand our current service offerings to include the electronic processing, management and funding of workers’ compensation, durable medical equipment and pharmacy claims.

By using our present technology, we plan to offer a greatly improved electronic workers’ compensation, durable medical equipment and pharmacy claims collections and remittance process to our clients in place of today’s existing error-ridden, paper-based method. Many provider practices avoid workers’ compensation patients because of the time, effort, and cost associated with getting paid, thereby forgoing perhaps as much as 10% to 25% of their revenue. MDwerks can greatly improve the ability of healthcare providers to be paid on workers’ compensation claims and enable them to continue to provide or expand these services.

We can manage claims transactions electronically from three perspectives in connection with workers’ compensation claims: the provider, the insurance company payer and the lender (when the provider elects to take advantage of our receivables financing). Our system can manage each workers’ compensation claim transaction by leveraging our tools to automatically analyze claims and record collections, appeals and funding. Because we designed our products and services to operate in a fully-integrated electronic environment with provider and payer systems, there are fewer manual and paper functions to perform in the combined claims processing/billing solution, which should result in reduced errors as well as fewer payment delays and lower collection costs.

Through Xeni Billing, MDwerks can offer collections and appeals services for workers’ compensation claims. This allows healthcare providers to outsource these tasks from their offices and focus resources in other areas.

Through Xeni Financial, MDwerks can offer funding to healthcare providers on a short-term, revolving line of credit or term loan basis, or in some cases can purchase healthcare providers’ receivables. Receivables are secured by claims processed through the MDwerks System. Our system also can include MDwerks’ tools to help lenders value claims, score risk, document and track claims payments, verify remittance and sweep funds to appropriate bank accounts with electronic and automated processes.

MDwerks can collect transaction fees for automated processing, submission, reporting and analysis of workers’ compensation claims information and management of payer contracts rules and pricing. Fees can be collected for information management on processed claims that are used as collateral and for administrative tasks related to the movement of funds among bank accounts. Fees can also be collected from clearinghouses and insurance companies to which MDwerks sends cleaner claims electronically. One-time fees can be charged for initial set-up and training.

Market for Our Solutions and Services

Healthcare providers face serious challenges in processing claims submitted to third-party payers, as well as in getting correct and prompt payment from payers. Claims must be prepared by gathering data from the front office to the back, with processing often occurring at different times and locations for each procedure. Many healthcare providers’ current billing systems require the performance of different steps by different third-party sources. Claims can move among the healthcare provider’s internal staff, through a practice management system and across multiple offices, to billing, editing engines, clearinghouse, contract management, banking and other resources.

The need for security and privacy of patient information requires complex data management. Claims may be processed on the payer end through out-of-network claims administrators, re-pricing organizations, third-party administrators, managed care organizations, independent physician associations, and preferred provider organizations. Further, healthcare providers face continuing pressure from payers to accept lower fees on changing definitions of covered claims, with variations in customary remittance values. At the same time, payers require precise documentation and justification for covered claims.

Claims may be rejected for a variety of reasons including medical necessity, eligibility, coding errors, tardiness, deductibles, referrals, pre-certifications and improper documentation. Lack of access to basic, but important, claim information and the lack of real-time data and feedback may waste office hours and affect reimbursement. Repetitive paperwork and phone conversations dealing with disputes, errors and rejections may be typical occurrences in the provider’s office. Additionally, the failure, or inability, to match claims against existing contracts, when added to these other factors, can make it extremely difficult to determine how much and when the healthcare provider will be paid.

Management of the status of claims and valuation, remittance and validation of proper payment and disbursement requires detailed real time information. If claims are not being compared to contracts in real time, and if robust tracking and auditing mechanisms are not in place, then the availability and transparency of data cannot be optimized. As a result, the healthcare provider’s financial managers may only estimate results, with varying degrees of volatility, cash flow predictability and accuracy. Moreover, they may miss, ignore or abandon incorrect or partial payments.

The challenges faced in connection with claims management can result in lost revenue, volatile and unsatisfactory cash flow, inaccurate reporting, inefficient management of operations and attendant increases in office workload, expenses and costs of borrowing. In the past, healthcare providers have been required to use a patchwork of internal and third-party resources to address these problems, with mixed results. For example, billing and practice management systems attempt to address the claims processing market predominantly by selling proprietary hardware and software products (and maintenance and upgrades or customization), with various degrees of success in features and benefits. They may or may not generate Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) compliant electronic forms from their systems, and if they do, such forms may be mapped and formatted in different ways, leading to potential errors and problems with acceptance and payment. Ultimately, they offer tools that require office staff and/or external resources to perform critical claims management functions.

Claims-related management challenges have also greatly impacted the borrowing abilities of healthcare providers. Healthcare providers typically borrow by factoring their receivables arising out of non-Medicare insurance claims, personally guarantying a loan with their own credit, bundling large provider claims for sale to wealthy private investors or taking an expensive asset-based loan against claims receivables at a significant discount with significant required reserves. Lenders typically have not been able to offer short-term, revolving credit lines on receivables arising out of insurance claims, because of the existing difficulty in qualifying them as low risk, high quality, and commoditized collateral. Lenders remain concerned about safely and accurately assessing either the true value or the payment risk associated with any given claim or group of claims. Any solution to this problem is further complicated by the lender’s resistance to risking the purchase of an inadequate or expensive customized solution to serve this market.

Short-term, revolving lines of credit on medical receivables require a solution that mitigates the uncertainty of quickly and accurately assessing the true market value of claims, their aging and cycle times and their inherent lending risk through a complex series of verifications and evaluations. Assessment, and the subsequent presentation of results, must be accomplished in a real time, secure environment. Cycle times for claims remittances must be short (ideally at or below 45-60 days). Additionally, the cost of administering and processing must leave net interest margins that justify the loan.

We believe our integrated suite of solutions and services are the first to market offering healthcare providers and their lenders comprehensive, cost efficient and superior claims processing and management solutions over the Internet. Our integrated systems can become a healthcare provider’s single source platform for integrating claims management and funding functions. Our solutions and services quickly improve claims accuracy, valuation and remittance success, enable outsourced payer contract management, facilitate prompt financing of claims, and produce superior cash and information management. Our technology also offers benefits to small and medium healthcare provider practices with limited resources and staff, allowing them to perform or facilitate the performance of tasks and functions previously only available to much larger practices capable of purchasing more sophisticated and expensive tools and hiring more people to use them. It also allows many financial institutions to lend to healthcare providers on qualified receivables, at risk and cost factors not previously available. With our products and services, healthcare providers of a variety of specialties and sizes have the ability to leverage an ‘‘end-to-end’’ claims management solution.

By combining automated batched and real time functionality into a proprietary ‘‘end to end’’ claims management and funding system, we believe that our solutions and services offer superior value and competitive advantages, including the following:

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Reduced Workload: Healthcare providers can reduce and/or eliminate manual, labor intensive, repetitive and inefficient administrative functions. The level of reduction depends on many factors, including the type of practice management and billing systems in use, number of staff members and their training and skills in operating existing systems, practice size and mix and contractual relationships with payers, and how paper intensive or electronic their existing process may be.

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“Pay as You Go”: Fees charged to healthcare providers for processing insurance claims typically are fixed monthly or calculated as a percentage of each claim’s contract valuation or predicted value, based on history and regional Medicare tables for reference, if, for example, if a healthcare provider is out-of-network. The use of our solutions and services does not require high up-front investment, hardware and software purchases, or payment based on number of claims submitted or the amount of billed claims.

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Superior Cash Management: In as little as five business days or less, healthcare providers can borrow funds from us at competitive short-term rates against a determined value of each submitted claim. Healthcare providers and lenders can choose amounts or categories of claims for funding, including Medicare claims. Financial institutions have an automated risk profile and lending process available to them on a daily claim-by-claim basis, which is customized to their own lending parameters, without the necessity of building new lending tools.

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Increased Efficiency/Lower Costs: Claims that we process are ‘‘flagged’’ for potential errors as they are received, based on a combination of proprietary technology and use of the same type of rules engine as many insurance companies. Healthcare providers managing their own claims can edit flagged claims using simple prompts, so a ‘‘cleaner’’ claim can be submitted to the payer. Claim values are determined daily against actual contracts and payment tables, when available, and are adjusted for history and changes in insurance plans. Healthcare providers can know almost exactly how much they will get paid on claims. Also, multiple healthcare provider locations can be connected to capture information earlier and more accurately.

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Superior Information Management: Healthcare providers have access to daily reports on claims status, their expected (not just billed) value, and tools for tracking, auditing and confirming claims remittance, verification and payment. This means they can spend less time trying to determine what is owed and by whom and more time taking action to collect what is owed.

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Web-based, User Friendly Technology: The solutions and services that we offer can be accessed over the Internet using standard Microsoft Explorer software (or most other browser software) on standard Windows desktop hardware and software. The systems are designed to be used ‘‘off the shelf’’ with no need to purchase additional hardware or software, and are designed to support large numbers of users. They also can be easily expanded to accommodate future growth.

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Integrated Functions: Healthcare providers can integrate and consolidate, through a single source, multiple claims processing and management functions within their offices, across multiple offices and across third-party vendors, including insurance companies, banks and clearinghouses.

We believe that the technology that we deploy offers the following competitive advantages:

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First in Marketplace: We believe we are one of the first application service providers to offer a fully electronic comprehensive bundled service that provides web-based insurance claims management, billing services and lending services (for both borrowers and lenders). This creates a unique, cost effective advantage in capturing clients and developing brand loyalty.

•	Barriers to Entry: We believe potential competitors face significant barriers to duplicating what we have to offer, including the following:

Process: Aggregating and integrating healthcare providers, insurance companies and financial institutions in a legally compliant manner requires a very complex business process.

Cost to Develop: Matching features and benefits of our systems would require substantial investment and substantial time and technical resources.

Extensive/Proprietary Feature Set: We offer an extensive and unique feature set.

Complex to Build: The solutions and services that we offer were developed as a multi-tiered high availability solution, requiring substantial software engineering expertise. Solutions were derived from expertise in insurance, banking, medical, legal and other industries, requiring more than just technical production.

Extensive Compliance Issues: We operate amidst a highly regulated environment. For example, we must operate in accordance with HIPAA, the Financial Holding Company Act and the Gramm-Leach-Bliley Act. Requirements for handling patient information and claims securely are complex and may serve as a major development challenge to some competitors. Furthermore, we must operate in accordance with state regulations regarding fee-splitting with medical professionals.

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Features Appeal to Lenders: Our solutions and services appeal to lenders, because lenders do not have to negotiate to purchase receivables, acquire a system to process claims for financing or buy hardware and software from us. At the same time, asset based loan assessments can be performed against actual claims value and status on a daily basis, potentially increasing the value and collateral associated with a loan and reducing risk.

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Contract management is critical to maximizing reimbursement: Complying with terms for getting paid on a claim, accurately valuing the claim and monitoring pricing for each contract creates more reliable receivables security for desired loans.

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Superior Claims Engine: We aggregate the entire insurance carrier network through the use of a combination of third-party and proprietary claims engine functions. This enables healthcare providers to have access to all insurance carriers for electronic claims handling through a single solution.

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Module Independence: Many components of our solutions and services can be utilized independently of each other, making different technologies rapidly available, and allowing us to adapt quickly to new client requests.

Industry Analysis

Industry Size

Healthcare has been called the single largest industry in the United States. According to the Centers for Medicare and Medicaid Services (‘‘CMS’’), it is expected to reach $3.0 trillion plus over the next three years. The national healthcare expenditure projections are produced annually by the Office of the Actuary at the CMS. They are based on historical national health expenditures and a model framework that incorporates actuarial, econometric, and judgmental factors. National health expenditures are forecast to reach $3.3 trillion by 2012, growing at a mean annual rate of 7.3%. During this period, health spending is expected to grow 2.5% per year faster than nominal gross domestic product (GDP), so that by 2012 it will constitute approximately 18.8% of GDP compared to its 2000 level of 13.8%.

The general term ‘‘Healthcare’’ encompasses a multitude of products and services. In 2007, CMS forecasted $2.33 trillion in health expenditures expected to be distributed by type of expenditure as follows:

The source of payment for 2007 expenditures was distributed as follows: (source: CMS): Private health insurance: $806.2 billion, federal: $789.5 billion, out-of-pocket payments: $261.9 billion, state and local: $299.2 billion, and other private funds: $169.0 billion.

Market Needs

Technology has provided increased efficiency, especially in the delivery of healthcare. However, one of the most troubled areas is the medical claims billing, processing, and payment area. This segment continues to suffer errors and inefficiencies, as well as large amounts of paper transactions and piecemeal solutions, leaving a significant claims management burden in the provider’s back office.

Claims processing is a chief contributor, since the vast majority of claim transactions require a large amount of manual intervention. Healthcare is unlike many other businesses in that the value of the service is determined retrospectively. This negative aspect of the business becomes more evident and pronounced when coupled with workers’ compensation and personal injury medical services, which have additional administrative hurdles to overcome to receive payment. These facts, combined with a paper and manual work dependent system, result in significant inefficiencies in the claims, filings payment and reconciliation process. Our system can greatly reduce these inefficiencies by automating and replacing many manual labor-intensive, paper-ridden processes with fully electronic processes, which increase the information available to manage and collect outstanding claims. Medical claims processed in the United States escalated from just 5 billion in 1990 to more than 10 billion at the turn of the 21st century and this figure has been steadily increasing. According to the AMA, the average number of claims generated per doctor is 440 claims per month.

Payers realize the importance of moving claim transactions to electronic media through the Internet. From the payers’ perspective, administrative costs could be substantially lowered if claims were submitted electronically and were accurate enough to be adjudicated by a computer system without any requirement for manual intervention and/or resubmission. Payers could also save administrative costs by implementing electronic payment systems, including electronic explanation of payments.

HIPAA requires payers to move to electronic claim transactions and establish format standards. Although payers continue to make significant technology investments to comply, as well as for their own e-commerce objectives, providers are behind in technical expertise and system resources necessary to effect change, and are burdened with paying for systems and processes to become compliant. As HIPAA compliance is now enforceable by fines, the pressure for secure and compliant solutions has become greater than ever.

HIPAA has compelled health plans, clearing houses and other healthcare providers to move to a uniform electronic format. Specifically, HIPAA requires standard electronic formats for the following transactions:

•	Healthcare claims or equivalent encounter information;

•	Healthcare payment and remittance advice;

•	Coordination of benefits when separate plans have differing payment responsibilities;

•	Health claims status when providers inquire about claims they have submitted;

•	Plan enrollment and dis-enrollment;

•	Health plan eligibility;

•	Health plan premium payments;

•	Referral certifications and authorizations;

•	First reports of injuries or illnesses;

•	Health claims attachments used to justify services; and

•	Other transactions the federal government may specify in the future.

We view this highly inefficient market as our primary opportunity. Our solutions and services can significantly decrease the cost of claims processing for both providers and payers, and can also create a new asset class consisting of claims, against which financial institutions can lend.

Market Strategy

We plan to sell to physician and clinical service group practices, hospitals, rehabilitation centers, nursing homes and certain related practice vendors by using internal and external resources. Internal resources will consist mainly of specialized sales executives with industry knowledge and/or a portfolio of contacts. External resources will consist primarily of independent sales representatives as well as channel associates such as vendors of practice management systems and medical industry specific sales groups such as office management consultants. These sales resources can leverage an existing customer base and contacts.

Our marketing is based on prioritizing potential subscribers by size, location and density, need for our products and services and distribution opportunities. Accordingly, we expect to focus our initial marketing efforts in geographic areas that contain high concentrations of prospective clients, such as California, Florida, Massachusetts, Texas, New York and New Jersey. Since part of our business involves management and review of healthcare provider contracts with payers, and their contracts tend to be similar by region, we believe that a concentration of marketing efforts in areas with high concentrations of prospective clients will also reduce costs (for example, by reducing processing of repetitive contract pricing and increasing set-up efficiencies for field reps) as well as increasing revenues.

Media Marketing

Our advertising strategy prioritizes spending to facilitate sales goals. We expect to utilize internal and external resources to develop advertising mediums to open the appropriate sales opportunities, which may include the following:

•	Business-to-business advertising;

•	Search engine and Web-site advertising;

•	Direct marketing;

•	Magazine/trade journal advertising;

•	Trade-show advertising, slogans and headlines; and

•	Media advertising (television, radio, billboards, Internet, etc.).

Non-Media Marketing

We expect to accelerate client acquisition by marketing through independent sales and affinity business representatives. Typical independent sales representatives are already selling other products and services of other companies to the same target market and may be looking for new, non-competitive lines to promote. Affinity business representatives sell their own complimentary products or services, and may see our solutions and services as a new product line, enhancement or up-sell to their existing line. Affinity business representatives are expected to include vendors and suppliers of healthcare providers, such as clearinghouses, diagnostic services and medical supply companies, as well as billing and practice management product sellers. Banks and insurance companies can make excellent affinity business representatives, as we offer ‘‘off-the-shelf’’ access to the lucrative healthcare provider community for a new lending product, with tremendous up-selling opportunities, including by co-branding and return referrals to the other services that they represent.

We believe independent representatives will offer us access to healthcare providers based on existing relationships, as well as pre-determined variable costs of subscriber acquisition tied to sales or referral success. We believe we will rapidly gain field presence, experienced personnel and credibility without investing in, and building, resources from the ground up. Multiple resources can be engaged in minimal time to acquire subscriber prospects.

Sales Methods

Sales will be generated by conventional methods which may include direct sales calls, trade shows, seminars, dinners, webcasts and direct mail. Lead generation will include Internet presence and third-party referral sources. We also expect to obtain sales from strategic business alliances.

Revenue Generation

We expect to generate revenues derived from healthcare providers, their payers and lenders, as well as strategic associates that pay referral fees. Examples include the following:

CLAIMwerks™ Subscription Fees: Healthcare providers are typically charged a percentage of the value of every claim that we process for administration of claims, including claims remittances through various accounts, with a minimum monthly fee; occasionally, other payment arrangements are made.

FUNDwerks™ Fees: Providers are typically charged an increased percentage (from that charged for CLAIMwerks™) of the value of every claim that we process in consideration of administration of the loan, including for its settlement and posting, with a minimum monthly fee. A provider cannot subscribe to FUNDwerks™ without also subscribing to CLAIMwerks™, the underlying technology platform.

BILLwerks™ Fees: Providers are typically charged a percentage of the value of every claim that is collected by Xeni Billing for collections, appeals and patient letter billing services; occasionally, other payment arrangements are made. Like FUNDwerks™, BILLwerks™ billing functionality is a value-added service to CLAIMwerks™ solutions and cannot be subscribed to separately.

Support Fees: Healthcare providers and financial institutions are typically charged a one-time setup and training fee.

Payer and Clearinghouse Fees: We may be able to charge payers and clearinghouses fees per clean claim submitted, based on achieving minimum volume requirements.

Financial Institution Fees: Lenders may pay basis points or other fees to us based on the value of each new claim loaned against, for accessing and using the lending tools that we offer.

Customization and Consulting Fees: Clients will be charged for any non-standard client support, consulting and any customization, such as for electronic interfaces from the healthcare provider’s existing legacy management system to our systems.

Referral Fees: Lenders, billing companies and others may generate referral or administrative fees for cross or up selling of their products.

New Lines of Business

We plan to capitalize on our proven technology and apply it to solving the more complex administrative issues associated with Workers’ Compensation and Personal Injury claims. We expect to generate new revenue derived from healthcare providers, their payers and lenders, as well as strategic associates who pay referral fees.

Providers can also be charged a percentage of the value or discount fee for every workers’ compensation claim that we process in consideration of administration of the loan or purchases, including settlement and posting, with a minimum monthly fee.

We also plan to generate additional revenues through strategic acquisitions.

Competition

The market for medical claims-related products and services is generally highly competitive and subject to constant change as a result of new product introductions, technological developments and market activities of industry participants. We anticipate competition from a number of public and private companies involved in the business of medical claims transaction processing and solutions, including editing engines, claims management and/or practice management systems, clearinghouses, and medical receivable funding companies. We are also aware that other companies offer products and services with some or many features similar to those that we offer. However, we are not aware of any direct competition that offers in one system the full set of comprehensive features that we offer, including our proprietary combination of automation, batching and real time functionality, especially as it relates to our planned workers’ compensation, durable medical equipment and pharmacy claims services. Some of the various types of services or systems that offer aspects found in the suite of products that we offer include the following:

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Claims Management /Practice Management Systems: Claims management and/or practice management systems are used by all forms of healthcare providers and medical billing companies. They offer such services as eligibility verification, claim scrubbing, claim status inquiry, claim submission and remittance, comprehensive reporting, patient statement processing and patient scheduling, although we believe only a few offer the full range of services that we offer.

For example, AthenaHealth is a Web-based practice management system offering subscribers all the above services, including a sophisticated rules engine similar to ours, and charges on a flat monthly fee per provider and/or a percentage of revenue collected, depending on the products and services selected. AthenaHealth offers products and services that are similar to ours, however, we do not believe they offer advance funding features. Most critically, the use of AthenaHealth products and services is dependent on the purchase or subscription to the AthenaHealth practice management system, requiring a change of technology, management, use of tools and processes in the provider’s office.

We understand OrthoMart provides a web based practice management system that offers services for commercial and government claims, including workers’ compensation type claims. We do not believe OrthoMart provides contract-based claims analysis, advance funding or automated account reconciliation functions. Like AthenaHealth and similar competitors, the provision of OrthoMart solutions may require a significant change in the provider’s office, and continue to rely on the combination of their system tools and office or external resources to perform many critical functions, which may be simplified or eliminated by our solutions. Our solutions connect into practice management systems and help enhance and optimize their use by the provider through the performance of functions outside of the office and by not requiring a fundamental change of process and technology in the office.

We believe other practice management systems, such as the EZDME web-based solution, cater only to processing durable medical equipment type claims and require the healthcare provider to purchase or subscribe to an array of ‘‘add-on’’ modules to take advantage of a complete package of tools and services. By comparison, our services are packaged as bundled services offering end-to-end solutions. Additionally, these competitors are marketed as an alternative to the healthcare provider’s current billing system. Our products and services are designed to ‘‘plug in’’ to, and work in conjunction with, a healthcare provider’s existing system to simplify and accelerate the means of claims payment.

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Clearinghouses: A clearinghouse functions primarily as a conduit between a healthcare provider and payer by electronically transmitting claims, or converting claims to paper format when necessary. Currently, there are many clearinghouses in operation and competition is fierce amongst them.

Although many clearinghouses boast about their particular ‘‘claim scrubbing’’ features, these are typically limited to the most basic editing functions, namely validating for format and completeness. Some clearinghouses claim to maintain or access payer specific databases. Such databases allow potential editing enhancements, but not analysis of claims prior to submission. They also are not verifying and fixing claims against specific contracts, rules and fee schedules applicable to the specific provider and particular claim. One advantage clearinghouses do have is their ability to meet the specific data requirements of designated payers. However, we offer this same advantage, by contracting directly with clearinghouses such as Emdeon and including their value added services with our own. The end result is that all the unique features offered by clearinghouses are passed on to our clients, eliminating the need for a healthcare provider’s separate clearinghouse submission and expense.

One competitor, Providerpay.com, claims it will process a healthcare provider’s submissions against payer-specific edits, send the claim on to the payer, advance funds on a line of credit and deposit those funds into the provider’s operating account within two business days. Providerpay.com also claims to process the payment and deposit it to the provider’s account. The healthcare provider may access certain information regarding the history of submitted claims, including claims status.

Providerpay.com’s website states that Providerpay.com is a cooperative effort of P5, Inc., and a bank, and involves technology that may be patent protected or patent pending. Providerpay.com is advertised as ‘‘complete payment solutions’’.

Providerpay.com appears to have some Web-based tools for performing data-based edits, like other clearinghouses, and then funding on a line of credit with a bank. There is no indication the edits are based on actual payer contracts or an outsourced contract management system with automated, batched and/or real time functionality. There is no indication of eligibility, pre-certification or referral analysis. The loan is not advertised as a revolving line of credit, but rather a more conventional type of loan as described below. Similarly, it is unclear Providerpay.com automates/batches reconciliation, settlement and account management for all providers and payers, or posts critical information back to the provider’s practice management system. Rather, its website and published online help documentation seems to indicate the potential for extensive user interaction with its system. This user intervention may include providers performing their own reconciliation and sending and managing claims through multiple sources and clearinghouses. Finally, there is no indication of billing or collection services, either as a separate or integrated feature of their system. Additionally, Providerpay.com’s website does not indicate funding or electronic submission and/or remittance reconciliation for workers’ compensation, durable medical equipment and pharmacy claims.

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Editing Engines: Some form of ‘‘editing engine’’ is integrated into most practice management or claims management systems, as well as clearinghouses. These engines allow healthcare providers to submit ‘‘cleaner’’ claims to payers, thereby reducing the percentage of rejections, reductions or denials. The significant difference with most editing engines, however, is that the healthcare provider maintains them, which can be costly and time consuming. Our clients do not have to continually monitor and update the rules engine to ensure the proper edits are in place.

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Medical Receivables Funding: Until recently, a healthcare provider’s options for immediate cash flow were mostly limited to bank loans based on personal credit and personal guarantees, sales of claims to factoring companies, or bundling of claims in large volume practices for sale to wealthy private investors. Collateral security could include medical equipment and office assets such as fixtures and furnishings, as well as compensating balances.

A bank loan is reflected on a healthcare provider’s balance sheet as a debt, and requires repayment of the debt with cash. Factoring companies actually purchase claims from healthcare providers, creating ‘‘off balance sheet’’ funding. This may seem like an attractive offer and quick solution for healthcare providers; however, it requires selling a claim for a significantly reduced price, as the ‘‘purchase’’ amount is determined to a great extent by the estimated risk and time that it will take for a particular payer to adjudicate or deny payment of the claims, as well as allowing for a substantial discount on the claims, because of the typically significant variation in billing-to-collection ratios experienced by most healthcare providers.

True advance funding of medical receivables is a relatively new service in the healthcare industry. One competitor offering these services is Medical Capital Financing, which purports to lend up to 85% of the estimated reimbursement on a weekly basis, calculated as an aggregate value based on past billing and collection history. The fees charged to the healthcare provider are also based on such factors as size of practice, size of weekly receivables, and average turnaround time. Triad Capital is another competitor. It currently only offers lending to healthcare providers with net receivables of $50,000 or more, funds on a weekly basis, and charges a set-up fee with an average fee of 3-4 percent of the value of every invoice purchased. It will also purchase aged and charged-off invoices.

First Capital Funding Corporation (‘‘First Capital’’) represents a typical medical receivables funding service. It currently arranges for funding of up to 85% of net receivables (as determined by First Capital) within 48 hours. First Capital merely performs a due diligence audit of outstanding receivables and then finds a lending source to provide funding. One significant disadvantage of First Capital is that the healthcare provider has no control over the loaned amounts each month. The amount is established at the time of application and remains the same throughout the term of the contract.

Providerpay.com offers a funding service with some features bearing some similarity to ours. Providerpay.com states that it will provide a line of credit within two business days of a claim passing certain claim edits and submitted only through its clearinghouse. Interest, guarantee types, asset security and covered payer claims are undisclosed. Comprehensive integrated claims management and billing solutions do not appear to be offered. Claims must be funded only through its clearinghouse and only with a single bank. Our revolving line of credit capabilities appear more extensive, including in areas critical to the automation and reduction of administrative workload and human intervention, as well as information demanded of a complete claims management and payment solutions for providers and lenders. For instance, all of our solutions and services are designed to work with multiple clearinghouses and lenders.

Despite the increasing business of medical receivable purchasing and/or funding services, we distinguish ourselves by offering a short-term (120 days or less) revolving line of credit, where the primary security is intended to be the claims receivables and not other provider assets or personal credit. As an asset-based loan, Medicare claims can be leveraged. Since claims are flagged and scrubbed before submission, and are valued against actual payer contracts and rules, valuation is enhanced, risk is reduced and costs of money can be more competitive. Since we can offer to advance funds to healthcare providers in as little as five business days or less from the date of claim submission for payment, coupled with low administrative fees, and a proprietary combination of automated or batched reconciliation, posting, settlement, reporting and billing solutions we believe this service to be a major marketing advantage. Our new offerings extend this advantage to the very unique workers’ compensation, durable medical equipment and pharmacy claims processing, purchasing and/or funding market.

Competitive Analysis – Feature Comparison Chart

Features	MDwerks	ProviderPay	EMDEON	ATHENA	OrthoMart	EZDME
HIPAA-compliant EDI	X	X	X	X		X
Processes commercial and Medicare claims	X	X	X	X	X
Processes Worker’s Comp and Personal Injury claims	X		X		X	X
Processes DME and Pharmacy claims	X		X		X	X
Electronic claim submission to Medical Insurance companies	X	X	X	X
Electronic claim submission to Causality Insurance companies	X				X	X
Online claim status inquiry	X	X	X	X	X	X
Online patient eligibility verification	X		X	X
Fully managed network Payer Contract Service	X			X
In-depth real-time clinical claim edits and error analysis	X	X		X
Automatic data table updates (CPTs, ICDs, and Fee Schedules)	X		X	X
Advanced reporting and statistical analysis	X			X
Electronic remittance processing (ERA)	X	X	X	X		X
Automatic payment posting and reconciliation	X		X			X
Funding/Purchasing of medical receivables	X	X
Full Web-based platform (ASP)	X	X	X	X	X	X
Full conversion of all paper ERA’s to electronic HIPAA-compliant EDI	X
Comprehensive Billing and Collections Service	X			X

History of the Company and Certain Transactions

Background

After five years of research, development and testing with strategic and ‘‘name brand’’ resources, the designer of Xeni Systems’ products, MEDwerks, LLC, substantially completed the product development cycle for the products offered by Xeni Systems. The solutions developed by MEDwerks, LLC were tested with two doctors and two banks. In October, 2003, MEDwerks, LLC ceased operations, due to a lack of continuing operating capital. In October, 2004, substantially all of the assets of MEDwerks, LLC were acquired by Xeni Systems pursuant to a Contribution and Stockholders Agreement (the ‘‘Contribution Agreement’’) in exchange for MEDwerks, LLC receiving approximately a 67% equity interest in Xeni Systems. The purpose of the Contribution Agreement transaction was to launch and market the MDwerks System commercially, utilizing a growth oriented management team of seasoned professionals. Xeni Systems successfully obtained investment and financing of $450,000 and positioned the technology for demonstration and pre-commercial sale.

Merger Transaction

On October 12, 2005, MDwerks, Inc. (which was then named Western Exploration, Inc.), MDwerks Global Holdings, Inc. and MDwerks Acquisition Corp., a Florida corporation (“Acquisition Corp.”), and wholly-owned subsidiary of MDwerks, Inc., entered into an Agreement of Merger and Plan of Reorganization pursuant to which, on November 16, 2005, Acquisition Corp. was merged with and into MDwerks Global Holdings, Inc., with MDwerks Global Holdings, Inc. surviving as a wholly-owned subsidiary of MDwerks, Inc. (the “Merger”). MDwerks, Inc. acquired all of the outstanding capital stock of MDwerks Global Holdings, Inc. in exchange for issuing shares of Common Stock of MDwerks, Inc. to MDwerks Global Holdings Inc.’s stockholders at a ratio of 0.158074 shares of Common Stock for each share of MDwerks Global Holdings, Inc. common stock outstanding at the effective time of the Merger. Upon the closing of the Merger, we changed our corporate name from “Western Exploration, Inc.” to “MDwerks, Inc.” and succeeded to the business of MDwerks Global Holdings, Inc. as our sole line of business under the direction of MDwerks Global Holdings, Inc.’s management.

Private Placement Financings

In connection with the Merger described above, we completed the closing of a private placement offering of our securities in which we sold an aggregate of approximately 64 Units to accredited investors in the private placement offering, pursuant to the terms of a Confidential Private Placement Memorandum dated June 13, 2005, as supplemented. Each Unit consisted of 10,000 shares of common stock and a warrant to purchase 10,000 shares of common stock. Each warrant entitles the holder to purchase 10,000 shares of common stock at an exercise price of $2.50 per share. The Units were offered by Brookshire Securities Corporation, as placement agent, pursuant to a placement agent agreement under which the placement agent, in addition to a percentage of gross proceeds of the private placement offering, received 96,000 shares of common stock and a warrant to purchase up to an aggregate of 64,000 shares of common stock. We realized gross proceeds from the private placement offering of $1,600,000, before payment of commissions and expenses.

On June 28, 2006, we completed a private placement offering of units, pursuant to the terms of a Confidential Private Placement Memorandum dated February 1, 2006. Each unit consisted of one share of Series A Convertible Preferred Stock and a detachable three-year Series A Warrant to purchase twenty thousand (20,000) shares of our common stock at an exercise price of $3.00 per share (“Series A Preferred Units”). We sold an aggregate of 28.3 Series A Convertible Preferred Units to accredited investors in this private placement. As of April 30, 2008, 26.3 shares of Series A Convertible Preferred Stock had been converted into 526,667 shares of common stock. The Series A Preferred Units were offered by Brookshire Securities Corporation, as placement agent. The placement agent, in addition to a percentage of gross proceeds of the second private placement, received 170,000 shares of common stock and, for nominal consideration, a warrant to purchase up to an aggregate of 56,667 shares of common stock at an exercise price of $1.50 per share. We realized gross proceeds from the second private placement of $1,700,000, before payment of commissions and expenses.

Pursuant to the Private Placement Subscription documents, we agreed to file a registration statement with the SEC to register the shares and warrants held by the selling security holders for resale. That registration statement, which includes this prospectus, was declared effective on December 7, 2006. We have agreed to maintain the effectiveness of the registration statement from the effective date through and until the earlier of two years following December 31, 2005 (which was the termination date of the first private placement described above), or the earlier of two years following June 28, 2006 (which was the effective date of the termination of the second private placement described above), and such time as exempt sales pursuant to Rule 144 may be permitted for purchasers of Units.

Institutional Financings

On each of October 20, 2006, and November 9, 2006, we received net proceeds of $2,375,000 for a total aggregate net proceeds of $4,750,000 in connection with a financing provided by Gottbetter Capital Master, Ltd., an unaffiliated accredited institutional investor (“Gottbetter”). Pursuant to the terms of a Securities Purchase Agreement that we entered into with Gottbetter in connection with the financing, we issued two senior secured convertible promissory notes to Gottbetter, each in the original principal amount of $2,500,000 (each a “Senior Note” and collectively, the “Senior Notes”), five-year Series D Warrants to purchase 375,000 shares of our common stock at a price of $2.25 per share (“Series D Warrants”) and five-year Series E Warrants to purchase 375,000 shares of our common stock at a price of $3.25 per share (“Series E Warrants”).

Securities Purchase Agreement

The Gottbetter Securities Purchase Agreement provides to Gottbetter, for so long as the Senior Notes remain outstanding, a right of first refusal to purchase securities offered by MDwerks, Inc., except for the issuance of Excluded Securities (as defined in the Gottbetter Securities Purchase Agreement). The Gottbetter Securities Purchase Agreement also contains restrictions against issuing shares of our Common Stock for a price per share that is less than the price at which our Common Stock is traded on any national exchange or market. This restriction also covers the issuance of convertible securities with an exercise or conversion price that is lower than the price at which our Common Stock is traded on any national exchange or market.

Senior Notes

The Senior Notes bear interest at the rate of 8% per year, payable monthly in arrears, commencing December 1, 2006. Subject to certain mandatory prepayment provisions, and events of default, unpaid principal and interest due under the Senior Notes, as amended, will become due and payable on January 1, 2011. The Senior Notes require monthly principal payments until the January 2, 2011 maturity date. The Senior Notes are convertible, at the option of the holder, into shares of our common stock at a price of $2.25 per share (the “Conversion Price”), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of our common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of our common stock at an exercise price or conversion price that is less than the Conversion Price.

The Senior Notes provide for optional redemption by us at a redemption price equal to 110% of the face amount redeemed plus accrued interest.

Events of default will result in a default rate of interest of 15% per year and the holder may require that the Senior Note be redeemed at the Event of Default Redemption Price (as defined in the Senior Notes). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default. Events of default include, but are not limited to,: (i) the failure to keep the registration statement covering shares underlying the Senior Notes, the Series D Warrants and the Series E Warrants effective, as required by the Registration Rights Agreement that we entered into with Gottbetter; (ii) suspension from trading on the OTC Bulletin Board; (iii) failure to timely deliver shares in the event the Senior Notes are converted; (iv) failure to reserve adequate shares for conversion of the Senior Notes; (v) failure to pay principal, interest or late charges when due; (vi) any default in the payment of other indebtedness in excess of $250,000; (vii) bankruptcy events; and (viii) judgments against us in excess of $250,000.

The Senior Notes also provide that in the event of a Change of Control (as defined in the Senior Notes), the holder may require that such holder’s Senior Note be redeemed at the Change of Control Redemption Price (as defined in the Senior Notes). The Change of Control Redemption Price includes certain premiums in the event a Senior Note is redeemed in the event of a Change of Control.

Series D Warrants

The Series D Warrants are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series D Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series D Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series D Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series D Warrants.

Series E Warrants

The Series E Warrants, as amended, are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series E Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series E Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series E Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series E Warrants.

Security Agreements

We entered into a Security Agreement with Gottbetter. The Security Agreement provides for a lien in favor of Gottbetter on all of our assets.

Guaranty Agreements

Our subsidiaries entered into a Guaranty Agreement with Gottbetter, pursuant to which they have agreed to unconditionally guaranty our obligations under the Senior Notes and the documents entered into by us in connection the sale of the Senior Notes.

Registration Rights Agreement

We also entered into a Registration Rights Agreement and amendments thereto with Gottbetter. Pursuant to the amended Registration Rights Agreement we were required to file a registration statement covering the resale of 2,777,778 shares of common stock underlying the Senior Notes. The registration statement covering the resale of the shares of common stock underlying the Senior Notes, which includes this prospectus, became effective on December 7, 2006. In addition to it being an event of default under the Senior Notes, if we fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, the exercise price of the Series D and the Series E Warrants will immediately be reduced by $0.25 per share and then reduced by an additional $0.10 per share for each thirty day period thereafter that the registration statement is not filed or effective, as the case may be, up to a maximum reduction of $0.65.

On August 31, 2007, we received net proceeds of $250,000 in connection with a financing provided by Vicis Capital Master Fund (“Vicis”), an unaffiliated accredited investor. In connection with the financing, we issued a 31-day Convertible Note to Vicis in the original principal amount of $250,000 (the “Vicis Convertible Note”).

On September 28, 2007, we received net proceeds of $1,633,190, after repayment of the Vicis Convertible Note, interest and closing expenses in connection with a financing provided by Vicis. In connection with the financing, pursuant to the terms of a Securities Purchase Agreement, we issued 200 shares of Series B Convertible Preferred Stock (a “Series B Preferred Stock”), a seven-year Series F Warrant to purchase 1,500,000 shares of our common stock at a price of $2.25 per share and a seven-year Series G Warrant to purchase 1,000,000 shares of our common stock at a price of $2.50 per share.

The following are summary descriptions of the material agreements entered into in connection with the September 28, 2007, financing described above and such descriptions are qualified in its entirety by reference to the full agreements filed either as exhibits hereto or to previous SEC filings.

Securities Purchase Agreement

The Securities Purchase Agreement provided for the sale of (i) 200 shares of Series B Preferred Stock (ii) Series F Warrants to purchase an aggregate of 1,500,000 shares of Common Stock and (iii) Series G Warrants to purchase an aggregate of 1,000,000 shares of Common Stock. Pursuant to the Securities Purchase Agreement, the aggregate purchase price for the Series B Preferred Stock, the Series F Warrants and the Series G Warrants was $2 million. Payment was made by $1,691,445 in cash, the conversion of $251,555 in principal and interest of the Vicis Convertible Note and deduction of certain closing expenses.

The Securities Purchase Agreement provides to Vicis, for a period of eighteen months after the closing date, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us.

The Securities Purchase Agreement contains certain restrictions on our ability to: (i) declare dividends; (ii) reclassify, combine or reverse split our Common Stock; (iii) incur liens; (iii) incur certain types of indebtedness; (iv) issue classes of securities senior to, or pari passu with, the Series B Preferred Stock; (v) liquidate or sell a substantial portion of our assets; (vi) enter into transactions that would result in a Change of Control (as defined in the Securities Purchase Agreement); (vi) amend our charter documents in a way that adversely affects the rights of Vicis; (vii) except through Xeni Financial, make loans to, or advances or guarantee the obligations of, third parties; (viii) make intercompany transfers; (ix) engage in transactions with officers, directors, employees or affiliates; (x) divert business to other business entities; (xi) make investments in securities or evidences of indebtedness (excluding of loans made by Xeni Financial) in excess of $250,000 in a calendar year; and (xii) file registration statements.

Events of default under the Securities Purchase Agreement include: (i) default in the payment of dividends on or the failure to redeem the Series B Preferred Stock when due; (ii) failure to perform the covenants contained in the Securities Purchase Agreement or the related transaction documents; (iii) failure to file, or cause to become effective, a registration statement covering the shares of Common Stock underlying the Series F Warrants, the Series G Warrants and the Series B Preferred Stock within the timeframes required by the Registration Rights Agreement or the failure to keep such registration effective as required by the Registration Rights Agreement; (iv) suspension from listing on the OTC Bulletin Board or other exchange for 10 consecutive trading days; (v) the failure to timely deliver shares of Common Stock upon conversion of the Series B Preferred Stock or exercise of the Series F Warrants or the Series G Warrants; (vi) default in the payment of indebtedness in excess of $250,000; (vii) a judgment entered against us in excess of $250,000; and (viii) insolvency, bankruptcy and similar circumstances.

The Securities Purchase Agreement also contains customary representations, warranties, covenants and indemnification provisions for transactions of the type entered into between the Company and Vicis.

Series B Preferred Stock

In connection with the sale of the Series B Preferred Stock, on September 27, 2007, we filed a Certificate of Designations, which designate the rights, preferences, privileges and terms of the Series B Preferred Stock (the “Certificate of Designations”). The Certificate of Designations was subsequently amended and restated on March 31, 2008, in connection with the March 31, 2008, financing provided by Vicis, described below (the “March 2008 Vicis Financing”). For a description of the Certificate of Designations, as amended and restated, please see our disclosure regarding the March 2008 Vicis Financing below.

Series F Warrants

The Series F Warrants were exercisable at a price of $2.25 per share for a period of seven years from the date of issuance. On March 31, 2008, the Series F Warrants were cancelled in connection with the March 2008 Vicis Financing.

Series G Warrants

The Series G Warrants were exercisable at a price of $2.50 per share for a period of seven years from the date of issuance, with the same provisions as the Series F warrants. On March 31, 2008, the Series G Warrants were cancelled in connection with the March 2008 Vicis Financing.

Security Agreement

We, along with our subsidiaries MDwerks, Xeni Medical, Xeni Financial, Xeni Billing, and PPS entered into Security Agreements with Vicis. The Security Agreements provide for liens in favor of Vicis on all of our assets, including the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp.

Guaranty Agreement

Our subsidiaries, MDwerks, Xeni Medical, Xeni Financial, Xeni Billing, and PPS entered into Guaranty Agreements with Vicis, pursuant to which they have agreed to unconditionally guaranty our obligations under the Series B Preferred Stock and the documents entered into by us in connection with the sale of the Series B Preferred Stock.

Registration Rights Agreement

We entered into a Registration Rights Agreement with Vicis. The Registration Rights Agreement was amended and restated in connection with the March 2008 Vicis Financing and is more fully described below.

Amendment, Consent and Waiver

In connection with the transactions described above, we entered into an Amendment, Consent and Waiver with Gottbetter (the “Consent and Waiver Agreement”), whereby, among other things: (i) Gottbetter consented to the transactions described above, (ii) Gottbetter agreed to delay, until February 1, 2008, principal payments under the Senior Secured Convertible Note issued by the Corporation to Gottbetter on October 19, 2006 (the “October Note”), and under the Senior Secured Convertible Note issued by the Corporation to Gottbetter on November 9, 2006 (the “November Note”), (iii) Gottbetter agreed that its right of first refusal with respect to subsequent financings will be on a pro rata, pari passu basis with Vicis and (v) Gottbetter released its security interest in certain collateral of Xeni Financial.

Also in connection with the transactions described above, the conversion price of the Gottbetter Series E Warrants were reduced to $2.25 per share subject to further adjustment, and the number of Warrant Shares for which such warrants may be exercised were increased to 541,666 and 2/3 shares subject to further adjustment.

In consideration of Gottbetter entering into the Consent and Waiver Agreement, we issued to Gottbetter a Series D Warrant to purchase 500,000 shares of our Common Stock.

Amended and Restated Notes

In order to memorialize the extension of the principal payment date to February 1, 2008, in the October Note and the November Note, we issued to Gottbetter an amended and restated October Note and an amended and restated November Note.

On December 3, 2007, we received net proceeds of $575,000 in connection with a financing provided by Vicis. In connection with the financing, we issued a Convertible Note to Vicis in the original principal amount of $575,000 (the “Note”). The Note bears interest at the rate of 8% per year. Subject to certain prepayment provisions, unpaid principal and interest due under the Note will become due and payable on December 2, 2008.

On January 18, 2008, we received net proceeds of $500,000 in connection with a financing provided by Vicis. In connection with the financing, we and Vicis entered into a Securities Purchase Agreement, dated January 18, 2008 (the “January Securities Purchase Agreement”), pursuant to which we issued 50 shares of Series B Preferred Stock, a seven-year Series F Warrant to purchase 375,000 shares of our common stock at a price of $2.25 per share and a seven-year Series G Warrant to purchase 250,000 shares of our common stock at a price of $2.50 per share.

The Securities Purchase Agreement, dated January 18, 2008, by and between Vicis and us (the “January Securities Purchase Agreement”) provides that our obligations to Vicis under the Series B Preferred Stock, the January Securities Purchase Agreement and the various transaction documents entered into in connection with the January Securities Purchase Agreement (the “January Transaction Documents”) are secured by a lien on all of our assets pursuant to the Security Agreement, dated September 28, 2007, between us and Vicis.

The January Securities Purchase Agreement further provides that our obligations under the Series B Preferred Stock, the January Securities Purchase Agreement and the January Transaction Documents are guaranteed by each of our subsidiaries pursuant to the terms of the Guaranty Agreements previously entered into between Vicis and each of our subsidiaries in September, 2007.

The January Securities Purchase Agreement also provides that the guaranty obligations of our subsidiaries in connection with the January Securities Purchase Agreement and the January Transaction Documents are secured by the liens on all of the assets of each our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp., created pursuant to the Security Agreements, previously entered into by and between our subsidiaries and Vicis in September, 2007.

On March 1, 2008, the Company and Gottbetter amended the Senior Notes to extend the maturity date of the Senior Notes to January 1, 2011, and to delay principal payments under the Senior Notes until March 1, 2008.

On March 31, 2008, we received net proceeds of $6,809,794 in connection with the March 2008 Vicis Financing. In connection with the March 2008 Vicis Financing, we and Vicis entered into a Securities Purchase Agreement, dated March 31, 2008 (the “March Securities Purchase Agreement”), pursuant to which we issued 750 shares of Series B Convertible Preferred Stock, par value $0.001 (“Series B Preferred Stock”), a ten-year Series H Warrant to purchase 53,333,334 shares of our common stock at a price of $0.75 per share (the “Series H Warrant”), and pursuant to which Vicis surrendered for cancellation all Series F Warrants and all Series G Warrants held by Vicis, which warrants were exercisable in the aggregate for 3,125,000 shares of our common stock.

In connection with the sale of the March 2008 Vicis Financing, we amended and restated the Registration Rights Agreement, dated September 28, 2007, by and between Vicis and us (as amended and restated, the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, we agreed, to register for resale all of the shares of our common stock into which the outstanding Series B Preferred Stock is convertible and all of the shares of our common stock for which the Series H Warrant is exercisable.

In connection with obtaining the consent and waiver of Gottbetter to the March 2008 Vicis Financing, we entered into an Amendment, Consent and Waiver (the “Gottbetter Consent Agreement”), pursuant to which (i) we issued to Gottbetter a five-year Series I warrant to purchase one million shares of our common stock at an exercise price of $0.75 per share; (ii) Gottbetter agreed to waive its anti-dilution rights under the Series D Warrants, Series E Warrants and promissory notes that we previously issued to Gottbetter and (iii) Gottbetter consented to the March 2008 Vicis Financing.

The following summary description of the material agreements entered into in connection with the March 2008 Vicis Financing described above and the terms of the Series B Preferred Stock is qualified in its entirety by reference to the copies of such material agreements and the Amended and Restated Certificate of Designations for the Series B Preferred Stock filed as exhibits to our Current Report on Form 8-K filed with the SEC on April 2, 2008.

March Securities Purchase Agreement

The March Securities Purchase Agreement provided for the sale by us to Vicis of (i) 750 shares of Series B Preferred Stock (ii) and the Series H Warrant to purchase an aggregate of 53,333,334 shares of common stock. Pursuant to the March Securities Purchase Agreement, the aggregate gross purchase price for the Series B Preferred Stock and the Series H Warrant was $7,500,000, which was paid by wire transfer of immediately available funds and the surrender for cancellation of a promissory note that we issued to Vicis in the principal amount of $575,000. Principal and accrued interest under the promissory note, and $100,000 of Vicis’ expenses were applied against the purchase price.

The following table details the dollar amount of the payments in connection with the sales of Series B Prefered Stock to Vicis:

	200 Preferred Shares Sold on 9/28/2007	50 Preferred Shares Sold on 1/18/2008	750 Preferred Shares Sold on 3/31/2008	TOTAL

Sale of Series B Preferred Stock	$2,000,000	$500,000	$7,500,000	$10,000,000

Expenses paid to Vicis	(57,000)	0	(100,000)	(157,000)

Note repayment to Vicis	(250,000)	0	(575,000)	(825,000)

Interest owed on $575,000 Note to Vicis	(1,555)	0	(15,206)	(16,761)

Net Proceeds to Company	$1,691,445	$500,000	$6,809,794	$9,001,239

Each share of Series B Preferred Stock is entitled to cumulative dividends at the annual rate of 12% of the stated value of the Series B Preferred Stock. The stated value of each share of Series B Preferred Stock is $10,000. Dividends are payable in cash or additional shares of Series B Preferred Stock. These dividends to Vicis are being recorded as Accrued Interest of $100,000 per month starting April 2008 and continue to be accrued until March 31, 2010 until either paid by cash or by additional shares of Series B Preferred Stock. The following summarizes payments to Vicis in the first year following the sale of Series B Preferred Stock:

	Dividend	Principal
	Accrued	Payable

April 2008	$100,000	$0
May 2008	100,000	0
June 2008	100,000	0
July 2008	100,000	0
August 2008	100,000	0
September 2008	100,000	0
October 2008	100,000	0
November 2008	100,000	0
December 2008	100,000	0
January 2009	100,000	0
February 2009	100,000	0
March 2009	100,000	0

Total Year One	$1,200,000	$0

There are no additional payments anticipated to Vicis in the first year following the sale of the Series B Preferred Stock.

Vicis purchased an aggregate of 1,000 shares of Series B Preferred Stock at a price of $10,000 per share for a total of $10,000,000. The market price per share of the securities underlying the Series B Preferred Stock on the dates of the sale of the Series B Preferred stock was $0.77 on September 28, 2007, $0.62 on January 18, 2008 and $0.90 on March 31, 2008. The conversion price was $2.25 per share on September 28, 2007 and January 18, 2008. Pursuant to an amended and restated Certificate of Designations, the conversion price for shares of Series B Preferred Stock was changed to $0.75 per share on March 31, 2008. The conversion price is not dependant upon the market price of shares of our common stock.

Vicis was granted warrants to purchase 53,333,333 shares of the Company’s stock at a price of $0.75 per share. The warrants were issued when the stock price was $0.90.

The following summarizes the total possible profit that Vicis could have realized on March 31, 2008, the date of the sale of 750 shares of Series B Preferred Stock and adjustment of the exercise price of 250 previously outstanding shares of Series B Preferred Stock from a price of $2.25 per share to $0.75 per share:

	Market Price Per Share of Common Stock on March 31, 2008	Conversion or Exercise Price Per Share on March 31, 2008	Total Possible Shares to be Received	Combined Market Price of Total Possible Shares on March 31, 2008	Total Conversion Price of Total Possible Shares on March 31, 2008	Total Possible Profit

Series B Convertible Preferred Stock	$0.90	$0.75	13,333,333	$12,000,000	$10,000,000	$2,000,000
Warrants	$0.90	$0.75	53,333,334	48,000,001	40,000,001	8,000,000
			66,666,667	$60,000,001	$50,000,001	$10,000,000

The following table details sales of Series B Preferred Stock  to Vicis. The Series B Preferred Stock is not quoted on any regulated quotations services and therefore, share price sold to Vicis and market price are considered to be the same for this analysis:

Transaction Date	# of Shares Of Series B Preferred Stock Held by Vicis Prior to Transaction	Purchase Price Paid	# of Shares of Series B Preferred Stock Issued to Vicis in Transaction	# of Shares of Series B Preferred Stock Issued in Total	% of Total Issued Shares of Series B Preferred Stock	Market Price of Series B Preferred Stock Prior to Transaction	Market Price of Series B Preferred Stock As of July 15, 2008	Conversion Price of Series B Preferred Stock		Market Price of Common Stock at Time of Issuance of Series B Preferred Stock	Market Price of Common Stock As of July 15, 2008

9/28/2007	0	$2,000,000	200	200	100%	$10,000	$10,000	$0.75	[1]	$0.77	$0.55
1/18/2008	200	$500,000	50	250	20%	$10,000	$10,000	$0.75	[1]	$0.62	$0.55
3/31/2008	250	$7,500,000	750	1,000	75%	$10,000	$10,000	$0.75		$0.90	$0.55

1 At the time of issuance of these shares of Series B Preferred stock, the conversion price was $2.25 per share. The conversion price was adjusted to $0.75 per share in connection with the March 31, 2008 transaction pursuant to an amended and restated Certificate of Designations.

The March Securities Purchase Agreement provides to Vicis, for a period of eighteen months after the closing date, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us. The right of first refusal is on a pro rata basis (based upon the amount invested) with Gottbetter.

The March Securities Purchase Agreement contains certain restrictions on our ability to: (i) declare dividends; (ii) reclassify, combine or reverse split our common stock; (iii) incur liens; (iii) incur certain types of indebtedness; (iv) issue classes of securities senior to, or pari passu with, the Series B Preferred Stock; (v) liquidate or sell a substantial portion of our assets; (vi) enter into transactions that would result in a Change of Control (as defined in the March Securities Purchase Agreement); (vii) amend our charter documents in a way that adversely affects the rights of Vicis; (viii) except through Xeni Financial Services, Corp., make loans to, or advances or guarantee the obligations of, third parties; (ix) make intercompany transfers; (x) engage in transactions with officers, directors, employees or affiliates; (xi) divert business to other business entities; (xii) make investments in securities or evidences of indebtedness (excluding of loans made by Xeni Financial Services, Corp.) in excess of $250,000 in a calendar year; and (xiii) file registration statements.

Events of default under the March Securities Purchase Agreement include: (i) default in the payment of dividends on or the failure to redeem the Series B Preferred Stock when due; (ii) failure to perform the covenants contained in the Securities Purchase Agreement or the related transaction documents; (iii) suspension from listing on the OTC Bulletin Board or other exchange for 10 consecutive trading days; (iv) the failure to timely deliver shares of common stock upon conversion of the Series B Preferred Stock or exercise of the Series H Warrant ; (v) default in the payment of indebtedness in excess of $250,000; (vi) a judgment entered against us in excess of $250,000; and (vii) insolvency, bankruptcy and similar circumstances.

The March Securities Purchase Agreement further provides that our obligations to Vicis under the Series B Preferred Stock, the March Securities Purchase Agreement and the various transaction documents entered into in connection with the March Securities Purchase Agreement (the “March Transaction Documents”) are secured by a lien on all of our assets pursuant to the Security Agreement, dated September 28, 2007, between us and Vicis (the “Company Security Agreement”). The Company Security Agreement is more fully described below and is attached as an exhibit to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

The March Securities Purchase Agreement further provides that our obligations under the Series B Preferred Stock, the March Securities Purchase Agreement and the March Transaction Documents are guaranteed by each of our subsidiaries pursuant to the terms of the guaranty agreements, dated September 28, 2007, between Vicis and each of our subsidiaries (the “Guaranty Agreements”). The Guaranty Agreements are more fully described below and are attached as exhibits to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

The March Securities Purchase Agreement also provides that the guaranty obligations of our subsidiaries in connection with the March Securities Purchase Agreement and the March Transaction Documents are secured by the liens on all of the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp., created pursuant to the security agreements entered into by and between our subsidiaries and Vicis on September 28, 2007 (the “Guarantor Security Agreements”). The Guarantor Security Agreements are more fully described below and are attached as exhibits to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

The March Securities Purchase Agreement also contains customary representations, warranties, covenants and indemnification provisions for transactions of the type entered into between the Company and Vicis.

Series B Preferred Stock

On March 31, 2008, we filed an amended and restated Certificate of Designations (as amended and restated, the “Certificate of Designations”) with the Secretary of State of the State of Delaware.

The Certificate of Designations, which designates the rights, preferences, privileges and terms of the Series B Preferred Stock, provides that the Series B Preferred Stock will rank senior to other classes of common stock and preferred stock that are currently outstanding as to distributions of assets upon liquidation, dissolution or winding up and as to payment of dividends on shares of equity securities.

Each share of Series B Preferred Stock is entitled to cumulative dividends at the annual rate of 12% of the stated value of the Series B Preferred Stock. The stated value of each share of Series B Preferred Stock is $10,000. Dividends are payable in cash or additional shares of Series B Preferred Stock. These dividends are being recorded as Accrued Interest of $100,000 per month starting April, 2008 and continue to be accrued until March 31, 2010 unless either paid by cash or by additional shares of Series B Preferred Stock.

Each share of Series B Preferred Stock is convertible, at any time, at the option of the holder, into the number of shares of common stock determined by dividing the stated value of the Series B Preferred Stock by the conversion price. The initial conversion price of the Series B Preferred Stock is $0.75 per share.

The conversion price is subject to adjustment for stock splits, dividends, subdivisions, distributions, reorganizations and similar transactions. Furthermore, the conversion price is also subject to adjustment in the event of the issuance of securities for a price below the conversion price then in effect or the issuance of convertible securities with an exercise or conversion price that is less than the then current conversion price for the shares of Series B Preferred Stock.

To the extent that any shares of Series B Preferred Stock remain outstanding on March 31, 2010, each holder thereof shall have the option to either require us to redeem such holder’s shares of Series B Preferred Stock or convert such holder’s shares of Series B Preferred Stock into shares of common stock at the conversion price then in effect.

Holders of Series B Preferred Stock have the option to require us to redeem shares of Series B Preferred Stock in the event of a Change of Control (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock are entitled to vote on matters submitted to our stockholders as if the Series B Preferred Stock had been converted into shares of common stock pursuant to the terms of the Certificate of Designations. To the extent the holders of Series B Preferred Stock are required to vote separately, as a class, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock will be required to approve the matter to be voted upon.

As of July 15, 2008, there were 1,000 shares of Series B Preferred Stock issued and outstanding.

Series H Warrant

The Series H Warrant is exercisable at a price of $0.75 per share for a period of ten years from the date of issuance. The Series H Warrant may be exercised on a cashless basis to the extent that the resale of shares of common stock underlying the Series H Warrant is not covered by an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series H Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series H Warrant, issuances of convertible securities with a conversion price below the exercise price of the Series H Warrant.

As of July 15, 2008, the outstanding Series H Warrant was exercisable for an aggregate of 53,333,334 shares or our common stock.

Company Security Agreement

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the lien granted pursuant to the Company Security Agreement would, in addition to securing the obligations previously secured thereby, secure our obligations in connection with the March Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued in connection with the March Securities Purchase Agreement. The Company Security Agreement provides for a lien on all of our assets in favor of Vicis.

Guaranty Agreements

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the Guaranty Agreements would, in addition to applying to the obligations previously guaranteed thereby, apply to our obligations in connection with the March Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued pursuant to the January Securities Purchase Agreement. The Guaranty Agreements provide for unconditional guaranties of the obligations guaranteed thereunder.

Guarantor Security Agreements

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the security interests granted by our subsidiaries pursuant to the Guarantor Security Agreements would, in addition to securing the obligations previously secured thereunder, secure the obligations of our subsidiaries under the Guaranty Agreements insofar as those obligations related to the January Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued pursuant to March Securities Purchase Agreement. The Guarantor Security Agreements provide for liens in favor of Vicis on all of the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp.

Amended and Restated Registration Rights Agreement

Pursuant to the Amended and Restated Registration Rights Agreement, we agreed to register for resale, the shares of our common stock into which the Series B Preferred Stock is convertible and the shares of our common stock for which the Series H Warrant is exercisable.

The Amended and Restated Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Series B Preferred Stock and the Series H warrant within 60 days after the closing date. We are only required to register up to thirty percent of the number of outstanding shares of common stock in such registration statement and then file subsequent registration statements after the later of (i) sixty days following the sale of the securities covered by the initial registration statement or any subsequent registration statement and (ii) six months following the effective date of the initial registration statement or any subsequent registration statement. We are required to cause the initial registration statement to become effective on or before the date that is 150 calendar days after the closing date if the SEC does not review the registration statement or 180 calendar days after the closing if the registration statement receives a full review by the SEC. If we fail to file a registration statement in the time frame required, fail to file a request for acceleration in the time frame required, or fail to maintain the effectiveness of a registration statement as required by the Registration Rights Agreement, we will be required to pay a cash penalty in the amount of 1.5% of the aggregate stated value of the Series B Preferred Stock for each month, or part thereof, that such registration statement is not filed or effective, as the case may be. The cash penalty is limited to 9% of the aggregate stated value of the Series B Preferred Stock. The cash penalty will not apply to the registration of shares of common stock underlying the Series H Warrant. The Registration Rights Agreement also provides for piggyback registration rights.

Gottbetter Consent Agreement

In connection with obtaining the consent and waiver of Gottbetter to the financing provided by Vicis, we entered into the Gottbetter Consent Agreement, pursuant to which Gottbetter agreed to waive its anti-dilution rights under the Series D Warrants, Series E Warrants and promissory notes that we previously issued to Gottbetter and Gottbetter consented to the financing provided by Vicis.

Series I Warrant

As consideration for Gottbetter entering into the Gottbetter Consent Agreement, we issued to Gottbetter a Series I warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.75 per share. The Series I Warrant is exercisable for a period of five years from the date of issuance. The Series I Warrant may be exercised on a cashless basis to the extent that the resale of shares of common stock underlying the Series I Warrant is not covered by an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series I Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series I Warrant and issuances of convertible securities with a conversion price below the exercise price of the Series I Warrant.

As of July 15, 2008, the outstanding Series I Warrant was exercisable for an aggregate of 1,000,000 shares or our common stock.

Corporate Information Regarding the Company and its Subsidiaries

MDwerks, Inc. is a corporation, organized under the laws of the State of Delaware, originally formed on July 22, 2003.

MDwerks Global Holdings, Inc. is a corporation, organized under the laws of the State of Florida, originally formed on October 23, 2003.

Xeni Medical Systems, Inc. is a corporation organized under the laws of the State of Delaware, originally formed on July 21, 2004.

Xeni Financial Services, Corp. is a corporation organized under the laws of the State of Florida, originally formed on February 3, 2005.

Xeni Medical Billing, Corp. is a corporation organized under the laws of the State of Delaware, originally formed on March 2, 2005.

Patient Payment Solutions, Inc. (“PPS”) is a corporation organized under the laws of the State of Florida, originally formed on May 30, 2007. PPS planned to offer healthcare providers a payment improvement process for “out-of-network” claims, but it never commenced operations.

Our principal executive office is located at Windolph Center, Suite I, 1020 NW 6th Street, Deerfield Beach, Florida 33442, and our telephone number is (954) 389-8300. Our website address is www.mdwerks.com.

Employees

We employ approximately 20 people who devote their full business time to our activities and 1 person who devotes some business time to our activities.

Intellectual Property

A United States patent application regarding certain aspects of our systems was filed by our predecessor, MEDwerks, LLC, on April 15, 2002. On November 15, 2007, the US Patent Office issued an office action indicating that it will not allow a patent based upon the claims of our application. Our patent counsel, DLA Piper US LLP, is in the process of modifying our patent application based upon the US Patent Office’s action and will submit a response to the office action. If the response from the US Patent Office to our modified application is unfavorable or only partially successful, when compared to prior protected art, the process may be extended up to 3 years and we could incur substantial expenses in prosecuting the patent. We plan to undertake prosecution of the patent filing to conclusion, if practical and economical.

Properties

On February 1, 2008, the Company was assigned the Master Lease on its facility and a five-year lease option was exercised, which extends the Master Lease until June 30, 2013.

Government Regulation

See Risk Factors – ‘‘We are subject to substantial government regulations.’’

Legal Proceedings

We are not a party to any material pending legal proceedings.

Directors and Executive Officers

The following table sets forth information regarding the members of our Board of Directors and our executive officers. The directors listed below will serve until the next annual meeting of our stockholders.

Name	Age	Position
Howard Katz	66	Chief Executive Officer and Director
Vincent Colangelo	65	Chief Financial Officer and Secretary
Stephen M. Weiss	54	Chief Operating Officer
David M. Barnes	65	Director
Peter Dunne	50	Director
Paul Kushner	61	Director
Shad Stastney	39	Director
Chris Phillips	37	Director

The principal occupation for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Howard B. Katz became, effective as of November 16, 2005, our Chief Executive Officer and a Member of our Board of Directors. Mr. Katz is also the Chief Executive Officer and a Director of our wholly-owned subsidiary MDwerks Global Holdings, Inc., which positions he has held since June, 2005. Since July, 2004, Mr. Katz has been a Director and Chief Executive Officer of Xeni Medical Systems, Inc., and Mr. Katz has been the sole Director and Chief Executive Officer of Xeni Medical Billing Corp. since March, 2005, and has been the sole Director and Chief Executive Officer of Xeni Financial Services, Corporation since February, 2005. From December, 2002, until October, 2004, Mr. Katz was Chief Executive Officer of ViewPoint Exams International, Inc., a company that facilitated independent medical examinations in connection with insurance and litigation matters. From August, 1998, to December, 2002, Mr. Katz was the Chief Executive Officer of Imagine Networks, Inc., a company based in New York City that engaged in prepaid telecommunications and financial services. Mr. Katz served on the Board of Directors of American United Global, Inc., a publicly traded company from April, 1996, until August, 2005. Mr. Katz has over 35 years of operating, financial and senior management experience, in both public and private companies. His responsibilities have included numerous progressive positions as CFO, President and CEO of ‘‘high tech’’, software development and other high growth businesses, including one involving banking transactions. Mr. Katz was President of National Fiber Network, Inc. which later became MetroMedia Fiber Network, Inc. and reached a peak public market capitalization of over $30 billion. Mr. Katz has been a principal in, or helped consummate, numerous public offerings and other successful business ventures. Mr. Katz received an MBA from New York University.

Vincent Colangelo became, effective as of November 16, 2005, our Chief Financial Officer. Since July, 2005, until becoming our Chief Financial Officer, Mr. Colangelo provided consulting services to us. From March, 2004, to November, 2005, Mr. Colangelo was the President and Principal Consultant of Weston Business Advisors, Inc., a business consulting company based in Weston, Florida. From January, 2003, to March, 2004, Mr. Colangelo was the President of Cartridge World Florida in Weston, Florida, a master franchisee for the State of Florida for a world wide print cartridge refilling organization. From September, 1995, to December, 2002, Mr. Colangelo was the President and Principal Consultant of Birchwood Associates, Inc., a business consulting company based in Weston, Florida. Mr. Colangelo has over 35 years of financial executive and operational management experience. As a principal of the management consulting firms, Mr. Colangelo provided interim CFO, COO and general financial consulting services to clients ranging from small businesses to Fortune 100 companies. Mr. Colangelo brings to us a unique combination of financial management skills, industry experience and familiarity with our product line. Mr. Colangelo was also President of a start-up multi-national publishing company and worked at Xerox’s world headquarters as a consolidations and regulatory reporting manager and as a financial planning manager. Mr. Colangelo received an MBA and a BBA from Iona College and is a New York State CPA.

Stephen M. Weiss became, effective as of May 29, 2007, our Chief Operating Officer. Prior to this Mr. Weiss served from November 16, 2005, as our Chief Technology Officer. Mr. Weiss has provided consulting services to us and served as acting Chief Technology Officer of MDwerks Global Holdings, Inc. since March, 2005. From March, 2002, to March, 2005, Mr. Weiss was the Chief Technology Officer and Chief Operating Officer of Enterprise Technology Corporation, a financial software services consulting company that served many Fortune 500 clients. From September, 1999, to November, 2001, Mr. Weiss was the Chief Technology Officer at Imagine Networks, Inc., where he designed and managed the development of electronic payment systems linked to telecommunications pre-paid systems. Prior to joining Imagine Networks, Inc., he co-founded AstraTek, a software products and consulting firm that developed products and consulting services for financial and technology companies including Microsoft, IBM and Citrix. Mr. Weiss also served as Vice President at Bankers Trust Company for over 13 years, where he developed a number of advanced communication systems, including a global cryptography-based authentication system and links in Tokyo between the bank’s back office systems and the Bank of Japan’s money transfer and clearance systems. Mr. Weiss received a BA from Buffalo State College.

David M. Barnes became, effective as of November 16, 2005, a member of the Board of Directors and serves on our Audit Committee as Chairman and is also a member of our Compensation Committee. Mr. Barnes has also served as Chief Financial Officer of Neah Power Systems, Inc., (NPWS:OTCBB), since April, 2006, and was Chief Financial Officer of Cyber Defense Systems, Inc., (CYDF:OTCBB), from August, 2005, through November, 2007. In addition, Mr. Barnes was a Director, Executive Vice President and Chief Financial Officer of American United Global, Inc., now Solar Thin Films, Inc. (SLTN:OTCBB), from April, 1996, through July, 2006. Mr. Barnes is also a member of the Board of Directors, Audit Committee and Compensation Committee of China Direct, Inc. (CDS:ASE),   Searchhelp, Inc. (SHLP:OTCBB), Medical Solutions Management Inc. (MSMI:OTCBB) and Thinkpath,Inc. (THPHF:OTCBB). On March 7, 2008, Thinkpath, Inc., filed a bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code.

Peter Dunne became, effective as of November 16, 2005, a member of our Board of Directors and serves on our Compensation Committee. Mr. Dunne has spent over 25 years in communications management. Currently he is President and partner of Franklin Communications, LLC, a full service graphic services company, a position he has held since July, 2002. From March, 2002, to July, 2002, he was Regional General Manager for Kelmscott Communications, LLC overseeing Franklin Communications, Trade Litho, Little River Press, and Lauderdale Graphics. From September, 2000, to July, 2002, he held the position of Regional Controller for the same companies. From September, 1982, to September, 2000, he was Vice President and Controller of Franklin Communications. Mr. Dunne’s other experiences include positions in Dataco, a national data entry service business, and Robertson Leasing Corp, an equipment leasing company, both formerly divisions of Robertson Financial Corporation. Mr. Dunne is Vice Chairman of the Board of Directors of the Printing Association of Florida and on the CEO Advisory Board to the Printing Industries of America.

Paul Kushner became, effective June 22, 2006, a member of our Board of Directors and serves on our Audit Committee. Mr. Kushner has been President and Owner of Asset Indemnity Brokerage Corp., an insurance brokerage firm since July, 1994. Mr. Kushner started his career in the surety industry in 1967 and has been world regional bond manager for American International Group (AIG) and special representative to Norway for the introduction of surety bonds in the United States. In 1987, he was the New York Manager of American International Group, Domestic and International Operations.

Shad Stastney became, effective April 24, 2008, a member of our Board of Directors. Mr. Stastney is the Chief Operating Officer and Head of Research for Vicis Capital LLC, a company he jointly founded in 2004. Mr. Stastney also jointly founded Victus Capital Management LLC in 2001. From 1998 through 2001, Mr. Stastney worked with the corporate equity derivatives origination group of Credit Suisse First Boston, eventually becoming a Director and Head of the Hedging and Monetization Group, a joint venture between derivatives and equity capital markets. In 1997, he joined Credit Suisse First Boston’s then-combined convertible/equity derivative origination desk. From 1994 to 1997, he was an associate at the law firm of Cravath, Swaine and Moore in New York, in their tax and corporate groups, focusing on derivatives. He graduated from the University of North Dakota in 1990 with a BA in Political Theory and History, and from the Yale Law School in 1994 with a JD degree focusing on corporate and tax law.

Chris Phillips became, effective April 24, 2008, a member of our Board of Directors. Mr. Phillips has been a managing director for Vicis Capital, LLC since February 2008. From 2004 through January 2008, Mr. Phillips served as President and CEO of Apogee Financial Investments, Inc., a merchant bank that owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. From 2000 through January 2008, he also served as managing member of TotalCFO, LLC, which provides consulting and CFO services to a number of public and private companies and high net worth individuals.  From November 2007 through January 2008 Mr. Phillips served as the CEO and Chief Accounting Officer of OmniReliant Holdings, Inc. (OTCBB: ORHI). Presently, he is a member of the Board of Directors OmniReliant Holdings, Inc., Precision Aerospace Components, Inc. (OTCBB: PAOS) and a few private companies. Mr. Phillips received a BS in Accounting and Finance and a Masters of Accountancy, with a concentration in Tax, both from the University of Florida. Mr. Phillips is a Florida CPA.

On June 20, 2008, the Company decided not to extend the Employment Agreement with Mr. Solon Kandel, President, beyond the December 31, 2008 Expiration Date of the agreement. Mr. Kandel resigned from being the Company’s President and as a member of the Board of Directors.

On June 20, 2008, the Company terminated the employment of Gerard Maresca, Vice President, Business Development.

Board of Director Composition and Committees

Our Board of Directors is comprised of six directors, Messrs. Katz, Barnes, Dunne, Kushner, Stastney and Phillips. David M. Barnes and Peter Dunne serve as members of our Compensation Committee and David M. Barnes and Paul Kushner serve as members of our Audit Committee. We have independent parties serving on each of the Audit Committee and the Compensation Committee.

Director Compensation

The following non-management directors received compensation from MDwerks, Inc. in the amounts set forth in the chart below for the twelve months ended December 31, 2007, December 31, 2006, and December 31, 2005. Messrs. Stastney and Phillips will not be compensated for their services but will be reimbursed for reasonable expenses incurred by them in attending board meetings. We intend to continue to compensate non-management directors through the issuance of stock awards including, without limitation, incentive stock options, restricted stock awards, stock grants and or stock appreciation rights. The value attributable to any Option Awards in the following chart is computed in accordance with FAS 123R. No other item of compensation was paid to any director of the Company other than reimbursement of expenses:

DIRECTOR COMPENSATION

Name	Year	Fees Earned or Paid in Cash	Stock Awards		Option Awards		Non- Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
David M. Barnes	2007	$20,000	$25,000	[1]	$54,000	[2]	—	—	—	$99,000
	2006	$14,000	$87,500	[3]	$165,750	[4]	—	—	—	$267,250
	2005	$3,500	—		—		—	—	—	$3,500

Peter Dunne	2007	$14,000	—		$12,000	[5]	—	—	—	$26,000
	2006	$14,000	—		$342,800	[6]	—	—	—	$356,800
	2005	$3,500	—		—		—	—	—	$3,500

Paul Kushner	2007	$14,000	—		$12,000	[5]	—	—	—	$26,000
	2006	$7,000	—		$360,800	[7]	—	—	—	$367,800
	2005	—	—		—		—	—	—	—
________________

[1]
On May 29, 2007, the Company issued 50,000 shares of common stock to a David M. Barnes in consideration for services rendered. The shares were issued at the fair value at the date of the issuance of $25,000 or $0.50 per share. The Company recorded stock-based consulting expense of $25,000.

[2]	Consists of Incentive Stock Options to purchase 150,000 shares of common stock at a price of $0.38 per share granted on December 31, 2007, and vesting on December 31, 2007.
[3]
On June 19, 2006, the Company authorized the issuance of 75,000 shares of common stock to David M. Barnes in consideration for services rendered. On June 22, 2006, the Company issued 25,000 of these authorized shares of common stock at the fair value at the date of the issuance of $87,500 or $3.50 per share. The Company recorded stock-based compensation of $87,500.

[4]
Consists of Incentive Stock Options to purchase 44,000 shares of common stock and Non-qualified Stock Options to purchase 31,000 shares of common stock both at a price of $2.25 per share granted on October 11, 2006, and vesting in ⅓ increments starting on October 11, 2006, and on each of the next two anniversaries of the date of the grant.

[5]	Consists of Incentive Stock Options to purchase 35,000 shares of common stock at a price of $0.38 per share granted on December 31, 2007, and vesting on December 31, 2007.
[6]
Consists of Incentive Stock Options to purchase 25,000 shares of common stock and Non-qualified Stock Options to purchase 50,000 shares of common stock both at a price of $4.00 per share granted on June 19, 2006 and vesting in ⅓ increments on each anniversary of the grant, and Non-qualified Stock Options to purchase 25,000 shares of common stock at a price of $2.25 per share granted on October 11, 2006, and vesting in ⅓ increments starting on October 11, 2006, and on each of the next two anniversaries of the date of the grant.

[7]
Consists of Incentive Stock Options to purchase 23,500 shares of common stock and Non-qualified Stock Options to purchase 51,500 shares of common stock both at a price of $4.25 per share granted on June 22, 2006, and vesting in ⅓ increments on each anniversary of the grant, and Non-qualified Stock Options to purchase 25,000 shares of common stock at a price of $2.25 per share granted on October 11, 2006, and vesting in ⅓ increments starting on October 11, 2006, and on each of the next two anniversaries of the date of the grant.

Audit Committee Financial Expert

David M. Barnes serves on our Audit Committee as the audit committee financial expert. Mr. Barnes is independent (as such term is used in Item 7(d) (3) (iv) of Schedule 14A under the Exchange Act).

Executive Officer Employment Agreements

Effective January 1, 2006, each of Howard B. Katz, Vincent Colangelo, and Stephen W. Weiss entered into an employment agreement with us. The employment agreement with Mr. Katz was extended on December 31, 2007, to a term expiring on December 31, 2010. The employment agreement with Mr. Colangelo extends for a term expiring on December 31, 2009. The employment agreement with Mr. Weiss extends for a term expiring on December 31, 2010. Pursuant to these employment agreements, Mr. Katz has agreed to devote substantially all of his time, attention and ability, and Messrs. Colangelo and Weiss have each agreed to devote all of their time, attention and ability, to our business as our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, respectively. The employment agreements provide that Messrs. Katz, Colangelo, and Weiss will receive a base salary during calendar year 2007 at an annual rate of $225,000, $175,000, and $165,000 for services rendered in such positions. During calendar years 2008 and 2009 under the employment agreements for Messrs. Katz, Colangelo and Weiss, their annual base salaries will be increased to $300,000 and $330,000, respectively, for Mr. Katz, $200,000 and $220,000, respectively, for Mr. Colangelo and $185,000 and $200,000, respectively for Mr. Weiss. Mr. Colangelo agreed to defer payment of $20,000 of his 2008 annual base salary increase of $25,000. During calendar years 2010, under the employment agreements for Messrs. Katz and Weiss, the annual base salary will be increased to $363,000 for Mr. Katz and $215,000 for Mr. Weiss. In addition, each executive may be entitled to receive, at the sole discretion of our board of directors, cash bonuses based on the executive meeting and exceeding performance goals. The cash bonuses range from 15% of the executive’s annual base salary for Mr. Weiss, up to 100% of the executive’s annual base salary for Mr. Colangelo, and up to 150% of the executive’s annual base salary for Mr. Katz. The cash bonuses for Messrs. Katz, Colangelo and Weiss include a minimum bonus due of 40%, 25%, and 15% respectively. Each of our executive officers is entitled to participate in our 2005 Incentive Compensation Plan. We have also agreed to pay or reimburse each executive officer up to a specified monthly amount for the business use of his or her personal car and cell phone. The employment agreements provide for termination by us upon death or disability (defined as 90 aggregate days of incapacity during any 365-consecutive day period) of the executive or upon conviction of a felony or any crime involving moral turpitude, or willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by the executive, related to or affecting the performance of his duties. In the event any of the employment agreements are terminated by us without cause, such executive will be entitled to compensation for the balance of the term of his employment agreement or, if longer, for up to three years in the case of Messrs. Katz and Weiss and up to two years in the case of Mr. Colangelo. Messrs. Katz and Colangelo also have the right, if terminated without cause, to accelerate the vesting of any stock options or other awards granted under our 2005 Incentive Compensation Plan. We intend to obtain commitments for key-man life insurance policies for our benefit on the lives of Messrs. Katz and Colangelo equal to three times their respective annual base salary. In addition to the key-man life insurance policies, we have agreed to maintain throughout the term of each employment agreement 15-year term life insurance policies on the lives of Messrs. Katz and Colangelo, with benefits payable to their designated beneficiaries, and to pay all premiums in connection with those policies.

In the event of a change of control of our company, Messrs. Katz and Colangelo may terminate their employment with us within six months after such event and will be entitled to continue to be paid pursuant to the terms of their respective employment agreements.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

The foregoing summaries of our employment agreements are qualified by reference to the full texts of the form of each of the Senior Executive Level Employment Agreement and Executive Level Employment Agreement, filed as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K, filed with the SEC on January 5, 2006, respectively, as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on February 2, 2007, as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on January 4, 2008, and as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on March 29, 2008, all of which are incorporated herein in their entirety.

Indemnification of Directors and Officers

As permitted by the provisions of the Delaware General Corporation Law (the ‘‘DGCL’’), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of ours, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified.

The DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

•	a director, officer, employee or agent of ours,

•	or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Code of Ethics

We adopted a code of ethics that applies to our officers, directors and employees, including our chief executive officer and chief financial officer.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), which requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the common stock of a company with a class of securities registered under the Exchange Act, to file initial reports of ownership and reports of changes in ownership with the SEC, is not currently applicable to us.

Incentive Compensation Plan

In November, 2005, we approved the MDwerks, Inc. 2005 Incentive Compensation Plan (the ‘‘Incentive Plan’’). The Incentive Plan covers grants of stock options, grants of equity securities, dividend equivalents and other customary items covered by such plans. Persons eligible to receive awards under the Incentive Plan are the officers, directors, employees, consultants and other persons who provide services to us or any Related Entity (as defined in the Incentive Plan).

The Incentive Plan is administered by our Compensation Committee; however, the Board of Directors can exercise any power or authority granted to the Compensation Committee under the Incentive Plan, unless expressly provided otherwise in the Incentive Plan.

We have reserved 10,000,000 shares of our authorized Common Stock for issuance pursuant to grants under the Incentive Plan.

The following executives received grants of stock options from MDwerks, Inc., through March 31, 2008:

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2008

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Howard Katz	16,667	8,333	(1)	—	$3.25	12/28/2015	—	—	—	—
Chief Executive	283,333	141,667	(2)	—	$3.40	1/2/2016	—	—	—	—
Officer and	83,333	166,667	(3)	—	$4.00	6/18/2016	—	—	—	—
Director	333,333	166,667	(4)	—	$2.25	10/10/2016	—	—	—	—
	50,000	—		—	$1.39	12/26/2016	—	—	—	—
	263,000	—		—	$0.38	12/31/2017	—	—	—	—

Vincent Colangelo	16,667	8,333	(1)	—	$3.25	12/28/2015	—	—	—	—
Chief Financial	83,333	41,667	(2)	—	$3.40	1/2/2016	—	—	—	—
Officer and	25,000	50,000	(3)	—	$4.00	6/18/2016	—	—	—	—
Secretary	50,000	25,000	(4)	—	$2.25	10/10/2016	—	—	—	—
	15,000	—		—	$1.39	12/26/2016	—	—	—	—

Solon Kandel	16,667	8,333	(1)	—	$3.25	12/28/2015	—	—	—	—
Former President and Former	200,000	100,000	(2)	—	$3.40	1/2/2016	—	—	—	—
Director	25,000	50,000	(3)	—	$4.00	6/18/2016	—	—	—	—
	66,667	33,333	(4)	—	$2.25	10/10/2016	—	—	—	—

Gerard Maresca	16,667	8,333	(1)	—	$3.25	12/28/2015	—	—	—	—
Former Vice President,	3,333	1,667	(2)	—	$3.40	1/2/2016	—	—	—	—
Business	8,333	16,667	(3)	—	$4.00	6/18/2016	—	—	—	—
Development	16,667	8,333	(4)	—	$2.25	10/10/2016	—	—	—	—

Stephen M. Weiss	16,667	8,333	(1)	—	$3.25	12/28/2015	—	—	—	—
Chief Operating	3,333	1,667	(2)	—	$3.40	1/2/2016	—	—	—	—
Officer	8,333	16,667	(3)	—	$4.00	6/18/2016	—	—	—	—
	16,667	8,333	(4)	—	$2.25	10/10/2016	—	—	—	—
	10,000	5,000	(5)	—	$1.39	12/26/2016	—	—	—	—

[1]	Consists of Options vesting on December 28, 2008.
[2]	Consists of Options vesting on January 2, 2009.
[3]	Consists of Options vesting ½ on June 18, 2008 and vesting ½ on June 18, 2009.
[4]	Consists of Options vesting on October 10, 2008.
[5]	Consists of Options vesting on December 26, 2008.

As of June 30, 2008, the following awards have been granted to the executive officers named in this prospectus under the Incentive Plan:

Name of Grantee	Incentive Stock Options		Non-Qualified Stock Options		Percentage of all Options Granted to Employees

Howard Katz	446,750	[1]	2,566,250	[2]	65.9%

Vincent Colangelo	153,750	[3]	261,250	[4]	9.1%

Stephen Weiss	150,750	[5]	44,250	[6]	4.3%

The following awards have been granted to the executive officers named in this prospectus under the Incentive Plan in the last fiscal year which ended December 31, 2007:

Name of Grantee	Incentive Stock Options		Non-Qualified Stock Options	Percentage of all Options Granted to Employees in Last Fiscal Year
Howard Katz	263,000	[7]	0	100.0%
Vincent Colangelo	0		0	0.0%
Stephen Weiss	0		0	0.0%

[1]
Consists of (i) options to purchase 25,000 shares of Common Stock at a price of $3.25 per share, granted on December 29, 2005, and vesting in ⅓ increments on each anniversary date of the date of grant, (ii) options to purchase 25,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant, (iii) options to purchase 3,750 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant (iv) options to purchase 263,000 shares of Common Stock at a price of $0.38 per share, granted on December 31, 2007, and vesting immediately and (v) options to purchase 130,000 shares of Common Stock at a price of $0.75 per share, granted on April 10, 2008, and vesting immediately .

[2]
Consists of (i) options to purchase 400,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant, (ii) options to purchase 246,250 shares of Common Stock at a price of 4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant, (iii) options to purchase 500,000 shares of Common Stock at a price of $2.25 per share, granted on October 11, 2006, and vesting in ⅓ increments on October 11, 2006, and each subsequent anniversary date of the date of the grant , (iv) options to purchase 50,000 shares of Common Stock at a price of $1.39 per share, granted on December 27, 2006, and vesting immediately and (v) options to purchase 1,370,000 shares of Common Stock at a price of $0.75 per share, granted on April 10, 2008, and vesting immediately. All Non-qualified Stock Options granted to Mr. Katz are owned with his spouse as Tenants in the Entireties.

[3]
Consists of (i) options to purchase 25,000 shares of Common Stock at a price of $3.25 per share, granted on December 29, 2005, and vesting in ⅓ increments on each anniversary date of the date of grant, and (ii) options to purchase 25,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant. (iii) options to purchase 3,750 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant and (iv) options to purchase 100,000 shares of Common Stock at a price of $0.75 per share, granted on April 10, 2008, and vesting immediately .

[4]
Consists of (i) options to purchase 100,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant, (ii) options to purchase 71,250 shares of Common Stock at a price of 4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant, (iii) options to purchase 75,000 shares of Common Stock at a price of $2.25 per share, granted on October 11, 2006, and vesting in ⅓ increments on October 11, 2006, and each subsequent anniversary date of the date of the grant, and (iv) options to purchase 15,000 shares of Common Stock at a price of $1.39 per share, granted on December 27, 2006, and vesting on December 27, 2006. All Non-qualified Stock Options granted to Mr. Colangelo are owned with his spouse as Tenants in the Entireties.

[5]
Consists of (i) options to purchase 25,000 shares of Common Stock at a price of $3.25 per share, granted on December 29, 2005, and vesting in ⅓ increments on each anniversary date of the date of grant, (ii) options to purchase 5,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant, (iii) options to purchase 20,750 shares of common stock at a price of 4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant and (iv) options to purchase 100,000 shares of Common Stock at a price of $0.75 per share, granted on April 10, 2008, and vesting immediately.

[6]
Consists of (i) options to purchase 4,250 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant, (ii) options to purchase 25,000 shares of Common Stock at a price of $2.25 per share, granted on October 11, 2006, and vesting in ⅓ increments on October 11, 2006, and each subsequent anniversary date of the date of the grant, and (iii) options to purchase 15,000 shares of Common Stock at a price of $1.39 per share, granted on December 27, 2006, and vesting in ⅓ increments on December 27, 2006, and each subsequent anniversary date of the date of the grant.

[7]	Consists of options to purchase 263,000 shares of Common Stock at a price of $0.38 per share, granted on December 31, 2007, and vesting immediately

Executive Compensation

The primary objective of our executive compensation program is to attract and retain qualified, energetic managers who are enthusiastic about our mission and culture. A further objective of our compensation program is to provide incentives and reward each manager for their contribution. In addition, we strive to promote an ownership mentality among key leadership and the Board of Directors.

Our Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board of Directors, the annual compensation for our Executive Officers. Regarding most compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. Our Compensation Committee does not include any Executive Officers. We do not currently engage any consultant to advise the Company on executive and/or director compensation matters.

In measuring our Executive Officers’ contributions, the Compensation Committee considers numerous factors including our growth, strategic business relationships and financial performance. Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. We do not have an exact formula for allocating between cash and non-cash compensation.

Annual executive officer compensation generally consists of a base salary and annual bonus component, as well as periodic stock option grants. It is the Compensation Committee’s intention to set total executive cash compensation sufficiently high enough to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with our stakeholders. Each of our executive officers receives stock option grants under our 2005 Incentive Compensation Plan. Each executive’s current and prior compensation is considered in setting future compensation. In addition, we review the compensation practices of other companies. To some extent, our compensation plan is based on the market and the companies we compete against for executive management. The elements of our plan (e.g., base salary, bonus and stock options) are similar to the elements used by many companies.

Stock options are granted to include a long-term component to the Executive’s overall compensation package. The Company has no pension plan, non-equity incentive plan or deferred compensation arrangement. The number of stock options granted to each executive officer is made on a discretionary rather than a formula basis by the Compensation Committee. The Company does not have a specific program, plan or practice to time stock option grants. The pricing of stock option grants are based upon the stock’s opening price on the date of the grant.

Each of our executive officers, except for the VP of Business Development, has an employment agreement with the Company that outlines salary and benefit arrangements. These agreements have similar terms, which include, but are not limited to: base salaries; annual bonuses; reimbursements of certain expenses; group health, disability, and life insurances; and, termination provisions. These agreements have initial terms of one, two or three years.

The following executives received compensation from MDwerks, Inc., in the amounts set forth in the chart below for the twelve months ended December 31, 2007, December 31, 2006, and December 31, 2005. The value attributable to any Option Awards in the following chart is computed in accordance with FAS 123R. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus		Stock Awards	Option Awards		Non- Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation		Total
Howard Katz	2007	$225,000	$103,413	[1]	—	$94,680	[2]	—	—	$51,000	[3]	$474,093
Chief Executive	2006	$195,000	$87,778	[4]	—	$3,406,150	[5]	—	—	$51,000	[3]	$3,739,928
Officer and Director	2005	$79,231	—		—	$81,250	[6]	—	—	$50,769	[7]	$211,250

Vincent Colangelo	2007	$175,000[8]	$53,596	[9]	—	—		—	—	$12,000	[10]	$240,596
Chief Financial	2006	$150,000	$44,100	[11]	$81,000[12]	$848,600	[13]	—	—	$12,000	[10]	$1,135,700
Officer and Secretary	2005	$50,385	—		—	$81,250	[6]	—	—	$25,500	[14]	$157,135

Solon Kandel	2007	$200,000[15]	$52,019	[16]	—	—				$13,800	[17]	$265,819
Former President and Former	2006	$175,000	$50,527	[18]	—	$1,407,950	[19]	—	—	$13,800	[17]	$1,647,277
Director	2005	$53,846	—		—	$81,250	[6]	—	—	$46,154	[20]	$181,250

Gerard Maresca	2007	$150,000	—		—	—		—	—	$1,968	[21]	$151,968
Former Vice President,	2006	$150,000	—		—	$166,090	[22]	—	—	$2,290	[23]	$318,380
Business Development	2005	$40,296	—		—	$81,250	[6]	—	—	$90,185	[24]	$211,731

Stephen M. Weiss	2007	$160,000	$17,885		—	—		—	—	$4,800	[25]	$182,685
Chief Operating	2006	$150,000	$20,828		—	$186,640	[26]	—	—	$4,800	[25]	$362,268
Officer	2005	$33,391	—		—	$81,250	[6]	—	—	$67,000	[27]	$181,641
 _____________

[1]	Consists of $5,170 bonus paid during 2007 and $98,243 bonus paid during 2008.
[2]	Consists of Incentive Stock Options to purchase 263,000 shares of Common Stock at a price of $0.38 per share, granted on December 31, 2007, and vesting on December 31, 2007.
[3]	Consists of an auto allowance of $18,000, a business use of home allowance of $30,000 and a contribution of $3,000 towards the Company’s medical Flexible Spending account.
[4]	Consists of $51,389 bonus paid during 2006 and $36,389 bonus paid during 2007.
[5]
Consists of Incentive Stock Options to purchase: (i) 25,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant; and, (ii) 3,750 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant and Non-qualified Stock Options to purchase: (i) 400,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant, (ii) 246,250 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant, (iii) 500,000 shares of Common Stock at a price of $2.25 per share, granted on October 11, 2006, and vesting in ⅓ increments on October 11, 2006, and each subsequent anniversary date of the date of the grant, and (iv) 50,000 shares of Common Stock at a price of $1.39 per share, granted on December 27, 2006, and vesting on December 27, 2006. All Non-qualified Stock Options granted to Mr. Katz are owned with his spouse as Tenants in the Entireties.

[6]
Consists of Incentive stock options to purchase 25,000 shares of Common Stock at a price of $3.25 per share, granted on December 29, 2005, exercisable at a price of $3.25 per share, and vesting in ⅓ increments on each anniversary date of the date of grant.

[7]
Prior to becoming an employee of the Company on September 26, 2005, Mr. Katz was compensated for his services to the Company in his capacity as a consultant. $18,333 was paid to Mr. Katz and $32,436 was paid to Greater Condor Evaluations, Inc., an entity owned and controlled by Mr. Katz for such services.

[8]	Consists of $160,000 salary paid during 2007 and $15,000 paid during 2008.

[9]	Consists of $738 bonus paid during 2007 and $52,858 paid during 2008.
[10]	Consists of an auto allowance of $9,000 and a contribution of $3,000 towards the Company’s medical Flexible Spending account.
[11]	Consists of a $26,377 bonus paid during 2006 and $17,723 bonus paid in 2007.
[12]	Consists of $81,000 for services rendered to the Company, paid as 25,000 shares of Common Stock issued on February 28, 2006.
[13]
Consists of Incentive Stock Options to purchase: (i) 25,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant; and, (ii) 3,750 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant and Non-qualified Stock Options to purchase: (i) 100,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant, (ii) 71,250 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant, (iii) 75,000 shares of Common Stock at a price of $2.25 per share, granted on October 11, 2006, and vesting in ⅓ increments on October 11, 2006, and each subsequent anniversary date of the date of the grant , and (iv) 15,000 shares of Common Stock at a price of $1.39 per share, granted on December 27, 2006, and vesting on December 27, 2006. All Non-qualified Stock Options granted to Mr. Colangelo are owned with his spouse as Tenants in the Entireties.

[14]
Prior to becoming an employee of the Company on September 26, 2005, Mr. Colangelo was compensated for his services to the Company in his capacity as a consultant. $25,500 was paid to Weston Business Advisors, Inc., a corporation owned and controlled by Mr. Colangelo for such services.

[15]	Consists of $175,000 salary paid during 2007 and $25,000 paid during 2008.
[16]	Consists of a $14,714 bonus paid during 2007 and $37,305 paid during 2008.
[17]	Consists of an auto allowance of $10,800 and a contribution of $3,000 towards the Company’s medical Flexible Spending account.
[18]	Consists of a $29,302 bonus paid during 2006 and $21,225 bonus paid in 2007.
[19]
Consists of Incentive Stock Options to purchase: (i) 25,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant: and (ii) 3,750 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant and Non-qualified Stock Options to purchase: (i) 275,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant; (ii) 71,250 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant; and, (iii) 100,000 shares of Common Stock at a price of $2.25 per share, granted on October 11, 2006, and vesting in ⅓ increments on October 11, 2006, and each subsequent anniversary date of the date of the grant. All Non-qualified Stock Options granted to Mr. Kandel are owned with his spouse as Tenants in the Entireties.

[20]
Prior to becoming an employee of the Company on September 26, 2005, Mr. Kandel was compensated for his services to the Company in his capacity as a consultant. $33,333 was paid to Mr. Kandel as consulting fees and $12,821 was paid to The Ashwood Group, LLC, an entity owned and controlled by Mr. Kandel for such services.

[21]	Consists of an auto allowance of $1,800 and a contribution of $168 towards the Company’s medical Flexible Spending account.
[22]
Consists of Incentive Stock Options to purchase: (i) 5,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant; and, (ii) 20,750 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant and Non-qualified Stock Options to purchase: (i) 4,250 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant; and, (ii) 25,000 shares of Common Stock at a price of $2.25 per share, granted on October 11, 2006, and vesting in ⅓ increments on October 11, 2006, and each subsequent anniversary date of the date of the grant

[23]	Consists of an auto allowance of $1,800 and a contribution of $490 towards the Company’s medical Flexible Spending account.
[24]
Prior to becoming an employee of the Company on September 26, 2005, Mr. Maresca was compensated for his services to the Company in his capacity as a consultant. $90,185 was paid to GMAR, Inc., a corporation owned and controlled by Mr. Maresca for such services.

[25]	Consists of an auto allowance of $1,800 and a contribution of $3,000 towards the Company’s medical Flexible Spending account.

[26]
Consists of Incentive Stock Options to purchase: (i) 5,000 shares of Common Stock at a price of $3.40 per share, granted on January 3, 2006, and vesting in ⅓ increments on each anniversary date of the date of grant; and, (ii) 20,750 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant and Non-qualified Stock Options to purchase: (i) 4,250 shares of Common Stock at a price of $4.00 per share, granted on June 19, 2006, and vesting in ⅓ increments on each anniversary date of the date of the grant; and, (ii) 25,000 shares of Common Stock at a price of $2.25 per share, granted on October 11, 2006, and vesting in ⅓ increments on October 11, 2006, and each subsequent anniversary date of the date of the grant; and (iii) options to purchase 15,000 shares of Common Stock at a price of $1.39 per share, granted on December 27, 2006, and vesting in ⅓ increments on December 27, 2006, and each subsequent anniversary date of the date of the grant.

[27]
Prior to becoming an employee of the Company on September 26, 2005, Mr. Weiss was compensated for his services to the Company in his capacity as a consultant. $67,000 was paid to Argent Consulting Services, Inc., a corporation owned and controlled by Mr. Weiss for such services.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on April 30, 2008, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Name of Beneficial Owner	Common Shares Owned		Presently Exercisable Options or Options Exercisable Within 60 Days	Shares Beneficially Owned		Percentage of Class
Howard B. Katz	1,141,814	[1]	2,613,000	3,754,814	[2]	24.1%
Vincent Colangelo	25,000		315,000	340,000	[2]	2.6%
Stephen Weiss	65,809		163,333	229,142	[2]	1.7%
David M. Barnes	75,000		275,000	350,000	[2]	2.6%
Peter Dunne	53,430		176,667	230,097	[2]	1.8%
Paul Kushner	141,290		176,667	317,957	[2]	2.4%
Shad Stastney	—		—	—		0.0%
Chris Phillips	—		—	—		0.0%
Directors and officers as a group (8 persons):	1,502,343		3,719,667	5,222,010		31.3%
Persons known to beneficially own more than 5% of the outstanding Common Stock:
Solon Kandel	922,781		333,333	1,256,114	[2]	9.5%
MEDwerks.com Corp [3]	2,139,316		0	2,139,316		16.5%
AJKN Partnership [3]	853,481		0	853,481		6.6%
AJLN Partnership [3]	853,481		0	853,481		6.6%
AJMN Partnership [3]	853,481		0	853,481		6.6%
_________________

[1]	Includes 113,813 shares of common stock owned by 73142 Corp., an entity controlled by Howard Katz as the sole officer and director. Mr. Katz is not a shareholder of 73142 Corp.
2	Includes presently exercisable options, as disclosed under Director Compensation and Executive Compensation and certain options that become exercisable within 60 days of July 15, 2008.
3
Dr. Jacob Nudel, MDwerks’ former chairman, exercises investment and voting control of the shares beneficially owned by Medwerks.com Corp. Dr. Nudel is General Partner of and exercises dispositive voting control of the shares beneficially owned by AJKN Limited Partnership, AJLN Limited Partnership and AJMN Limited Partnership, but is only a 1% limited partner of each of these entities.

Certain Relationships and Related Transactions

Stephen Katz, the son of Howard Katz, the Company’s Chief Executive Officer, is a partner at Peckar & Abramson, P.C., which is the Company’s outside legal counsel. The Company is charged Peckar & Abramson’s standard billing rates for legal services rendered. Stephen Katz owns: 174,000 restricted shares of the Common Stock of the Company; Incentive Stock Options to purchase 44,000 shares of Common Stock at a price of $2.25 per share granted on October 11, 2006, and vesting in ⅓ increments starting on October 11, 2006, and on each of the next two anniversaries of the date of the grant; and, Non-Qualified Stock Options to purchase 131,000 shares of Common Stock at a price of $2.25 per share granted on October 11, 2006, and vesting in ⅓ increments starting on October 11, 2006, and on each of the next two anniversaries of the date of the grant.

SELLING SECURITYHOLDER

Up to 3,882,020 shares of our common stock that may be acquired upon the conversion of Series B Preferred Stock issued to the Selling Securityholder are being offered by this prospectus, all of which are being registered for sale for the account of the Selling Securityholder. The amount of shares being registered for sale was determined by mutual agreement between the Company and the Selling Securityholder. The Selling Securityholder is not a broker-dealer or an affiliate of a broker-dealer.

Each of the transactions by which the Selling Securityholder acquired its securities from us was exempt under the registration provisions of the Securities Act.

The shares of our common stock referred to above are being registered to permit public sales of the shares, and the Selling Securityholder may offer the shares for resale from time to time pursuant to this prospectus. The Selling Securityholder also may sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering such shares. We from time to time may include additional selling securityholders in supplements or amendments to this prospectus.

The shares of our common stock being offered by the Selling Securityholder are those issuable to the Selling Securityholder upon conversion of the Series B Preferred Stock. We are registering the shares of our common stock in order to permit the Selling Securityholder to offer the shares for resale from time to time. Except for the ownership of the Series B Preferred Stock and Series H Warrant issued pursuant to the Securities Purchase Agreement, certain loans made by the Selling Securityholder to us that were converted into shares of Series B Preferred Stock and the transactions described under the heading “Institutional Financings”, the Selling Securityholder has not had any relationship with us within the past three years.

The table below lists the Selling Securityholder and other information regarding the beneficial ownership of the shares of common stock held by the Selling Securityholder. The second column lists the number of shares of common stock beneficially owned by the Selling Securityholder, based on its ownership of the Series B Preferred Stock and the Series H Warrant, as of May 22, 2008, assuming full conversion of the Series B Preferred Stock held by the Selling Securityholder that may be converted within 60 days after May 22, 2008.

The third column lists the shares of our common stock being offered by this prospectus by the Selling Securityholder.

In accordance with the terms of the Amended and Restated Registration Rights Agreement with the Selling Securityholder, this prospectus covers the resale of up to 3,882,020 shares of common stock issuable upon conversion of the Series B Preferred Stock. Because the conversion price of the Series B Preferred Stock may be adjusted, the number of shares that actually will be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Securityholder pursuant to this prospectus.

The Selling Securityholder may sell all, some or none of its shares in this offering. The Selling Securityholder has informed the Company that it does not have an existing short position on MDwerks’ common stock.

Beneficial ownership is determined in accordance with the rules of the SEC that consider shares to be beneficially owned by any person who has voting or investment power with respect to the shares. Except as otherwise noted in the Selling Securityholder table below, the Selling Securityholder has never held an office, been a director or had any other material relationship with the Company. The Selling Securityholder is not a registered broker-dealer or an affiliate of a broker-dealer.

The following table sets forth:

•	the name of the Selling Securityholder,

•	the number of shares of common stock beneficially owned by the Selling Securityholder prior to this offering and the number of shares being offered by the Selling Securityholder,

•	the number of shares of common stock beneficially owned by the Selling Securityholder after this offering,

•	the percentage of common stock beneficially owned by the Selling Securityholder before and after the offering.

Name of Selling Securityholder	Beneficial Ownership Before Offering (1)(2)(3)				Shares Being	Beneficial Ownership After Offering (2)
	Number		Percent		Offered	Number		Percent

Vicis Capital Master Fund (1)	645,709	(2)	4.99	%(3)	3,882,020	645,709	(2)	4.99%

(1)
All shares to be sold pursuant to this Prospectus are held directly by Vicis Capital Master Fund. Vicis Capital LLC, a registered investment advisor, acts as investment advisor to Vicis Capital Master Fund. Shad Stastney, the Chief Operating Officer and Head of Research for Vicis Capital LLC and Chris Phillips, the Managing Director of Vicis Capital LLC are both directors of the Company. The natural persons of Vicis Capital LLC are Shad Stastney, John Succo and Sky Lucas.

(2)
Represents 12,500 shares of common stock held by the Selling Securityholder and 633,209 shares of common stock issuable pursuant to the exercise of the Series H Warrant held by the Selling Securityholder and/or the conversion of Series B Preferred Stock held by the Selling Securityholder within sixty (60) days after the date of this prospectus. Does not include any shares that may be issued pursuant to the Series H Warrant and the Series B Preferred Stock to the extent the Series H Warrant is not exercisable and the Series B Preferred Stock is not convertible within sixty (60) days after the date of this prospectus. As of the date of this Prospectus the Series B Preferred Stock may be converted into an aggregate of 13,333,334 shares of common stock, subject to the limitation that a conversion of Series B Preferred Stock by the Selling Securityholder may not result in the Selling Securityholder owning in excess of 4.99% of the outstanding shares of common stock of the Company, unless the Selling Securityholder gives the Company at least sixty-one (61) days notice of the waiver of such limitation. As of the date of this Prospectus the Series H Warrant is exercisable for an aggregate of 53,333,334 shares of Common Stock, subject to the limitation that the exercise of the Series H Warrant may not result in the Selling Securityholder owning in excess of 4.99% of the outstanding shares of common stock of the Company, unless the Selling Securityholder gives the Company at least sixty-one (61) days notice of the waiver of such limitation.

(3)
Based upon 12,940,065 shares outstanding as of the date of this Prospectus and an additional 645,709 shares of common stock (or an aggregate of 13,589,774) that would be outstanding assuming conversion of Series B Preferred Stock that is convertible within sixty (60) days of the date of this Prospectus and/or exercise of the Series H Warrant for all shares that may be purchased thereunder within sixty (60) days after this date of this Prospectus.

The following table details the number of shares outstanding prior to the transaction and the shares being registered related to the current transaction.

		# of Shares
		Registered for	# of Shares	# of Shares
		Resale	Registered for	Sold	# of Shares
	# of Shares	in Prior	Resale	in Registered	Registered
	Outstanding	Registration	That Continue	Resale	in the Current
	Prior to	Statements	To Be Held	Transactions	Transaction
	Preferred	by Selling	by Selling	by Selling	by Selling
	Stock	Securityholder	Securityholder	Securityholder	Securityholder
	Transaction	or Affiliates	or Affiliates	or Affiliates	or Affiliates

Selling Securityholder	12,500	0	0	0	3,882,020
Affiliates of Selling Securityholder	0	0	0	0	0
Affiliates of MDwerks	7,261,733	N/A	N/A	N/A	N/A
Others	5,665,832	N/A	N/A	N/A	N/A

Total	12,940,065	0	0	0	3,882,020

DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 100 million shares of common stock, par value $0.001 per share, and 10 million shares of preferred stock, par value $0.001 per share.

All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

Our certificate of incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Preferred shares may be issued in the future by the board without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a ‘‘poison pill.’’

Series A Convertible Preferred Stock

The Company currently has two (2) shares of the originally issued twenty eight and one third (28.3) shares of Series A Convertible Preferred Stock (the ‘‘Series A Preferred Stock’’) outstanding. The following description of the Series A Preferred Stock is qualified in its entirety by reference to the form of Certificate of Designation fixing the rights, powers and privileges of the Series A Preferred Stock, a copy of which is available from the Company upon request.

Conversion. The holders of Series A Preferred Stock are entitled at any time to convert their shares of Series A Preferred Stock into common stock, without any further payment therefor. Each share of Series A Preferred Stock is initially convertible into 20,000 shares of common stock. The number of shares of common stock issuable upon conversion of the Series A Preferred Stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of the Company’s Common Stock; an issuance of common stock or other securities of the Company as a dividend or distribution on the common stock; a reclassification, exchange or substitution of the common stock; or a capital reorganization of the Company. Upon a merger or consolidation of the Company with or into another company, or any transfer, sale or lease by the Company of substantially all of its common stock or assets, the Series A Preferred Stock will be treated as Common Stock for all purposes, including the determination of any assets, property or stock to which holders of the Series A Preferred Stock are entitled to receive, or into which the Series A Preferred Stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Voting Rights. Holders of Series A Preferred Stock are entitled to vote their shares on an as-if-converted to common stock basis, and shall vote together with the holders of the common stock, and not as a separate class. Holders of Series A Preferred Stock shall also have any voting rights to which they are entitled by law.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series A Preferred Stock will be entitled to receive out of assets of the Company available for distribution to its shareholders, before any distribution is made to holders of its common stock, liquidating distributions in an amount equal to $60,000 per share. After payment of the full amount of the liquidating distributions to which the holders of the Series A Preferred Stock are entitled, holders of the Series A Preferred Stock will receive liquidating distributions pro rata with holders of common stock, based on the number of shares of common stock into which the Series A Preferred Stock is convertible at the conversion rate then in effect.

Redemption.The Series A Preferred Stock may not be redeemed by the Company at any time.

Dividends.Holders of Series A Preferred Stock will not be entitled to receive dividends, if any.

Series B Convertible Preferred Stock

The Company currently has 1,000 shares of Series B Convertible Preferred Stock outstanding of which 750 shares are convertible into shares of common stock that may be sold pursuant to this prospectus. The following description of the Series B Preferred Stock is qualified in its entirety by reference to the form of Amended and Restated Certificate of Designation fixing the rights, powers and privileges of the Series B Preferred Stock, a copy of which has been filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on April 2, 2008, and is available from the Company upon request.

Conversion. Subject to the limitations on conversion contained in the Certificate of Designations, the holders of Series B Preferred Stock are entitled at any time to convert their shares of Series B Preferred Stock into common stock, without any further payment therefor. Each share of Series B Preferred Stock is initially convertible into the number shares of common stock determined by dividing the stated value of such share of Series B Preferred Stock by the conversion price. As of May 1, 2008, the outstanding shares of Series B Preferred Stock were convertible into an aggregate of 13,333,334 shares of common stock. The conversion price and the number of shares of common stock issuable upon conversion of the Series B Preferred Stock is subject to adjustment upon the occurrence of certain events, including, among others, issuances of securities for a price (or containing and exercise or conversion price) that is less than the conversion price then in effect, a stock split, reverse stock split or combination of the Company’s Common Stock; an issuance of common stock or other securities of the Company as a dividend or distribution on the common stock; a reclassification, exchange or substitution of the common stock; or a capital reorganization of the Company. Upon a merger or consolidation of the Company with or into another company, or any transfer, sale or lease by the Company of substantially all of its common stock or assets, the Series B Preferred Stock will be treated as common stock for all purposes, including the determination of any assets, property or stock to which holders of the Series B Preferred Stock are entitled to receive, or into which the Series B Preferred Stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Stated Value. The stated value of each share of Series B Preferred Stock is $10,000.

Conversion Price. The conversion price of each share of Series B Preferred Stock is $0.75

Voting Rights. Holders of Series B Preferred Stock are entitled to vote their shares on an as-if-converted to common stock basis, subject to the limitations on conversion set forth in the Certificate of Designations, and shall vote together with the holders of the common stock, and not as a separate class. Holders of Series B Preferred Stock shall also have any voting rights to which they are entitled by law.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series B Preferred Stock will be entitled to receive out of assets of the Company available for distribution to its shareholders, before any distribution is made to holders of its common stock and any other class of preferred stock, liquidating distributions in an amount equal to $10,000 per share plus accrued but unpaid dividends.

Redemption. The Series B Preferred Stock is redeemable at the option of the holders thereof at any time on or after March 31, 2010. Each share of Series B Preferred Stock is also redeemable, at the option of the holder, at 125% of its stated value in the event of a Change of Control (as defined in the Certificate of Designations).

Dividends. Each share of Series B Preferred Stock is entitled to cumulative dividends at the annual rate of 12% of the stated value of the Series B Preferred Stock.

Common Stock

The holders of common stock are entitled to one vote per share. The Company’s Certificate of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants will be, when issued, fully-paid and non-assessable.

Miscellaneous Warrants

General. Each Miscellaneous Warrant entitles the holder thereof to purchase shares of common stock at the exercise price ranging from $1.25 to $4.00 per share and will expire between three and five years after the date of issuance.

Redemption. The Miscellaneous Warrants may not be redeemed by the Company at any time.

Transfer, Exchange and Exercise. The Miscellaneous Warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration date (as explained below) at the offices of the Company with the form of ‘‘Subscription Form’’ on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to the order of the Company) of the full exercise price for the number of Miscellaneous Warrants being exercised.

Adjustments. The Miscellaneous Warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events. The holder of a Miscellaneous Warrant will not possess any rights as a stockholder of the Company unless and until he exercises the Miscellaneous Warrant.

The Miscellaneous Warrants do not confer upon holders any voting or any other rights as a stockholder of the Company.

Series A Warrants

General. Each Series A Warrant entitles the holder thereof to purchase 20,000 shares of common stock at the exercise price of $3.00 per share and will expire three years after the date of issuance.

Redemption. The Series A Warrants may not be redeemed by the Company at any time.

Transfer, Exchange and Exercise. The Series A Warrants may be exercised upon surrender of the certificate therefore on or prior to the expiration date (as explained below) at the offices of the Company with the form of “Subscription Form” on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to the order of the Company) of the full exercise price for the number of Series A Warrants being exercised.

Adjustments. The Series A Warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events. The holder of a Series A Warrant will not possess any rights as a stockholder of the Company unless and until he exercises the Series A Warrant.

The Series A Warrants do not confer upon holders any voting or any other rights as a stockholder of the Company.

Class C Warrant

General. The Class C Warrant entitles the holder thereof to purchase 111,111 shares of common stock at the exercise price of $2.25 per share and expires three years after the date of issuance.

Redemption. The Class C Warrant may not be redeemed by the Company at any time.

Transfer, Exchange and Exercise. The Class C Warrant may be exercised upon surrender of the certificate therefore on or prior to the expiration date (as explained below) at the offices of the Company with the form of “Subscription Form” on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to the order of the Company) of the full exercise price for the number of shares of common stock underlying the Class C Warrant being exercised.

Adjustments. The Class C Warrant contains provisions that protect the holder thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events. The holder of the Class C Warrant will not possess any rights as a stockholder of the Company unless and until he exercises the Class C Warrant.

The Class C Warrant does not confer upon holder any voting or any other rights as a stockholder of the Company.

Senior Notes

The Senior Notes bear interest at the rate of 8% per year, payable monthly in arrears. Subject to certain mandatory prepayment provisions, and events of default, unpaid principal and interest due under the Senior Notes, as amended, will become due and payable on January 1, 2011. The Senior Notes are convertible, at the option of the holder, into shares of our common stock at a price of $2.25 per share (the “Conversion Price”), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of our common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of our common stock at an exercise price or conversion price that is less than the Conversion Price.

The Senior Notes provide for optional redemption by us at a redemption price equal to 110% of the face amount redeemed plus accrued interest.

Events of default will result in a default rate of interest of 15% per year and the holder may require that the Senior Notes be redeemed at the Event of Default Redemption Price (as defined in the Senior Notes). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default.

The Senior Notes also provide that in the event of a Change of Control (as defined in the Senior Notes), the holder may require that such holder’s Senior Note be redeemed at the Change of Control Redemption Price (as defined in the Senior Notes). The Change of Control Redemption Price includes certain premiums in the event a Senior Note is redeemed in the event of a Change of Control.

Series D Warrants

The Series D Warrants are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series D Warrants may be exercised on a cashless basis to the extent the resale of the shares of Common Stock underlying the Series D Warrants is not subject to an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series D Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series D Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series D Warrants. As of May 1, 2008, the Series D Warrants were exercisable for an aggregate of 875,000 shares of Common Stock.

Series E Warrants

The Series E Warrants, as amended, are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series E Warrants may be exercised on a cashless basis to the extent the resale of the shares of Common Stock underlying the Series E Warrants is not subject to an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series E Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series E Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series E Warrants. As of May 1, 2008, the Series E Warrants were exercisable for an aggregate of 541,666 shares of Common Stock.

Series H Warrant

The Series H Warrant exercisable at a price of $0.75 per share for a period of ten years from the date of issuance. The Series H Warrant may be exercised on a cashless basis to the extent that the resale of the shares of common stock underlying the Series H Warrant is not subject to an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series H Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series H Warrant, issuances of convertible securities with a conversion price below the exercise price of the Series H Warrant. As of May 1, 2008, the Series H Warrant was exercisable for an aggregate of 53,333,334 shares of common stock.

Series I Warrant

The Series I Warrant is exercisable at a price of $0.75 per share for a period of five years from the date of issuance. The Series I Warrant may be exercised on a cashless basis to the extent that the resale of the shares of common stock underlying the Series I Warrant is not subject to an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series I Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series I Warrant, issuances of convertible securities with a conversion price below the exercise price of the Series I Warrant. As of May 1, 2008, the Series I Warrant was exercisable for an aggregate of 1,000,000 shares of common stock.

Registration Rights

We have agreed to file this “resale” registration statement with the SEC (the date of such filing, the “SEC Filing Date”) covering all shares of common stock into which the 750 shares of Series B Preferred Stock sold to Vicis pursuant to the March Securities Purchase Agreement are convertible and all shares of common stock underlying the Series H Warrants, on or before the date that is 60 days after the final closing date of the March Securities Purchase Agreement. We will maintain the effectiveness of the “resale” registration statement unless all securities have been sold or are otherwise able to be sold without volume limitation pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the units. We have agreed to use our best efforts to have this “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 150 days after the final closing date of the March Securities Purchase Agreement.

Trading Information

The Company’s common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol ‘‘MDWK.OB.’’ The trading market for the common stock has been extremely limited and sporadic.

The Company anticipates that it will apply to list the common stock on the American Stock Exchange or the NASDAQ SmallCap Market. No assurance can be given that the Company will satisfy the initial listing requirements, or that its shares of common stock will ever be listed on those trading markets.

Transfer Agent

The Transfer Agent for shares of the Company’s securities is Corporate Stock Transfer, 200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. The Company will serve as warrant agent for the warrants, unless Company determines to appoint a commercial transfer agent for such securities.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our by-laws are intended to strengthen our Board’s position in the event of a hostile takeover attempt. These by-law provisions have the following effects:

•
they provide that only business brought before an annual meeting by our Board or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock..

PLAN OF DISTRIBUTION

We have registered an aggregate of 3,882,020 shares of common stock covered by this prospectus on behalf of the Selling Securityholder. The Selling Securityholder and any of its donees, pledgees, assignees and successors-in-interest, from time to time, may offer and sell any and all of their shares of common stock that are covered by this prospectus on any stock exchange, market, or trading facility on which such shares are traded. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each such sale. Sales may be made at fixed or negotiated or market prices. The shares of common stock may be sold by way of any legally available means, including in one or more of the following transactions:

•
a block trade in which a broker-dealer engaged by the Selling Securityholder attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transactions;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; and

•	privately negotiated transactions.

Transactions under this prospectus may or may not involve brokers or dealers. The Selling Securityholder may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the Selling Securityholder may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholder in amounts to be negotiated in connection with the sale. Broker-dealers or agents also may receive compensation in the form of discounts, concessions, or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The Selling Securityholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The Selling Securityholder and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Securityholder may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Securityholder is deemed to be an underwriter, it may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the number of shares to be sold, the name of the Selling Securityholder, the purchase price, the name of any agent or broker and any applicable commissions, discounts or other compensation to such agents or brokers and other material facts with respect to a particular offering will be set forth in a prospectus supplement as required by the Rules and Regulations under the Securities Act.

The Selling Securityholder also may sell shares under Rule 144, if available, rather than pursuant to this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with. The anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales of the shares offered by the Selling Securityholder.

We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of common stock offered hereby will be paid by the Selling Securityholder. We have agreed to indemnify the Selling Securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our filings are available to the public at the SEC’s website at http://www.sec.gov. You also may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, through our website, http://www.mdwerks.com, you can access electronic copies of documents that we file with the SEC, including our annual, quarterly and current reports, as well as any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the SEC.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Peckar & Abramson, P.C., 70 Grand Avenue, River Edge, NJ 07661.

EXPERTS

Our financial statements for the years ended December 31, 2007, and December 31, 2006, appearing in this prospectus and registration statement in which this prospectus is included have been audited by Sherb & Co., LLP, as independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon the report given on the authority of the firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

MDWERKS, INC., AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and March 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee
MDwerks, Inc.

We have audited the accompanying consolidated balance sheet of MDwerks, Inc. and Subsidiaries as of December 31, 2007 and the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MDwerks, Inc. and Subsidiaries as of December 31, 2007 and the results of their operations and their cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SHERB & CO., LLP
Certified Public Accountants

Boca Raton, Florida
March 17, 2008

The accompanying notes should be read in conjunction with the consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2007

ASSETS

Current assets:
Cash	$320,903
Notes receivable	1,652,079
Accounts receivable	66,985
Prepaid expenses and other	215,073
Total current assets	2,255,040
Property and equipment, net of accumulated depreciation of $92,995	115,902
Debt issuance and offering costs, net of accumulated amortization of $273,997	400,246
Total assets	$2,771,188

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Notes payable, net of discount of $2,566,395, less long-term portion	$2,942,842
Mandatory redeemable convertible Series B preferred stock, $.001 par value, 250 shares authorized; 200 shares issued and outstanding	1,346,326
Loans payable	109,559
Accounts payable	351,482
Accrued expenses	686,917
Deferred revenue	11,296
Total current liabilities	5,448,422
Long-term liabilities:
Notes payable, net of discount of $2,566,395, less current portion	65,763
Deferred revenue, less current portion	1,613
Total liabilities	5,515,798
Stockholders’ deficiency:
Preferred stock, Series A convertible preferred stock, $0.001 par value, 10,000,000 shares authorized, 2 shares issued and outstanding	—
Common stock, $.001 par value, 100,000,000 shares authorized; 12,940,065 shares issued and outstanding	12,940
Additional paid-in capital	33,732,690
Accumulated deficit	(36,490,240)
Total stockholders’ deficiency	(2,744,610)
Total liabilities and stockholders’ deficiency	$2,771,188

The accompanying notes should be read in conjunction with the consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2007	2006
Revenue:
Service fees	$470,149	$355,429
Financing income	107,102	72,349
Total revenue	577,251	427,778
Operating expenses:
Compensation	5,286,985	5,732,372
Consulting expenses	760,284	943,500
Professional fees	411,917	358,969
Selling, general and administrative	1,562,845	2,001,460
Total operating expenses	8,022,031	9,036,301
Loss from operations	(7,444,780)	(8,608,523)
Other income (expense):
Interest income	46,978	33,701
Interest expense	(2,484,835)	(905,374)
Loss on revaluation of warrant liability	—	(192,914)
Other income, (expense), net	307	(1,936)
Total other income (expense)	(2,437,550)	(1,066,523)
Net loss	(9,882,330)	(9,675,046)
Deemed preferred stock dividend	—	(913,777)
Common stock issued in connection with anti-dilutive recalculation	—	(246,240)
Net loss attributable to common shareholders	$(9,882,330)	$(10,835,063)
NET LOSS PER COMMON SHARE – basic and diluted	$(0.77)	$(0.91)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING – basic and diluted	12,780,503	11,899,272

The accompanying notes should be read in conjunction with the consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
For the Years Ended December 31, 2007 and 2006

	Series A Preferred Stock $.001 Par Value		Common Stock $.001 Par Value		Additional		Total Stockholders’
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Equity (Deficiency)
Balance, December 31, 2005	—	$—	11,538,730	$11,539	$15,480,037	$(16,558,228)	$(1,066,652)
Common stock issued in connection with anti-dilutive recalculation	—	—	76,000	76	246,164	(246,240)	—
Deemed preferred stock dividend	—	—	—	—	—	(913,777)	(913,777)
FAS 123R Stock Option Compensation	—	—	—	—	3,911,640	—	3,911,640
Amortization of deferred compensation — consultants	—	—	—	—	291,487	—	291,487
Cumulative effect of warrant liability adjustment	—	—	—	—	1,911,520	785,381	2,696,901
Issuance of warrants in connection with notes payable	—	—	—	—	460,572	—	460,572
Common stock issued for notes payable	—	—	92,685	92	226,985	—	227,077
Issuance of warrants in connection with offering	—	—	—	—	145,026	—	145,026
Debt discounts in connection with notes payable	—	—	—	—	4,091,402	—	4,091,402
Sales of preferred stock, net of placement fees	28	—	170,000	170	1,386,077	—	1,386,247
Conversion of Series A convertible preferred stock	(23)	—	466,667	467	(467)	—	—
Common stock issued in connection with notes payable	—	—	110,000	110	333,690	—	333,800
Common stock issued for services	—	—	125,983	126	422,375	—	422,501
Net loss	—	—	—	—	—	(9,675,046)	(9,675,046)
Balance, December 31, 2006	5	—	12,580,065	12,580	28,906,508	(26,607,910)	2,311,178
FAS 123R Stock Option Compensation	—	—	—	—	3,196,044	—	3,196,044
Amortization of deferred compensation — consultants	—	—	—	—	266,040	—	266,040
Conversion of Series A convertible preferred stock	(3)	—	60,000	60	(60)	—	—
Issuance of warrants in connection with notes payable	—	—	—	—	1,214,458	—	1,214,458
Common stock issued for services	—	—	300,000	300	149,700	—	150,000
Net loss	—	—	—	—	—	(9,882,330)	(9,882,330)
Balance, December 31, 2007	2	$—	12,940,065	$12,940	$33,732,690	$(36,490,240)	($2,744,610)

The accompanying notes should be read in conjunction with the consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(9,882,330)	$(9,675,046)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	45,439	34,716
Amortization of debt issuance costs	10,954	12,480
Amortization of debt discount	2,021,396	354,190
Amortization of deferred offering costs	207,202	43,361
Amortization of deferred compensation	266,040	291,487
Stock-based compensation	3,196,046	3,911,640
Settlement expense related to debt conversion	—	180,827
Loss on revaluation of warrant liability	—	192,914
Common stock issued for services	150,000	422,500
Interest expense in connection with grant of warrants	—	460,572
Changes in assets and liabilities:
Notes receivable	(1,178,386)	(109,848)
Accounts receivable	(11,394)	(45,176)
Prepaid expenses and other	(141,276)	(4,981)
Accounts payable	83,560	56,405
Accrued expenses	308,158	212,627
Deferred revenue	(43,050)	47,212
Total adjustments	4,914,689	6,060,926
Net cash used in operating activities	(4,967,641)	(3,614,120)
Cash flows from investing activities:
Purchase of property and equipment	(5,209)	(110,457)
Net cash used in investing activities	(5,209)	(110,457)
Cash flows from financing activities:
Proceeds from notes payable	825,000	5,110,000
Proceeds from loan payable	250,000	—
Placement fees in connection with notes payable	—	(263,264)
Repayment of notes payable	(598,362)	(101,634)
Repayment of loan payable	(212,916)	(26,225)
Proceeds from mandatory redeemable Series B preferred stock	2,000,000	—
Proceeds from sale of Series A preferred stock	—	1,700,000
Placement fees and other expenses paid	(116,810)	(313,923)
Net cash provided by financing activities	2,146,912	6,104,954
Net (decrease) increase in cash	(2,825,938)	2,380,377
Cash – beginning of year	3,146,841	766,464
Cash – end of year	$320,903	$3,146,841
Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	$—	$—
Interest	$351,939	$77,355
Non-cash investing and financing activities:
Common stock issued for debt and accrued interest	$1,214,458	$5,208,358
Common stock issued in connection with notes payable	$—	$333,800

The accompanying notes should be read in conjunction with the consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

On November 16, 2005, a wholly-owned subsidiary of MDwerks, Inc. (f/k/a Western Exploration, Inc., and hereinafter referred to as the ‘‘Company’’) was merged with and into MDwerks Global Holdings, Inc., a Florida corporation (‘‘MDwerks’’), with MDwerks surviving. The Company acquired all of the outstanding capital stock of MDwerks in exchange for issuing 9,246,339 shares of the Company’s common stock, par value $0.001 per share to MDwerks’ stockholders, which at closing of the Merger Agreement represented approximately 87.4% of the issued and outstanding shares of the Company’s common stock. In connection with the Merger, the Company changed its corporate name to MDwerks, Inc.

The Company has four operating subsidiaries. Xeni Medical Systems, Inc. (“Xeni Medical”) was incorporated under the laws of the state of Delaware on July 21, 2004.  Xeni Medical provides a Web-based package of electronic claims solutions to the healthcare provider industry through Internet access to it’s ‘‘MDwerks’’ suite of proprietary products and services so that healthcare providers can improve daily insurance claims transaction processing, administration and management. Xeni Financial Services, Corp. (“Xeni Financial”) was incorporated under the laws of the state of Florida on February 3, 2005. Xeni Financial offers financing and advances to health care providers secured by claims processed through the MDwerks system. Xeni Medical Billing, Corp. (“Xeni Billing”) was incorporated under the laws of the state of Florida on March 2, 2005. Xeni Billing offers health care providers billing services facilitated through the MDwerks system. Patient Payment Solutions, Inc. (“PPS”) was incorporated under the laws of the state of Florida on May 30, 2007.

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses that raise substantial doubt about its ability to continue as a going concern. While the Company is attempting to attain revenue growth and profitability, the growth has not been significant enough to support the Company’s daily operations. Management intends to attempt to raise additional funds by way of a public or private offering and make strategic acquisitions. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and generate revenue. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenue, including additional institutional financing similar to financing described in Note 4, provide the opportunity for the Company to continue as a going concern.

As reflected in the accompanying consolidated financial statements, the Company has a stockholders’ deficiency of $2,744,610 and a working capital deficiency of $3,193,382 at December 31, 2007.

Basis of presentation

The consolidated statements include the accounts of the Company and its wholly owned subsidiaries, Xeni Medical, Xeni Financial, Xeni Billing and PPS. All significant intercompany balances and transactions have been eliminated.

Certain amounts previously reported for in 2006 have been reclassified to conform to the classifications used in 2007. Such reclassifications have no effect on the reported net loss.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, ‘‘Disclosures about Fair Value of Financial Instruments,’’ requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the consolidated balance sheet for cash, notes receivable, accounts payable and accrued expenses, notes payable, loans payable approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

At various times, the Company has deposits in excess of the Federal Deposit Insurance Corporation limit. At December 31, 2007, the Company was $3,000 in excess of the $100,000 limit on one account. The Company has not experienced any losses on these accounts.

Advertising

The Company expenses advertising costs as incurred. Advertising costs charged to operations were approximately $28,000 and $103,000 for the years ended December 31, 2007 and 2006, respectively.

Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful life.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s (‘‘SEC’’) Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company.

Revenue derived from fees related to claims and contract management services are generally recognized when services are provided to the customer.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

The Company, through its subsidiaries, provides advance funding for medical claims and term loan services to unaffiliated healthcare providers that are customers of the Company. The customer advances are typically collateralized by Security Agreements granting first position liens on the medical claims submitted by its Customers to third party payers (the ‘‘Payers’’). The advances are repaid through the remittance of payments of Customer medical claims, by Payers, directly to the Company. The Company can withhold from these advances interest, an administrative fee and other charges as well as any amount for prior advances that remain unpaid after a specified number of days. These interest charges, administrative fees and other charges are recognized as revenue when earned. There is no right of cancellation or refund provisions in these arrangements and the Company has no further obligations once the services are rendered.

Revenue derived from fees related to billing and collection services are generally recognized when the customer’s accounts receivable are collected.

Revenue from implementation fees are generally recognized over the term of the customer’s agreement. Revenue derived from maintenance, administrative and support fees are generally recognized at the time the services are provided to the customer.

Income taxes

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, ‘‘Accounting for Income Taxes’’ (‘‘SFAS 109’’). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Loss per common share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, potential common stock and potentially dilutive securities outstanding during each period. For the years ended December 31, 2007 and 2006, the Company had outstanding options to purchase an aggregate of 3,514,250 and 2,876,250 shares of common stock, respectively, warrants to purchase an aggregate of 5,733,012 and 2,566,345 shares of common stock, respectively, 40,000 and 100,000 shares of common stock, respectively, issuable upon conversion of Series A preferred stock and 888,888 and 0 shares of common stock, respectively, issuable upon conversion of Series B preferred stock which could potentially dilute future earnings per share. Diluted loss per common share has not been presented for the years ended December 31, 2007 and 2006 since the impact of the stock options and warrants would be antidilutive.

Stock-based compensation

In January 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (‘‘SFAS No. 123R’’) utilizing the modified prospective method. SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognizes the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the consolidated financial statements.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In February 2007, the FASB issued SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities - including an Amendment of SFAS No. 115 , (‘‘SFAS 159’’), which permits an entity to measure many financial assets and financial liabilities at fair value that are not currently required to be measured at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 amends previous guidance to extend the use of the fair value option to available-for-sale and held-to-maturity securities. The Statement also establishes presentation and disclosure requirements to help financial statement users understand the effect of the election. SFAS No. 159 is effective as of the beginning of the first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159.

In December 2007, the FASB issued two new pronouncements, SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements- an amendment of ARB N0. 51 and SFAS No. 141 (revised 2007) Business Combinations. Both pronouncements call for prospective reporting only and would not effect any current (or currently contemplated) transactions by the Company.

The Company does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 2 — ACCOUNTS AND NOTES RECEIVABLE

Accounts receivable are recorded when revenue has been recognized but not yet collected. The Company has $66,985 of accounts receivable from implementation, processing, collection, other fees, and disbursements not yet collected as of December 31, 2007.

At December 31, 2007, the Company advanced five healthcare providers under lines of credit and note agreements, respectively, aggregating $1,652,079. Advances under the lines of credit are due to be repaid out of providers’ claims collections, as defined in the agreement. The notes receivable under note agreements are payable as the provider collects certain receivables. The Company charged the health care providers interest and other charges as defined in the agreements. At December 31, 2007, no amounts were past due.

Accounts and notes receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers’ ability to pay and current economic trends. The Company writes off receivables against the allowance when a balance is determined to be uncollectible. At December 31, 2007 the Company has no allowance for doubtful accounts.

NOTE 3 — PROPERTY AND EQUIPMENT

At December 31, 2007, property and equipment consisted of the following:

	Estimated Life
Office furniture and equipment	5-7 Years	$27,077
Computer equipment and software	3-5 Years	181,820
Total		208,897
Less: accumulated depreciation		(92,995)
Property and equipment, net		$115,902

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 4 — NOTES PAYABLE

On August 24, 2006, we received gross proceeds of $250,000 (net proceeds of $236,566, after expenses) in connection with a financing provided by an unrelated party. These notes bore interest at 7% per year, and both interest and principal were paid in full on October 1, 2007.

On August 24, 2006, we received gross proceeds of $110,000 (net proceeds of $100,000, after expenses) in connection with a financing provided equally by two unrelated parties. These notes bore interest at 10% per year, and both interest and principal were paid in full on the January 21, 2007 maturity date.

On each of October 20, 2006 and November 9, 2006 we received gross proceeds of $2,500,000 ($2,375,000 net proceeds) for a total of $5,000,000 in the aggregate ($4,750,000 in the aggregate) in connection with a financing provided by Gottbetter Capital Master, Ltd., an unaffiliated accredited institutional investor (“Gottbetter’’). Pursuant to the terms of a Securities Purchase Agreement that we entered into with Gottbetter in connection with the financing, we issued two senior secured convertible promissory notes to Gottbetter, each in the original principal amount of $2,500,000 (each a ‘‘Senior Note’’ and collectively, the ‘‘Senior Notes’’), five year Series D Warrants to purchase 375,000 shares of our common stock at a price of $2.25 per share (‘‘Series D Warrants’’) and five year Series E Warrants to purchase 375,000 shares of our common stock at a price of $3.25 per share (‘‘Series E Warrants’’).

The Senior Notes bear interest at the rate of 8% per year, payable monthly in arrears, commencing December 1, 2006. Subject to certain mandatory prepayment provisions, and events of default, unpaid principal and interest due under the Senior Notes, as amended, will become due and payable on January 1, 2011. The Senior Notes require monthly principal payments until the January 1, 2011 maturity date. The Senior Notes are convertible, at the option of the holder, into shares of our common stock at a price of $2.25 per share (the ‘‘Conversion Price’’), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of our common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of our common stock at an exercise price or conversion price that is less than the Conversion Price.

The Senior Notes provide for optional redemption by us at a redemption price equal to 110% of the face amount redeemed plus accrued interest.

Events of default will result in a default rate of interest of 15% per year and the holder may require that the Senior Note be redeemed at the Event of Default Redemption Price (as defined in the Senior Notes). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default. Events of default include, but are not limited to,: (i) the failure to keep the registration statement covering shares underlying the Senior Notes, the Series D Warrants and the Series E Warrants effective, as required by the Registration Rights Agreement that we entered into with Gottbetter; (ii) suspension from trading on the OTC Bulletin Board; (iii) failure to timely deliver shares in the event the Senior Notes are converted; (iv) failure to reserve adequate shares for conversion of the Senior Notes; (v) failure to pay principal, interest or late charges when due; (vi) any default in the payment of other indebtedness in excess of $250,000; (vii) bankruptcy events; and (viii) judgments against us in excess of $250,000.

The Senior Notes also provide that in the event of a Change of Control (as defined in the Senior Notes), the holder may require that such holder’s Senior Note be redeemed at the Change of Control Redemption Price (as defined in the Senior Notes). The Change of Control Redemption Price includes certain premiums in the event a Senior Note is redeemed in the event of a Change of Control.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 4 — NOTES PAYABLE (continued)

The Series D Warrants are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series D Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series D Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series D Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series D Warrants.

The Series E Warrants are exercisable at a price of $2.25 per share for a period of five years from the date of issuance, with the same provisions as the Series D Warrants.

We entered into a Security Agreement with Gottbetter. The Security Agreement, as amended, provides for a lien in favor of Gottbetter on all of our assets except for certain assets of our subsidiary, Xeni Financial.

Our subsidiaries entered into a Guaranty Agreement with Gottbetter, pursuant to which they have agreed to unconditionally guaranty our obligations under the Senior Notes and the documents entered into by us in connection the sale of the Senior Notes.

We also entered into a Registration Rights Agreement and amendments thereto with Gottbetter. Pursuant to the amended Registration Rights Agreement, we included in our registration statement that was declared effective on December 7, 2006, 2,777,778 shares underlying the Senior Notes. In addition to it being an event of default under the Senior Notes, if we fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, the exercise price of the Series D and the Series E Warrants will immediately be reduced by $0.25 per share and then reduced by an additional $0.10 per share for each thirty day period thereafter that the registration statement is not filed or effective, as the case may be, up to a maximum reduction of $0.65.

On August 31, 2007 we received proceeds of $250,000 in connection with a financing provided by Vicis Capital Master Fund (“Vicis”), an unaffiliated accredited investor. In connection with the financing, we issued a 31-day Convertible Note to Vicis in the original principal amount of $250,000 (the “Vicis Convertible Note”).

On September 28, 2007 we received net proceeds of $1,633,190 in connection with a financing provided by Vicis. The total deferred offering costs incurred with this financing were $116,810 and are being amortized over twelve months. In connection with the financing, pursuant to the terms of a Securities Purchase Agreement, we issued 200 shares of Series B Convertible Preferred Stock (a “Series B Preferred Stock”), a seven year Series F Warrant to purchase 1,500,000 shares of our common stock at a price of $2.25 per share and a seven year Series G Warrant to purchase 1,000,000 shares of our common stock at a price of $2.50 per share.

Our subsidiaries, MDwerks, Xeni Medical, Xeni Financial, Xeni Billing and PPS are also parties to Guaranty Agreements, pursuant to which they have agreed to unconditionally guaranty our obligations under the Series B Preferred Stock and the documents entered into by us in connection the sale of the Series B Preferred Stock.

In connection with the sale of the Series B Preferred Stock, we entered into a Registration Rights Agreement, pursuant to which we agreed to register for resale, the shares of our common stock into which the Series B Preferred Stock is convertible and the shares of our common stock for which the Series F Warrants and the Series G Warrants are exercisable.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 4 — NOTES PAYABLE (continued)

In connection with the Sale of the Series B Preferred Stock the Company entered into an Amendment, Consent and Waiver agreement with Gottbetter (the “Consent and Waiver Agreement”).

Securities Purchase Agreement

The Securities Purchase Agreement provided for the sale of (i) 200 shares of Series B Preferred Stock (ii) Series F Warrants to purchase an aggregate of 1,500,000 shares of Common Stock and (iii) Series G Warrants to purchase an aggregate of 1,000,000 shares of Common Stock. Pursuant to the Securities Purchase Agreement, the aggregate purchase price for the Series Preferred Stock, the Series F Warrants and the Series G Warrants was $2,000,000. Payment was made by $1,691,445 in cash, the conversion of $251,555 in principal and interest of the Vicis Convertible Note and deduction of certain closing expenses.

The Convertible Series B Preferred Stock is as follows at December 31, 2007:

Mandatory Redeemable Convertible Series B Preferred Stock	$2,000,000
Less: unamortized discount on Preferred Stock	(653,674)
Series B Preferred Stock, net of discount of $653,674	$1,346,326

The Securities Purchase Agreement provides to Vicis, for a period of eighteen months after the closing date, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us.

The Securities Purchase Agreement contains certain restrictions on our ability to: (i) declare dividends; (ii) reclassify, combine or reverse split our Common Stock; (iii) incur liens; (iii) incur certain types of indebtedness; (iv) issue classes of securities senior to, or pari passu with, the Series B Preferred Stock; (v) liquidate or sell a substantial portion of our assets; (vi) enter into transactions that would result in a Change of Control (as defined in the Securities Purchase Agreement); (vi) amend our charter documents in a way that adversely affects the rights of Vicis; (vii) except through Xeni Financial, make loans to, or advances or guarantee the obligations of, third parties; (viii) make intercompany transfers; (ix) engage in transactions with officers, directors, employees or affiliates; (x) divert business to other business entities; (xi) make investments in securities or evidences of indebtedness (excluding of loans made by Xeni Financial) in excess of $250,000 in a calendar year; and (xii) file registration statements.

Events of default under the Securities Purchase Agreement include: (i) default in the payment of dividends on or the failure to redeem the Series B Preferred Stock when due; (ii) failure to perform the covenants contained in the Securities Purchase Agreement or the related transaction documents; (iii) failure to file, or cause to become effective, a registration statement covering the shares of Common Stock underlying the Series F Warrants, the Series G Warrants and the Series B Preferred Stock within the timeframes required by the Registration Rights Agreement or the failure to keep such registration effective as required by the Registration Rights Agreement; (iv) suspension from listing on the OTC Bulletin Board or other exchange for 10 consecutive trading days; (v) the failure to timely deliver shares of Common Stock upon conversion of the Series B Preferred Stock or exercise of the Series F Warrants or the Series G Warrants; (vi) default in the payment of indebtedness in excess of $250,000; (vii) a judgment entered against us in excess of $250,000; and (viii) insolvency, bankruptcy and similar circumstances.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 4 — NOTES PAYABLE (continued)

The Securities Purchase Agreement also contains customary representations, warranties, covenants and indemnification provisions for transactions of the type entered into between the Company and Vicis.

Series B Preferred Stock

The Certificate of Designations, which designates the rights, preferences, privileges and terms of the Series B Preferred Stock (the “Certificate of Designations”) provides that the Series B Preferred Stock will rank senior to other classes of Common Stock and preferred stock that are currently outstanding as to distributions of assets upon liquidation, dissolution or winding up and as to payment of dividends on shares of equity securities.

Each share of Series B Preferred Stock is entitled to cumulative dividends at the annual rate of 8% of the stated value of the Series B Preferred Stock. The stated value of each share of Series B Preferred Stock is $10,000. Dividends are payable in cash or additional shares of Series B Preferred Stock.

Each share of Series B Preferred Stock is convertible, at any time, at the option of the holder, into the number of shares of Common Stock determined by dividing the stated value of the Series B Preferred Stock by the conversion price. The initial conversion price of the Series B Preferred Stock is $2.25 per share.

The conversion price is subject to adjustment for stock splits, dividends, subdivisions, distributions, reorganizations and similar transactions. Furthermore, the conversion price is also subject to adjustment in the event of the issuance of securities for a price below the conversion price then in effect or the issuance of convertible securities with an exercise or conversion price that is less than the then current conversion price for the shares of Series B Preferred Stock.

To the extent that any shares of Series B Preferred Stock remain outstanding on September 28, 2008, each holder thereof shall have the option to either require us to redeem such holder’s shares of Series B Preferred Stock or convert such holder’s shares of Series B Preferred Stock into shares of Common Stock at the conversion price then in effect.

Holders of Series B Preferred Stock have the option to require us to redeem shares of Series B Preferred Stock in the event of a Change of Control (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock are entitled to vote on matters submitted to our stockholders as if the Series B Preferred Stock had been converted into shares of Common Stock pursuant to the terms of the Certificate of Designations. To the extent the holders of Series B Preferred Stock are required to vote separately, as a class, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock will be required to approve the matter to be voted upon.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 4 — NOTES PAYABLE (continued)

Series F Warrants

The Series F Warrants are exercisable at a price of $2.25 per share for a period of seven years from the date of issuance. The Series F Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series F Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series F Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series F Warrants.

Series G Warrants

The Series G Warrants are exercisable at a price of $2.50 per share for a period of seven years from the date of issuance, with the same provisions as the Series F warrants.

Security Agreement

We, along with our subsidiaries, MDwerks, Xeni Medical, Xeni Financial, Xeni Billing, and PPS entered into Security Agreements with Vicis. The Security Agreements provide for liens in favor of Vicis on all of our assets, including the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial.

Guaranty Agreement

Our subsidiaries, MDwerks, Xeni Medical, Xeni Financial, Xeni Billing, and PPS entered into Guaranty Agreements with Vicis, pursuant to which they have agreed to unconditionally guaranty our obligations under the Series B Preferred Stock and the documents entered into by us in connection with the sale of the Series B Preferred Stock.

Registration Rights Agreement

We entered into a Registration Rights Agreement with Vicis. The Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Series B Preferred Stock, the Series F Warrants and the Series G Warrants within 365 calendar days after the closing date. If we fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, we will be required to pay a cash penalty in the amount of 2% of the aggregate stated value of the Series B Preferred Stock for each month, or part thereof, that the registration statement is not filed or effective, as the case may be. The cash penalty is limited to 15% of the aggregate stated value of the Series B Preferred Stock.

The Registration Rights Agreement also provides for piggyback registration rights.

Amendment, Consent & Waiver Agreement

In connection with the transactions described above, we entered into the Consent and Waiver Agreement (the “Consent and Waiver Agreement”) with Gottbetter, whereby, among other things: (i) Gottbetter consented to the transactions described above, (ii) Gottbetter agreed to delay, until February 1, 2008, principal payments under the Senior Secured Convertible Note issued by the Corporation to Gottbetter on October 19, 2006 (the “October Note”) and under the Senior Secured Convertible Note issued by the Corporation to Gottbetter on November 9, 2006 (the “November Note”), (iii) Gottbetter agreed that its right of first refusal with respect to subsequent financings will be on a pro rata, pari passu basis with Vicis and (v) Gottbetter released its security interest in certain collateral of Xeni Financial.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 4 — NOTES PAYABLE (continued)

Also in connection with the transactions described above, the conversion price of the Gottbetter Series E Warrants were reduced to $2.25 per share subject to further adjustment, and the number of Warrant Shares for which such warrants may be exercised were increased to 541,666 and 2/3 shares subject to further adjustment. The additional warrants were recorded as $84,117 of debt discount and are being amortized over four months through January 2008.

In consideration of Gottbetter entering into the Consent and Waiver Agreement, we issued to Gottbetter a Series D Warrant to purchase 500,000 shares of our Common Stock at a price of $2.25 per share.

Amended & Restated Notes

In order to memorialize the extension of the principal payment date to February 1, 2008 in the October Note and the November Note, we issued to Gottbetter an amended and restated October Note and an amended and restated November Note.

On December 3, 2007 we received gross proceeds of $575,000 in connection with a financing provided by Vicis. In connection with the financing, we issued a Convertible Note to Vicis in the original principal amount of $575,000 (the “Note”). The Note bears interest at the rate of 8% per year. Subject to certain prepayment provisions, unpaid principal and interest due under the Note will become due and payable on December 2, 2008.

The promissory notes are as follows at December 31, 2007:

Notes payable	$5,575,000
Less: unamortized discount on notes payable	(2,566,395)
Notes payable, net	3,008,605
Less current portion	(2,942,842)
Notes payable, net of discount of $2,566,395, less current portion	$65,763

NOTE 5 — LOAN PAYABLE

The Company has a loan payable to an unrelated individual in the amount of $69,559. The loan bears interest at 8% per annum and is payable on a monthly basis. The loan shall be repaid proportionally upon repayment of certain of the Company’s notes receivable.

The Company also has a loan payable to a customer of the Company in the amount of $250,000. This customer provided this non-interest bearing loan to assist with interim financing and to fund equipment purchases incurred on behalf of the customer. A repayment of $210,000 was made to the customer in October of 2007 and the net balance due at December 31, 2007 is $40,000.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY)

Preferred stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.

On February 1, 2006, the Board of Directors of the Company authorized the creation of 1,000 shares of $.001 par value Series A Convertible Preferred Stock with a liquidation value of $60,000 per share (subject to adjustment in the event of stock splits, combinations or similar events). The Series A Convertible Preferred Stock shall not be entitled to receive dividends or other distributions from the Company. Each holder of record of shares of the Series A Convertible Preferred Stock shall have the right at such holder’s option, at any time and from time to time, to convert any of such shares of Series A convertible preferred stock into fully paid shares of common stock. Each share of Series A Convertible Preferred Stock shall initially be convertible into 20,000 shares of common stock (the ‘‘Conversion Rate’’), subject to adjustment due to consolidation, merger or sale or common stock dividends. The holders of shares of Series A Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company and shall have such number of votes equal to the number of shares of the Company’s common stock into which such holders’ shares of Series A Convertible Preferred Stock are convertible.

Between February 1, 2006 and June 30, 2006, the Company conducted a series of closings under private placement offering of Units consisting of one share of Series A Convertible Preferred Stock and a three-year warrant to purchase up to 20,000 shares of the Company’s Common Stock at a purchase price of $3.00 per share. The Company sold an aggregate of 28.3 Units to accredited investors pursuant to the terms of a confidential private placement memorandum, dated February 1, 2006, used in connection with this offering. The Company realized net proceeds from this private placement of $1,386,077 after payment of commissions and expenses. Between August 11, 2006 and December 31, 2006, 23.3 shares of Series A Convertible Preferred Stock were converted into 466,667 shares of common stock. In 2007, 3 shares of Series A Convertible Preferred Stock were converted into 60,000 shares of common stock leaving 2 Series A Convertible Preferred Shares outstanding as of December 31, 2007.

In accordance with Emerging Issues Task Force (‘‘EITF’’) 98-5 and EITF 00-27, the Series A Convertible Preferred Stock was considered to have an embedded beneficial conversion feature (ECF) because the conversion price was less than the fair value of the Company’s common stock. This Series A Convertible Preferred Stock was fully convertible at the issuance date, therefore a portion of proceeds allocated to the Series A Convertible Preferred Stock was determined to be the value of the beneficial conversion feature and was recorded as a deemed dividend.

In accordance with SFAS No. 133 and Emerging Issues Task Force Issue 00-19 (‘‘EITF 00-19’’), ‘‘Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in, a Company’s Own Stock’’, the Company is required to record the fair value of the ECF and warrants as a liability since the Company has to use its ‘‘best efforts’’ to file a registration statement and maintain its effectiveness for a period of two years from the effective date. In connection with the initial sales of the Series A Preferred Stock, the initial estimated fair values allocated to the ECF were $913,777 which was recorded as a deemed dividend. The initial fair value allocated to the warrants of $768,751 was allocated to warrant liability. For the year ended December 31, 2006, the Company revalued these warrants resulting in a loss on valuation of warrant liability of $192,914.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)

Preferred stock (continued)

The assumptions used valuing the warrants include:

Risk free interest rate (annual)	4.70% and 4.75%
Expected volatility	147% and 154%
Expected life	5 Years
Assumed dividends	none

Brookshire Securities Corporation (‘‘Brookshire’’) served as the lead placement agent in connection with the private placement. Brookshire received a cash fee in the aggregate of $170,000, 170,000 shares of the Company’s common stock, and five-year warrants to purchase 56,667 shares of the Company’s common stock at an exercise price of $1.50 per share on terms which are identical to those warrants included in the units except that they contain a cashless exercise provision. In addition, the warrants have registration rights that are the same as those afforded to investors in the private placement.

The Company is authorized to issue 250 shares of Series B Convertible Preferred stock, $0.001 par value with such designations, rights and preferences as may be determined from time to time by the Board of Directors. On September 28, 2007, 200 shares of Series B preferred stock were issued in connection with the Securities Purchase Agreement. As of December 31, 2007, there are 200 Series B Convertible Preferred Stock shares issued and outstanding.

Common stock

On January 1, 2006, the Company issued 76,000 shares of the Company’s common stock to certain stockholders pursuant to agreements to offset the effect of dilutive financing of the Xeni Companies. The shares issued were valued at the fair value at the date of issuance of $246,240 and were charged to expense.

On February 13, 2006, $45,000 of notes payable plus accrued interest of $1,342 was converted into 92,685 shares of the Company’s common stock in full satisfaction of the notes payable. The common shares were valued at a fair market value of $2.45 per share for an aggregate fair market value of $227,077 based on recent trading price of the stock. Accordingly, in connection with the issuance of these shares, the Company reduced notes payable by $45,000, reduced interest payable by $1,342, and recorded settlement expenses related to the debt conversion of $180,827.

On February 28, 2006, the Company issued 25,000 shares of the common stock to the Chief Financial Officer of the Company in consideration for services rendered. The shares were issued at the fair value at the date of the issuance of $81,000 or $3.24 per share. For the year ended December 31 2006, in connection with these shares, the Company recorded stock-based compensation of $81,000.

On June 19, 2006, the Company authorized the issuance of 75,000 shares of common stock to a Director of the Company in consideration for services rendered.  On June 22, 2006, the Company issued 25,000 of these authorized shares of common stock at the fair value at the date of the issuance of $87,500 or $3.50 per share. For the year ended December 31, 2006, in connection with these shares, the Company recorded stock-based compensation of $87,500 for the Director.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)

Common stock (continued)

On June 29, 2006, the Company issued 3,483 shares of the common stock to consultants in consideration for services rendered. The shares were issued at the fair value at the date of the issuance of $14,000 or $4.02 per share. For the year ended December 31 2006, in connection with these shares, the Company recorded stock-based consulting fees of $14,000.

On August 9, 2006, the Company issued 22,500 shares of the common stock to consultants in consideration for services rendered. The shares were issued at the fair value at the date of the issuance of $90,000 or $4.00 per share. For the year ended December 31 2006, in connection with these shares, the Company recorded stock-based consulting fees of $90,000.

On August 24, 2006, the Company issued 10,000 shares of common stock in connection with a notes payable financing. The shares were valued at fair market value at date of issuance of $39,800 or $3.98 per share and recorded as a discount on notes payable to be amortized over the term of the note (see note 4).

On October 18, 2006 the Company issued 170,000 shares in connection with the private placement.

On October 18, 2006, the Company issued 50,000 shares of common stock to consultants for services rendered. The shares were issued at the fair value at the date of the issuance of $150,000 or $3.00 per share. For the year ended December 31 2006, in connection with these shares, the Company recorded stock-based consulting fees of $150,000.

On October 20, 2006, and November 9, 2006, the Company issued a total of 100,000 shares of common stock for consulting services rendered in connection with the financing provided by the unaffiliated accredited institutional investor. The shares were issued at the fair value at the date of issuance of $240,000, or $3.00 per share for 80,000 shares issued on October 20, 2006 and $49,000, or $2.45 per share for 20,000 shares issued on November 9, 2006. For the year ended December 31, 2006, in connection with these shares, the Company recorded deferred offering costs of $289,000.

Between August 11, 2006 and December 31, 2006, 23.3 shares of Series A Convertible Preferred Stock were converted into 466,667 shares of common stock.

On May 29, 2007, the Company issued 150,000 shares of common stock to consultants for services rendered. The shares were issued at the fair value at the date of the issuance of $75,000 or $0.50 per share. For the year ended December 31, 2007, in connection with these shares, the Company recorded stock-based consulting expense of $75,000.

On May 29, 2007, the Company issued 50,000 shares of common stock to a Director of the Company in consideration for services rendered. The shares were issued at the fair value at the date of the issuance of $25,000 or $0.50 per share. For the year ended December 31, 2007, in connection with these shares, the Company recorded stock-based consulting expense of $25,000.

On May 29, 2007, the Company issued 100,000 shares of common stock to consultants for services rendered. The shares were issued at the fair value at the date of the issuance of $50,000 or $0.50 per share. For the year ended December 31, 2007, in connection with these shares, the Company recorded investor relation expenses of $50,000.

In 2007, 3 shares of Series A Convertible Preferred Stock were converted into 60,000 shares of common stock.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)

Common stock options

In November 2005, the Company and its stockholders approved the MDwerks, Inc. 2005 Incentive Compensation Plan (the ‘‘Incentive Plan’’). The Incentive Plan covers grants of stock options, grants of equity securities, dividend equivalents and other customary items covered by such plans. Persons eligible to receive awards under the Incentive Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any related entity (as defined in the Incentive Plan). The Incentive Plan will be administered by the Company’s Compensation Committee; however, the Board of Directors can exercise any power or authority granted to the Compensation Committee under the Incentive Plan, unless expressly provided otherwise in the Incentive Plan. The Company reserved 10,000,000 shares of its authorized common stock for issuance pursuant to grants under the Incentive Plan.

On December 29, 2005, the Company granted options to purchase 200,000 shares of common stock to employees of the Company under the Incentive Plan. The options are exercisable at $3.25 per share. The options vest over a three-year term and expire on December 29, 2015. The fair value of these options was approximately $598,000 using the Black-Scholes pricing model. The assumptions used were: interest free rate of 3.75%, 105% volatility, 10-year term and no expected dividends.

On January 3, 2006, the Company granted options to purchase 860,000 shares of common stock to employees of the Company under the Incentive Plan. The options are exercisable at $3.40 per share. The options vest as to 33.33% of such shares on each of the first and second anniversaries of the date of grant and as to 33.34% of such shares on the third anniversary of the date of grant, and expire on January 3, 2016 or earlier due to employment termination. As of January 1, 2006, the Company accounts for stock options issued to employees in accordance with the provisions of SFAS 123(R) and related interpretations. The fair value of this option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 105%; risk-free interest rate of 3.75%; and, a term of 8 years. In connection with these options, the Company valued these options at a fair market value of approximately $2,578,445 and will record stock-based compensation expense over the vesting period.

On June 19, 2006, the Company granted options to purchase 606,250 shares of common stock to employees and a Director of the Company under the Incentive Plan. The options are exercisable at $4.00 per share. The options vest over a three-year term and expire on June 19, 2016. The fair value of these options was approximately $2,324,363 using the Black-Scholes pricing model. The assumptions used were: interest free rate of 4.83%, 142% volatility, 10-year term and no expected dividends.

On October 11, 2006, the Company granted options to purchase 1,025,000 shares of common stock to employees and Directors of the Company under the Incentive Plan. The options are exercisable at $2.25 per share. The options vest 1/3 immediately and 1/3 each year over the next two years and expire on October 11, 2016. The fair value of these options was approximately $2,265,250 using the Black-Scholes pricing model. The assumptions used were: interest free rate of 4.75%, 147% volatility, 10-year term and no expected dividends.

On December 27, 2006, the Company granted options to purchase 125,000 shares of common stock to employees of the Company under the Incentive Plan. The options are exercisable at $1.39 per share. The options either vest immediately or vest 1/3 immediately and 1/3 each year over the next two years and expire on December 29, 2016. The fair value of these options was approximately $171,250 using the Black-Scholes pricing model. The assumptions used were: interest free rate of 4.70%, 154% volatility, 10-year term and no expected dividends.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)

Common stock options (continued)

On September 27, 2007, the Company granted options to purchase 175,000 shares of common stock of the Company under the Incentive Plan. The options are exercisable at $0.67 per share. The options either vest 1/3 immediately and 1/3 each year over the next two years or vest over the next three years and expire on September 27, 2017. The fair value of these options was approximately $119,000 using the Black-Scholes pricing model. The assumptions used were: interest free rate of 4.23%, 116% volatility, 10-year term and no expected dividends.

On December 31, 2007, the Company granted options to purchase 483,000 shares of common stock to Directors of the Company under the Incentive Plan. The options are exercisable at $0.38 per share. The options vest immediately and expire on December 31, 2017. The fair value of these options was approximately $173,880 using the Black-Scholes pricing model. The assumptions used were: interest free rate of 3.52%, 114% volatility, 10-year term and no expected dividends.

A summary of the status of the Company’s outstanding stock options as of December 31, 2007 and changes during the period ending on that date is as follows:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding at December 31, 2005	200,000	$3.25
Granted	2,691,250	$3.03
Exercised	—	$—
Forfeited	(15,000)	$3.50
Outstanding at December 31, 2006	2,876,250	$3.04
Granted	658,000	$0.46
Exercised	—	$—
Forfeited	(20,000)	$1.39
Outstanding at December 31, 2007	3,514,250	$2.57	$0
Options exercisable at end of period	1,933,417	$2.71
Weighted-average fair value of options granted during the period	$0.46

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)

Common stock options (continued)

The following information applies to options outstanding at December 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$0.38	483,000	10.00	$0.38	483,000	$0.38
$0.67	175,000	9.75	$0.67	33,333	$0.67
$1.39	105,000	9.00	$1.39	95,000	$1.39
$2.25	1,025,000	8.75	$2.25	683,333	$2.25
$3.25	190,000	8.00	$3.25	126,667	$3.25
$3.40	860,000	8.00	$3.40	286,667	$3.40
$4.00 – $4.25	676,250	8.50	$4.03	225,417	$4.03
	3,514,250		$2.57	1,933,417	$2.71

In connection with granted stock options, the Company recognized stock-based compensation expense of $3,196,046 for the year ended December 31, 2007 and $3,911,640 for the year ended December 31, 2006. The stock based compensation for 2007 includes $173,880 for new options granted and $3,022,166 related to 2005 and 2006 options. As of December 31, 2007, the total future compensation expense related to non-vested options not yet recognized in the consolidated statement of operations is approximately $1,311,181, which will be recognized through September 2010.

Common stock warrants

Between February 1, 2006 and June 30, 2006, the Company conducted a private placement to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated February 1, 2006, and private placement subscription agreements executed and delivered by each investor. Each unit consists of one share of the Company’s Series A Convertible Preferred Stock, par value $.001 per share, and a detachable, transferable warrant to purchase 20,000 shares of the Company’s common stock, at a purchase price of $3.00 per share. Pursuant to the Private Placement, the Company sold an aggregate of 28.33 units and issued to investors three-year warrants to purchase an aggregate of 566,667 shares of its common stock at an exercise price of $3.00 per share, which expire from March 22, 2009 to June 29, 2009. Brookshire Securities Corporation (‘‘Brookshire’’) served as the lead placement agent in connection with the private placement. Brookshire received five-year warrants to purchase 56,667 shares of the Company’s common stock at an exercise price of $1.50 per share on terms which are identical to those warrants included in the units except that they contain a cashless exercise provision. In addition, the warrants have registration rights that are the same as those afforded to investors in the private placement.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)

Common stock warrants (continued)

In connection with a 7% secured promissory note, the Company granted warrants to purchase 111,111 shares of its common stock at an exercise price of $2.25 per share which warrants expire on August 24, 2009. These warrants were treated as a discount on the secured promissory note and were valued at $250,000 to be amortized over the 12-month note terms. The fair market value of each stock warrants were estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 4.80%; volatility of 142% and an expected term of 3 years (see note 4).

On July 5, 2006, in connection with terms of certain notes payable (see note 4), the Company granted to note holders four-year warrants to purchase an aggregate of 90,000 shares of the Company’s common stock at $1.25 per share. The fair market value of these stock warrants were estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 4.83%; volatility of 142% and an expected term of 4 years. In connection with these warrants, the Company recorded interest expense of $335,273.

In connection with Gottbetter notes payable (see note 4), the Company granted to note holders Series D Warrants which are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series D Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of the Company’s common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series D Warrants, issuances of any rights, warrants or options to purchase shares of the Company’s common stock with an exercise price below the exercise price of the Series D Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series D Warrants.

Also in connection with the issuance of the Senior Notes (see note 4), the Company granted to note holders of the Senior Notes Series E Warrants which are exercisable at a price of $3.25 per share for a period of five years from the date of issuance. The Series E Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of the Company’s common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series E Warrants, issuances of any rights, warrants or options to purchase shares of the Company’s common stock with an exercise price below the exercise price of the Series E Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series E Warrants.

On October 18, 2006, the Company granted 225,000 Warrants to consultants which are exercisable at a price of $3.76 per share for a period of three years. On October 18, 2006, the Company granted 62,500 Warrants to brokers which are exercisable at prices between $1.25 and $4.00 per share for a period of three years.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)

Common stock warrants (continued)

On September 28, 2007 we received net proceeds of $1,633,190  in connection with a financing provided by Vicis. In connection with the financing, pursuant to the terms of a Securities Purchase Agreement, we issued 200 shares of Series B Convertible Preferred Stock (a “Series B Preferred Stock”), a seven year Series F Warrant to purchase 1,500,000 shares of our common stock at a price of $2.25 per share and a seven year Series G Warrant to purchase 1,000,000 shares of our common stock at a price of $2.50 per share. These warrants were treated as a discount on the preferred stock and were valued at $877,980 to be amortized over the 12-month term. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 4.23%; volatility of 116% and an expected term of 7 years.

In consideration of Gottbetter entering into the Consent and Waiver Agreement, we issued to Gottbetter a Series D Warrant to purchase 500,000 shares of our Common Stock. The Series D Warrant is exercisable at a price of $2.25 per share for a period of five years from the date of issuance. These warrants were treated as a discount on the secured promissory note and were valued at $252,361 to be amortized over the 4-month note extension term. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 4.23%; volatility of 116% and an expected term of 5 years.

In connection with the September 28, 2007 transactions described in Note 4, the conversion price of the Gottbetter Series E Warrants were reduced to $2.25 per share subject to further adjustment, and the number of Warrant Shares for which such warrants may be exercised were increased to 541,666 and 2/3 shares subject to further adjustment. The additional warrants were treated as a discount on the secured promissory note and were valued at $84,117 to be amortized over the 4-month note extension term. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 4.23%; volatility of 116% and an expected term of 5 years.

A summary of the status of the Company’s outstanding stock warrants granted as of December 31, 2007 and changes during the period is as follows:

	Shares	Weighted-Average Exercise Price
Outstanding at December 31, 2005	704,400	$2.39
Granted	1,861,945	$2.78
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2006	2,566,345	$2.67
Granted	3,166,667	$2.21
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2007	5,733,012	$2.42
Common stock issuable upon exercise of warrants	5,733,012	$2.42

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)

Common stock warrants (continued)

Common Stock issuable upon exercise of warrants outstanding				Common Stock issuable upon Warrants Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2007	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2007	Weighted Average Exercise Price
$1.25	199,000	2.50	$1.25	199,000	$1.25
$1.50	56,667	3.50	$1.50	56,667	$1.50
$2.25	3,027,778	5.50	$2.25	3,027,778	$2.25
$2.50	1,640,400	4.50	$2.50	1,640,400	$2.50
$3.00	579,167	1.40	$3.00	579,167	$3.00
$3.76	225,000	1.80	$3.76	225,000	$3.76
$4.00	5,000	1.80	$4.00	5,000	$4.00
	5,733,012		$2.42	5,733,012	$2.42

Registration rights

The Company has filed a ‘‘resale’’ registration statement with the SEC covering all shares of common stock and shares of common stock underlying the warrants (including shares of common stock and underlying warrants issued to the Placement Agent) issued in connection with the June 13, 2005 Private Placement. The Company has agreed that it will maintain the effectiveness of the ‘‘resale’’ registration statement from the effective date through and until the earlier of two years and the time at which exempt sales pursuant to Rule 144(k) may be permitted. The Company will use its best efforts to respond to any SEC comments to the ‘‘resale’’ registration statement on or prior to the date which is 20 business days from the date such comments are received, but in any event not later than 30 business days from the date such comments are received. The ‘‘resale’’ registration statement became effective on December 7, 2006.

In the event the ‘‘resale’’ registration statement had not been not filed with the SEC on or prior to the date which is 180 days after the last closing date of the Private Placement, each investor in the Private Placement would have received as liquidating damages an additional number of shares of common stock equal to 2% of the total number of shares of common stock purchased by the investor in the Private Placement for each month (or portion thereof) that the Registration Statement was not filed, provided that the aggregate increase in such shares of common stock as a result of the delinquent filing would in no event exceed 20% of the original number of shares of common stock purchased in the Private Placement.

In the event that the Company fails to respond to SEC comments to the Registration Statement within 30 business days, each investor in the Private Placement will receive an additional number of shares of common stock equal to 2% of the total number of shares of common stock purchased by the investor in the Private Placement for each month (or portion thereof) that a response to the comments to the Registration Statement has not been submitted to the SEC, provided that the aggregate increase in such shares shall in no event exceed 20% of the original number of shares of common stock purchased in the Private Placement.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)

Registration rights (continued)

Pursuant to the February 1, 2006 Series A Convertible Preferred Private Placement Subscription documents, we agreed to file a registration statement with the Securities and Exchange Commission to register the shares and warrants held by the selling security holders for resale. That registration statement was declared effective on December 7, 2006. We have agreed to maintain the effectiveness of the registration statement from the effective date through and until the earlier of two years following December 31, 2005 (which was the termination date of the first private placement described above) or the earlier of two years following June 28, 2006 (which was the effective date of the termination of the second private placement described above) and such time as exempt sales pursuant to Rule144(k) under the Securities Act of 1933 (‘‘Rule 144(k)’’) may be permitted for purchasers of Units.

We also entered into a Registration Rights Agreement and amendment thereto with Gottbetter. The amended Registration Rights Agreement required us to file a registration statement covering the resale of 2,777,778 shares of common stock underlying the Senior Notes. The registration statement covering the resale of the shares of common stock underlying the Senior Notes became effective on December 7, 2006. In addition to it being an event of default under the Senior Notes, if we fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, the exercise price of the Series D and the Series E Warrants will immediately be reduced by $0.25 per share and then reduced by an additional $0.10 per share for each thirty day period thereafter that the registration statement is not filed or effective, as the case may be, up to a maximum reduction of $0.65.

NOTE 7 — INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to net operating loss carryforwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

The Company has net operating loss carryforwards for tax purposes totaling approximately $9,457,000 at December 31, 2007, expiring through the year 2027 subject to the Internal Revenue Code Section 382, which places a limitation on the amount of net operating losses that can offset by taxable income after a change in control (generally greater than a 50% change in ownership).

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for fiscal 2007 and 2006:

	2007	2006
Computed “expected” tax benefit	(34.0)%	(34.0)%
State income taxes	(4.0)%	(4.0)%
Other permanent differences	21.7%	9.5%
Change in valuation allowance	16.3%	28.5%
Effective tax rate	0.0%	0.0%

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 7 — INCOME TAXES (continued)

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

2007
Tax benefit of net operating loss carryforward	$3,594,000
Non-qualified stock options	934,000
4,528,000
Valuation allowance	(4,528,000)
Net deferred tax asset	$—

After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at December 31, 2007, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $878,000 from the prior year.

NOTE 8 — COMMITMENTS

Lease agreements

The Company sub-leased its facility, on a month-to-month basis, under a master lease expiring July 2008. Rent expense for the year ended December 31, 2007 was $83,772. On February 1, 2008, the Company was assigned the master lease and a 5-year lease option was exercised which extends the master lease until June 2013.

Employment agreements

Effective January 1, 2006, each of Howard B. Katz, Solon L. Kandel, Vincent Colangelo, and Stephen W. Weiss entered into an employment agreement with us. The employment agreement with Mr. Katz was extended on December 31, 2007 to a term expiring on December 31, 2010. The employment agreement with Mr. Colangelo extends for a term expiring on December 31, 2009. The employment agreements with Messrs. Kandel and Weiss expired on December 31, 2007 and are being extended on a month-to-month basis. Pursuant to these employment agreements, Mr. Katz has agreed to devote substantially all of his time, attention and ability, and Messrs. Kandel, Colangelo and Weiss have each agreed to devote all of their time, attention and ability, to our business as our Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, respectively. The employment agreements provide that Messrs. Katz, Kandel, Colangelo, and Weiss will receive a base salary during calendar year 2007 at an annual rate of $225,000, $200,000, $175,000, and $165,000 for services rendered in such positions. Mr. Kandel agreed to defer payment on his entire 2007 annual base salary increase of $25,000 and Mr. Colangelo agreed to defer payment of $15,000 of his 2007 annual base salary increase of $25,000. During calendar years 2008 and 2009 under the employment agreements for Messrs. Katz and Colangelo, their annual base salaries will be increased to $300,000 and $330,000, respectively, for Mr. Katz, and $200,000 and $220,000, respectively, for Mr. Colangelo. During calendar years 2010, under the employment agreement for Mr. Katz, the annual base salary will be increased to $363,000. In addition, each executive may be entitled to receive, at the sole discretion of our board of directors, cash bonuses based on the executive meeting and exceeding performance goals. The cash bonuses range from up to 25% of the executive’s annual base salary for Mr. Weiss, up to 100% of the executive’s annual base salary for Messrs. Kandel and Colangelo, and up to 150% of the executive’s annual base salary for Mr. Katz. The cash bonuses for Messrs. Katz, Kandel and Colangelo include a minimum bonus due of 40%, 25% and 25% respectively. Messrs. Katz, Kandel, and Colangelo have agreed to defer payment on their 2007 bonuses, to which they were entitled. Each of our executive officers is entitled to participate in our 2005 Incentive Compensation Plan. We have also agreed to pay or reimburse each executive officer up to a specified monthly amount for the business use of his or her personal car and cell phone. The employment agreements provide for termination by us upon death or disability (defined as 90 aggregate days of incapacity during any 365-consecutive day period) of the executive or upon conviction of a felony or any crime involving moral turpitude, or willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by the executive, related to or affecting the performance of his duties. In the event any of the employment agreements are terminated by us without cause, such executive will be entitled to compensation for the balance of the term of his employment agreement or, if longer, for three years in the case of Mr. Katz and two years in the case of Mr. Colangelo. Messrs. Katz, Kandel and Colangelo also have the right, if terminated without cause, to accelerate the vesting of any stock options or other awards granted under our 2005 Incentive Compensation Plan. We intend to obtain commitments for key-man life insurance policies for our benefit on the lives of Messrs. Katz, Kandel and Colangelo equal to three times their respective annual base salary. In addition to the key-man life insurance policies, we have agreed to maintain throughout the term of each employment agreement 15-year term life insurance policies on the lives of Messrs. Katz, Kandel and Colangelo, with benefits payable to their designated beneficiaries, and to pay all premiums in connection with those policies.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

In the event of a change of control of our company, Messrs. Katz and Colangelo may terminate their employment with us within six months after such event and will be entitled to continue to be paid pursuant to the terms of their respective employment agreements.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 9 — SUBSEQUENT EVENTS

On January 17, 2008 we filed an amended and restated Certificate of Designations (as amended and restated, the “Certificate of Designations”) with the Secretary of State of the State of Delaware, to, among other things, increase the number of authorized shares of Series B Preferred Stock from 250 shares to 325 shares.

On January 18, 2008, we received net proceeds of $500,000 in connection with a financing provided by Vicis. In connection with the financing, we and Vicis entered into a Securities Purchase Agreement, dated January 18, 2008 (the “January Securities Purchase Agreement”), pursuant to which we issued 50 shares of Series B Preferred Stock, a seven year Series F Warrant to purchase 375,000 shares of our common stock at a price of $2.25 per share and a seven year Series G Warrant to purchase 250,000 shares of our common stock a price of $2.50 per share.

The Securities Purchase Agreement, dated January 18, 2008, by and between Vicis and us (the “January Securities Purchase Agreement”) provides that our obligations to Vicis under the Series B Preferred Stock, the January Securities Purchase Agreement and the various transaction documents entered into in connection with the January Securities Purchase Agreement (the “January Transaction Documents”) are secured by a lien on all of our assets pursuant to the Security Agreement, dated September 28, 2007, between us and Vicis

The January Securities Purchase Agreement further provides that our obligations under the Series B Preferred Stock, the January Securities Purchase Agreement and the January Transaction Documents are guaranteed by each of our subsidiaries pursuant to the terms of the Guaranty Agreements, dated September 28, 2007, between Vicis and each of our subsidiaries in September 2007.

The January Securities Purchase Agreement also provides that the guaranty obligations of our subsidiaries in connection with the January Securities Purchase Agreement and the January Transaction Documents are secured by the liens on all of the assets of each our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp., created pursuant to the Security Agreements, previously entered into by and between our subsidiaries and Vicis in September 2007.

In connection with the sale of the Series B Preferred Stock, we amended the Registration Rights Agreement, previously entered into, by and between Vicis and us in September 2007 pursuant to which we agreed, in addition to registering the securities previously covered by such Registration Rights Agreement, to register for resale, the shares of our common stock into which the Series B Preferred Stock sold pursuant to the January Securities Purchase Agreement is convertible and the shares of our common stock for which the Series F Warrants and the Series G Warrants sold pursuant to the January Securities Purchase Agreement are exercisable.

On March 1, 2008, the Company and Gottbetter amended the Senior Notes to extend the maturity date of the Senior Notes to January 1, 2011 and to delay principal payments until March 1, 2008, if the Company is able to secure additional financing by March 31, 2008. If the Company is unable to secure additional financing by March 31, 2008, the amendment to the Senior Notes will be void and of no force and effect. In consideration of the amendment to the Senior Notes, if the Company is able to obtain at least $5,000,000 in additional financing, MDwerks, Inc. will issue to Gottbetter 2,000,000 warrants at an exercise price to be determined at the time of the financing. We are in discussions with Vicis regarding the provision of additional financing.

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2008 (Unaudited)	December 31, 2007
ASSETS
Current assets:
Cash	$6,928,582	$320,903
Notes receivable, net of allowance of $125,000 for March 31, 2008 and $0 for December 31, 2007	1,511,091	1,652,079
Accounts receivable	79,424	66,985
Prepaid expenses and other	203,544	215,073
Total current assets	8,722,641	2,255,040
Long-term assets:
Property and equipment, net of accumulated depreciation of $102,791 for March 31, 2008 and $92,995 for December 31, 2007	106,106	115,902
Debt issuance and offering costs, net of accumulated amortization of $324,265 for March 31, 2008 and $273,997 for December 31, 2007	520,259	400,246
Total assets	$9,349,006	$2,771,188
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Notes payable, less long-term portion	$1,944,444	$2,942,842
Mandatory Redeemable Convertible Series B Preferred Stock, $.001 par value, 1,250 shares authorized;1,000 shares issued and outstanding at March 31, 2008 and 250 shares authorized; 200 shares issued and outstanding at December 31, 2007	—	1,346,326
Loans payable	69,559	109,559
Accounts payable	456,906	351,482
Accrued expenses	748,391	686,917
Deferred revenue	11,107	11,296
Total current liabilities	3,230,407	5,448,422
Long-term liabilities:
Notes payable, net of discount of $2,900,548 at March 31, 2008 and $2,566,395 at December 31, 2007, less current portion	155,008	65,763
Deferred revenues, less current portion	3,701	1,613
Total liabilities	3,389,116	5,515,798
Stockholders' equity (deficiency):
Preferred stock, $.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Series A preferred stock, $.001 par value, 1,000 shares authorized; 2 shares issued and outstanding at March 31, 2008 and December 31, 2007	—	—
Common stock, $.001 par value, 100,000,000 shares authorized; 12,940,065 shares issued and outstanding at March 31, 2008 and December 31, 2007	12,940	12,940
Additional paid-in capital	45,081,578	33,732,690
Accumulated deficit	(39,134,628)	(36,490,240)
Total stockholders' equity (deficiency)	5,959,890	(2,744,610)
Total liabilities and stockholders' equity (deficiency)	$9,349,006	$2,771,188

The accompanying notes should be read in conjunction with the unaudited consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Revenue:
Service fees	$162,242	$119,908
Financing income	41,219	13,977
Total revenue	203,461	133,885
Operating expenses:
Compensation	902,102	1,417,321
Consulting expenses	65,481	162,697
Professional fees	164,688	125,547
Selling, general and administrative	290,890	409,019
Total operating expenses	1,423,161	2,114,584
Loss from operations	(1,219,700)	(1,980,699)
Other income (expense):
Interest income	1,924	28,239
Interest expense	(766,639)	(517,498)
Loss on extinguishment of debt	(660,122)	—
Other income (expense)	149	—
Total other income (expense)	(1,424,688)	(489,259)
Net loss	$(2,644,388)	$(2,469,958)
NET LOSS PER COMMON SHARE - basic and diluted	$(0.20)	$(0.20)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING - basic and diluted	12,940,065	12,580,065

The accompanying notes should be read in conjunction with the unaudited consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,644,388)	$(2,469,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,796	10,700
Amortization of debt issuance cost	—	5,360
Amortization of debt discount	1,264,742	411,409
Amortization of deferred offering costs	73,698	44,499
Amortization of deferred compensation	22,168	66,510
Bad debt	125,000	—
Stock-based compensation	381,505	910,653
Changes in assets and liabilities:
Notes receivable	15,988	(129,165)
Accounts receivable	(12,439)	12,509
Prepaid expenses and other	11,529	(9,595)
Accounts payable	105,424	(95,209)
Accrued expenses	61,474	(36,267)
Deferred revenues	1,898	(8,836)
Total adjustments	2,060,783	1,183,568
Net cash used in operating activities	(583,605)	(1,286,390)
Cash flows from investing activities:
Purchase of property and equipment	—	(1,716)
Net cash used in investing activities	—	(1,716)
Cash flows from financing activities:
Repayment of notes payable	(575,000)	(124,629)
Repayment of loan payable	(40,000)	(2,916)
Proceeds from sale of Mandatory Redeemable Series B preferred stock	8,000,000	—
Placement fees and other expenses paid	(193,716)	—
Net cash provided (used in) by financing activities	7,191,284	(127,545)
Net increase (decrease) in cash	6,607,679	(1,415,651)
Cash - beginning of period	320,903	3,146,841
Cash - end of period	$6,928,582	$1,731,190
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$66,666	$108,254

The accompanying notes should be read in conjunction with the unaudited consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

On November 16, 2005, a wholly-owned subsidiary of MDwerks, Inc. (f/k/a Western Exploration, Inc., and hereinafter referred to as the ‘‘Company’’) was merged with and into MDwerks Global Holdings, Inc., a Florida corporation (‘‘MDwerks’’), with MDwerks surviving. The Company acquired all of the outstanding capital stock of MDwerks in exchange for issuing 9,246,339 shares of the Company’s common stock, par value $0.001 per share to MDwerks’ stockholders, which at closing of the Merger Agreement represented approximately 87.4% of the issued and outstanding shares of the Company’s common stock. In connection with the Merger, the Company changed its corporate name to MDwerks, Inc.

The Company has three operating subsidiaries. Xeni Medical Systems, Inc. ("Xeni Medical") was incorporated under the laws of the state of Delaware on July 21, 2004.  Xeni Medical provides a Web-based package of electronic claims solutions to the healthcare provider industry through Internet access to it’s ‘‘MDwerks’’ suite of proprietary products and services so that healthcare providers can significantly improve daily insurance claims transaction processing, administration and management. Xeni Financial Services, Corp. ("Xeni Financial") was incorporated under the laws of the state of Florida on February 3, 2005. Xeni Financial offers financing and advances to health care providers secured by claims processed through the MDwerks system. Xeni Medical Billing, Corp. ("Xeni Billing") was incorporated under the laws of the state of Florida on March 2, 2005. Xeni Billing offers health care providers billing services facilitated through the MDwerks system. Patient Payment Solutions, Inc. (“PPS”) was incorporated under the laws of the state of Florida on May 30, 2007. PPS planned to offer healthcare providers a payment improvement process for “out-of-network” claims, but never became operational and is a dormant entity.

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses that raise substantial doubt about its ability to continue as a going concern. While the Company is attempting to attain revenue growth and profitability, the growth has not been significant enough to support the Company’s daily operations. Management may need to raise additional funds by way of a public or private offering and make strategic acquisitions. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and generate revenue. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenue, including institutional financing described in Note 4, provide the opportunity for the Company to continue as a going concern.

The Company has raised funds in the first quarter of 2008 through the sale of preferred stock. As reflected in the accompanying consolidated financial statements, the Company has stockholders’ equity of $5,959,890 and working capital of $5,492,234 at March 31, 2008.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2007 and notes thereto and other pertinent information contained in the Form 10-KSB of the Company as filed with the Securities and Exchange Commission (the ‘‘Commission’’). The results of operations for the three months ended March 31, 2008 are not necessarily indicative of what the results will be for the full fiscal year ending December 31, 2008.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, ‘‘Disclosures about Fair Value of Financial Instruments,’’ requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the consolidated balance sheet for cash, notes receivable, accounts receivable, accounts payable and accrued expenses, notes payable and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

At various times, the Company has deposits in excess of the Federal Deposit Insurance Corporation limit. At March 31, 2008, the Company was approximately $6,700,000 in excess of the $100,000 limit. The Company has not experienced any losses on these accounts.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

The Company expenses advertising costs as incurred. Advertising costs charged to operations were approximately $2,001 and $34,293 for the three months ended March 31, 2008 and 2007, respectively.

Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful life.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s (‘‘SEC’’) Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenue streams of the Company.

Revenue derived from fees related to claims and contract management services are generally recognized when services are provided to the customer.

The Company, through its subsidiaries, provides advance funding for medical claims and term loan services to unaffiliated healthcare providers that are customers of the Company.  The customer advances are typically collateralized by Security Agreements granting first position liens on the medical claims submitted by its customers to third party payers (the ‘‘Payers’’). The advances are repaid through the remittance of payments of customer medical claims, by Payers, directly to the Company. The Company can withhold from these advances interest, an administrative fee and other charges as well as any amount for prior advances that remain unpaid after a specified number of days. These interest charges, administrative fees and other charges are recognized as revenue when earned. There is no right of cancellation or refund provisions in these arrangements and the Company has no further obligations once the services are rendered.

Revenue derived from fees related to billing and collection services are generally recognized when the customer’s accounts receivable are collected.

Revenue from implementation fees are generally recognized over the term of the customer’s agreement. Revenue derived from maintenance, administrative and support fees are generally recognized at the time the services are provided to the customer.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, ‘‘Accounting for Income Taxes’’ (‘‘SFAS 109’’). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Loss per common share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially dilutive securities outstanding during each period. For the three months ended March 31, 2008 and 2007, the Company had outstanding options to purchase an aggregate of 3,514,250 and 2,876,250 shares of common stock, respectively and warrants to purchase an aggregate of 57,566,346 and 2,733,012 shares of common stock, respectively, 40,000 and 100,000 shares of common stock, respectively, issuable upon conversion of Series A preferred stock, 13,333,334 and 0 shares of common stock, respectively, issuable upon conversion of Series B preferred stock, and 2,222,222 and 2,222,222 shares of common stock, respectively, issuable upon conversion of notes payable which could potentially dilute future earnings per share. Diluted loss per common share has not been presented for the three months ended March 31, 2008 and 2007 since the impact of the stock options and warrants would be antidilutive.

Stock-based compensation

In January 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (‘‘SFAS No. 123R’’) utilizing the modified prospective method. SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognizes the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the consolidated financial statements.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In February 2007, the FASB issued SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities - including an Amendment of SFAS No. 115 , (‘‘SFAS 159’’), which permits an entity to measure many financial assets and financial liabilities at fair value that are not currently required to be measured at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 amends previous guidance to extend the use of the fair value option to available-for-sale and held-to-maturity securities. The Statement also establishes presentation and disclosure requirements to help financial statement users understand the effect of the election. SFAS No. 159 is effective as of the beginning of the first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159.

In December 2007, the FASB issued two new pronouncements, SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements- an amendment of ARB N0. 51 and SFAS No. 141 (revised 2007) Business Combinations. Both pronouncements call for prospective reporting only and would not effect any current (or currently contemplated) transactions by the Company.

The Company does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 2 — ACCOUNTS AND NOTES RECEIVABLE

Accounts receivable are recorded when revenue has been recognized but not yet collected. The Company had $79,424 of accounts receivable as of March 31, 2008 and 66,985 as of December 31, 2007 from implementation, processing, collection, and other fees, and disbursements not yet collected.

Accounts and notes receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers’ ability to pay and current economic trends. The Company writes off receivables against the allowance when a balance is determined to be uncollectible.

At March 31, 2008, the Company advanced six healthcare providers under lines of credit and note agreements, respectively, aggregating $1,636,091. Advances under the lines of credit are due to be repaid out of providers’ claims collections, as defined in the agreement. The notes receivable under note agreements are payable as the provider collects certain receivables. The Company charged the healthcare providers interest and other charges as defined in the agreements. At March 31, 2008, no amounts were past due, but an allowance for doubtful accounts of $125,000 was recorded for one note receivable due to the company’s estimate of the note holder’s ability to pay. At December 31, 2007, the Company had $1,652,079 of notes receivable.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Life	March 31, 2008	December 31, 2007
Office furniture and equipment	5-7 Years	$27,077	$27,077
Computer equipment and software	3-5 Years	181,820	181,820
Total		208,897	208,897
Less: accumulated depreciation		(102,791)	(92,995)
Property and equipment, net		$106,106	$115,902

NOTE 4 — NOTES PAYABLE

On August 24, 2006, we received gross proceeds of $250,000 (net proceeds of $236,566, after expenses) in connection with a financing provided by an unrelated party. These notes bore interest at 7% per year, and both interest and principal were paid in full on October 1, 2007.

On August 24, 2006, the Company received gross proceeds of $110,000 (net proceeds of $100,000, after expenses) in connection with a financing provided equally by two unrelated parties. These notes bore interest at 10% per year, and both interest and principal were paid in full on the January 21, 2007 maturity date.

On each of October 20, 2006 and November 9, 2006 we received gross proceeds of $2,500,000 ($2,375,000 net proceeds) for a total of $5,000,000 in the aggregate ($4,750,000 in the aggregate) in connection with a financing provided by Gottbetter Capital Master, Ltd. (in liquidation, an unaffiliated accredited institutional investor (”Gottbetter’’). Pursuant to the terms of a Securities Purchase Agreement that we entered into with Gottbetter in connection with the financing, we issued two senior secured convertible promissory notes to Gottbetter, each in the original principal amount of $2,500,000 (each a ‘‘Senior Note’’ and collectively, the ‘‘Senior Notes’’), five year Series D Warrants to purchase 375,000 shares of our common stock at a price of $2.25 per share (‘‘Series D Warrants’’) and five year Series E Warrants to purchase 375,000 shares of our common stock at a price of $3.25 per share (‘‘Series E Warrants’’).

In connection with an extension until February 1, 2008 of repayment of principal on the Senior Notes described above, the Company granted to Gottbetter an additional five year Series D warrants to purchase 500,000 shares of its common stock at an exercise price of $2.25 per share which warrants expire on September 27, 2012. These warrants were treated as a discount on the secured promissory note and were valued at $252,361 amortized over the 4-month extension. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 4.23%; volatility of 116% and an expected term of 5 years.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 4 — NOTES PAYABLE (continued)

In order to memorialize the extension of the principal payment date to February 1, 2008 in the October Note and the November Note, we issued to Gottbetter an amended and restated October Note and an amended and restated November Note.

In connection with obtaining the consent and waiver of Gottbetter to the financing provided by Vicis Capital Master Fund, an unaffiliated accredited investor (“Vicis”) described below, we entered into the Gottbetter Consent Agreement, pursuant to which Gottbetter agreed to waive its anti-dilution rights under the Series D Warrants, Series E Warrants and promissory notes that we previously issued to Gottbetter and Gottbetter consented to the financing provided by Vicis.

On December 3, 2007 we received gross proceeds of $575,000 in connection with a financing provided by Vicis. In connection with the financing, we issued a Convertible Note to Vicis in the original principal amount of $575,000 (the “Note”). The Note bears interest at the rate of 8% per year. Subject to certain prepayment provisions, unpaid principal and interest due under the Note was due and payable on December 2, 2008. On March 31, 2008 both interest and principal on this Note were paid in full as part of the March Securities Purchase Agreement described below.

As consideration for Gottbetter entering into the Gottbetter Consent Agreement, we issued to Gottbetter a Series I warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.75 per share. The Series I Warrant is exercisable for a period of five years from the date of issuance. The Series I Warrant may be exercised on a cashless basis to the extent that the resale of shares of common stock underlying the Series I Warrant is not covered by an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series I Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series I Warrant and issuances of convertible securities with a conversion price below the exercise price of the Series I Warrant. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 2.46%; volatility of 117% and an expected term of 5 years.

For the three months ended March 31, 2008, amortization of the debt discount on notes payable amounted to $418,760.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 4 — NOTES PAYABLE (continued)

The promissory notes are as follows:

	March 31, 2008	December 31, 2007
Notes payable	$5,000,000	$5,575,000
Less: unamortized discount on notes payable	(2,900,548)	(2,566,395)
Notes payable, net	$2,099,452	$3,008,605
Less current portion	(1,944,444)	(2,942,842)
Notes payable, net of discount of $2,900,548, less current portion	$155,008	$65,763

On August 31, 2007 we received gross proceeds of $250,000 in connection with a financing provided by Vicis. In connection with the financing, we issued a 31-day Convertible Note to Vicis in the original principal amount of $250,000.

On September 28, 2007 we received gross proceeds of $2,000,000 (net proceeds of $1,691,445 after repayment of the $250,000 31-day August 31, 2007 Convertible Note, interest and closing expenses) in connection with a financing provided by Vicis. In connection with the financing, pursuant to the terms of a Securities Purchase Agreement, we issued 200 shares of Series B Convertible Preferred Stock (a “Series B Preferred Stock”), a seven year Series F Warrant to purchase 1,500,000 shares of our common stock at a price of $2.25 per share and a seven year Series G Warrant to purchase 1,000,000 shares of our common stock at a price of $2.50 per share. As security for our obligations, we, along with our subsidiaries entered into Security Agreements with the Investor, pursuant to which we granted a security interest in all of our assets, except for the accounts receivable and certain contract rights of Xeni Financial, to the Investor. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 4.23%; volatility of 116% and an expected term of 7 years.

On January 17, 2008 we filed an amended and restated Certificate of Designations (as amended and restated, the “Certificate of Designations”) with the Secretary of State of the State of Delaware, to, among other things, increase the number of authorized shares of Series B Preferred Stock from 250 shares to 325 shares.

On January 18, 2008, we received net proceeds of $500,000 in connection with a financing provided by Vicis. In connection with the financing, we and Vicis entered into a Securities Purchase Agreement, dated January 18, 2008 (the “January Securities Purchase Agreement”), pursuant to which we issued 50 shares of Series B Preferred Stock, a seven year Series F Warrant to purchase 375,000 shares of our common stock at a price of $2.25 per share and a seven year Series G Warrant to purchase 250,000 shares of our common stock a price of $2.50 per share. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 4.75%; volatility of 118% and an expected term of 7 years.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 4 — NOTES PAYABLE (continued)

The Securities Purchase Agreement, dated January 18, 2008, by and between Vicis and us (the “January Securities Purchase Agreement”) provides that our obligations to Vicis under the Series B Preferred Stock, the January Securities Purchase Agreement and the various transaction documents entered into in connection with the January Securities Purchase Agreement (the “January Transaction Documents”) are secured by a lien on all of our assets pursuant to the Security Agreement, dated September 28, 2007, between us and Vicis.

The January Securities Purchase Agreement further provides that our obligations under the Series B Preferred Stock, the January Securities Purchase Agreement and the January Transaction Documents are guaranteed by each of our subsidiaries pursuant to the terms of the Guaranty Agreements, dated September 28, 2007, between Vicis and each of our subsidiaries in September 2007.

The January Securities Purchase Agreement also provides that the guaranty obligations of our subsidiaries in connection with the January Securities Purchase Agreement and the January Transaction Documents are secured by the liens on all of the assets of each our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp., created pursuant to the Security Agreements, previously entered into by and between our subsidiaries and Vicis in September 2007.

We amended the Registration Rights Agreement, previously entered into, by and between Vicis and us in September 2007. We agreed, in addition to registering the securities previously covered by such Registration Rights Agreement, to register for resale, the common stock relating to convertible shares of our preferred stock and the Series F Warrants and the Series G Warrants that are exercisable pursuant to the January Securities Purchase Agreement.

On March 1, 2008, the Company and Gottbetter amended the Senior Notes to extend the maturity date of the Senior Notes to January 1, 2011 and to delay principal payments until March 1, 2008, since the Company was able to secure additional financing by March 31, 2008. If the Company was unable to secure additional financing by March 31, 2008, the amendment to the Senior Notes would have been void and of no force and effect. In consideration of the amendment to the Senior Notes, the Company issued to Gottbetter 1,000,000 Series I warrants. The Series I Warrants are exercisable at a price of $0.75 per share for a period of five years from the date of issuance.

On March 31, 2008, we received net proceeds of $6,809,794 in connection with a financing provided by Vicis. In connection with the financing, we and Vicis entered into a Securities Purchase Agreement, dated March 31, 2008 (the “March Securities Purchase Agreement”), pursuant to which we issued 750 shares of Series B Convertible Preferred Stock, par value $0.001 ( “Series B Preferred Stock”), a ten year Series H Warrant to purchase 53,333,334 shares of our common stock at a price of $0.75 per share (the “Series H Warrant”), and pursuant to which Vicis Surrendered for cancellation all Series F Warrants and all Series G Warrants held by Vicis, which warrants were exercisable in the aggregate for 3,125,000 shares of our common stock. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 2.46%; volatility of 117% and an expected term of 7 years.

For the three months ended March 31, 2008, amortization of the debt discount on mandatory redeemable convertible Series B preferred stock amounted to $845,982.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 4 — NOTES PAYABLE (continued)

The mandatory redeemable convertible Series B preferred stock is as follows:

	March 31, 2008	December 31, 2007
Mandatory redeemable convertible Series B preferred stock	$10,000,000	$2,000,000
Less: unamortized discount on preferred stock	(10,000,000)	(653,674)
Mandatory redeemable convertible Series B preferred stock, net	$—	$1,346,326

In connection with the sale of the Series B Preferred Stock, we amended and restated the Registration Rights Agreement, dated September 28, 2007, by and between Vicis and us (as amended and restated, the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, we agreed, to register for resale all of the shares of our common stock into which the outstanding Series B Preferred Stock is convertible and all of the shares of our common stock for which the Series H is exercisable.

In connection with obtaining the consent and waiver of Gottbetter to the financing provided by Vicis, we entered into an Amendment, Consent and Waiver Agreement (the “Gottbetter Consent Agreement”), pursuant to which (i) we issued to Gottbetter a five year Series I warrant to purchase one million shares of our common stock at an exercise price of $0.75 per share; (ii) Gottbetter agreed to waive its anti-dilution rights under the Series D Warrants, Series E Warrants and Promissory Notes that we previously issued to Gottbetter and (iii) Gottbetter consented to the financing provided by Vicis.

March Securities Purchase Agreement

The March Securities Purchase Agreement provided for the sale by us to Vicis of (i) 750 shares of Series B Preferred Stock (ii) and a Series H Warrant to purchase an aggregate of 53,333,334 shares of our common stock at a price of $0.75 per share. Pursuant to the March Securities Purchase Agreement, the aggregate gross purchase price for the Series B Preferred Stock and the Series H Warrant was $7,500,000, which was paid by wire transfer of immediately available funds and the surrender for cancellation of a promissory note that we issued to Vicis in the principal amount of $575,000. Principal and accrued interest under the promissory note and $100,000 of Vicis’ expenses were applied against the purchase price.

The March Securities Purchase Agreement provides to Vicis, for a period of eighteen months after the closing date, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us. The right of first refusal is on a pro rata basis (based upon the amount invested) with Gottbetter.

The March Securities Purchase Agreement contains certain restrictions on our ability to: (i) declare dividends; (ii) reclassify, combine or reverse split our Common Stock; (iii) incur liens; (iii) incur certain types of indebtedness; (iv) issue classes of securities senior to, or pari passu with, the Series B Preferred Stock; (v) liquidate or sell a substantial portion of our assets; (vi) enter into transactions that would result in a Change of Control (as defined in the January Securities Purchase Agreement); (vii) amend our charter documents in a way that adversely affects the rights of Vicis; (viii) except through Xeni Financial Services, Corp., make loans to, or advances or guarantee the obligations of, third parties; (ix) make intercompany transfers; (x) engage in transactions with officers, directors, employees or affiliates; (xi) divert business to other business entities; (xii) make investments in securities or evidences of indebtedness (excluding loans made by Xeni Financial Services, Corp.) in excess of $250,000 in a calendar year; and (xiii) file registration statements.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 4 — NOTES PAYABLE (continued)

Events of default under the March Securities Purchase Agreement include: (i) default in the payment of dividends on or the failure to redeem the Series B Preferred Stock when due; (ii) failure to perform the covenants contained in the Securities Purchase Agreement or the related transaction documents; (iii) suspension from listing on the OTC Bulletin Board or other exchange for 10 consecutive trading days; (iv) the failure to timely deliver shares of common stock upon conversion of the Series B Preferred Stock or exercise of the Series H Warrant ; (v) default in the payment of indebtedness in excess of $250,000; (vi) a judgment entered against us in excess of $250,000; and (vii) insolvency, bankruptcy and similar circumstances.

The March Securities Purchase Agreement further provides that our obligations to Vicis under the Series B Preferred Stock, the March Securities Purchase Agreement and the various transaction documents entered into in connection with the March Securities Purchase Agreement (the “March Transaction Documents”) are secured by a lien on all of our assets pursuant to the Security Agreement, dated September 28, 2007, between us and Vicis (the “Company Security Agreement”).

Series B Preferred Stock

On March 31, 2008 we filed an amended and restated Certificate of Designations (as amended and restated, the “Certificate of Designations”) with the Secretary of State of the State of Delaware to, among other things, increase the number of authorized shares of Series B Preferred Stock from 325 shares to 1,250 shares.

The Certificate of Designations, which designates the rights, preferences, privileges and terms of the Series B Preferred Stock, provides that the Series B Preferred Stock will rank senior to other classes of Common Stock and Preferred Stock that are currently outstanding as to distributions of assets upon liquidation, dissolution or winding up and as to payment of dividends on shares of equity securities.

Each share of Series B Preferred Stock is entitled to cumulative dividends at the annual rate of 12% of the stated value of the Series B Preferred Stock. The stated value of each share of Series B Preferred Stock is $10,000. Dividends are payable in cash or additional shares of Series B Preferred Stock.

Each share of Series B Preferred Stock is convertible, at any time, at the option of the holder, into the number of shares of Common Stock determined by dividing the stated value of the Series B Preferred Stock by the conversion price. The initial conversion price of the Series B Preferred Stock is $0.75 per share.

The conversion price is subject to adjustment for stock splits, dividends, subdivisions, distributions, reorganizations and similar transactions. Furthermore, the conversion price is also subject to adjustment in the event of the issuance of securities for a price below the conversion price then in effect or the issuance of convertible securities with an exercise or conversion price that is less than the then current conversion price for the shares of Series B Preferred Stock.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 4 — NOTES PAYABLE (continued)

To the extent that any shares of Series B Preferred Stock remain outstanding on March 31, 2010, each holder thereof shall have the option to either require us to redeem such holder’s shares of Series B Preferred Stock or convert such holder’s shares of Series B Preferred Stock into shares of Common Stock at the conversion price then in effect.

Holders of Series B Preferred Stock have the option to require us to redeem shares of Series B Preferred Stock in the event of a Change of Control (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock are entitled to vote on matters submitted to our stockholders as if the Series B Preferred Stock had been converted into shares of Common Stock pursuant to the terms of the Certificate of Designations. To the extent the holders of Series B Preferred Stock are required to vote separately, as a class, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock will be required to approve the matter to be voted upon.

As of the March 31, 2008, there are 1,000 shares of Series B Preferred Stock issued and outstanding.

Series H Warrant

The Series H Warrant is exercisable at a price of $0.75 per share for a period of ten years from the date of issuance. The Series H Warrant may be exercised on a cashless basis to the extent that the resale of shares of common stock underlying the Series H Warrant is not covered by an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series H Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series H Warrant, issuances of convertible securities with a conversion price below the exercise price of the Series H Warrant.

As of March 31, 2008, the outstanding Series H Warrant is exercisable for an aggregate of 53,333,334 shares or our common stock.

Company Security Agreement

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the lien granted pursuant to the Company Security Agreement would, in addition to securing the obligations previously secured thereby, secure our obligations in connection with the March Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued in connection with the March Securities Purchase Agreement. The Company Security Agreement provides for a lien on all of our assets in favor of Vicis.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 4 — NOTES PAYABLE (continued)

Guaranty Agreements

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the Guaranty Agreements would, in addition to applying to the obligations previously guaranteed thereby, apply to our obligations in connection with the March Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued pursuant to the January Securities Purchase Agreement. The Guaranty Agreements provide for unconditional guaranties of the obligations guaranteed thereunder.

Guarantor Security Agreements

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the security interests granted by our subsidiaries pursuant to the Guarantor Security Agreements would, in addition to securing the obligations previously secured thereunder, secure the obligations of our subsidiaries under the Guaranty Agreements insofar as those obligations related to the January Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued pursuant to March Securities Purchase Agreement. The Guarantor Security Agreements provide for liens in favor of Vicis on all of the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp.

Amended and Restated Registration Rights Agreement

Pursuant to the Amended and Restated Registration Rights Agreement, we agreed to register for resale, the shares of our common stock into which the Series B Preferred Stock is convertible and the shares of our common stock for which the Series H Warrant is exercisable.

The Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Series B Preferred Stock and the Series H warrant within 60 days after the closing date. We are only required to register up to thirty percent of the number of outstanding shares of common stock in such registration statement and then file subsequent registration statements after the later of (i) sixty days following the sale of the securities covered by the initial registration statement or any subsequent registration statement and (ii) six months following the effective date of the initial registration statement or any subsequent registration statement. We are required to cause the initial registration statement to become effective on or before the date which is 150 calendar days after the closing date if the Securities and Exchange Commission (the “SEC”) does not review the registration statement or 180 calendar days after the closing if the registration statement receives a full review by the SEC. If we fail to file a registration statement in the time frame required, fail to file a request for acceleration in the time frame required, or fail to maintain the effectiveness of a registration statement as required by the Registration Rights Agreement, we will be required to pay a cash penalty in the amount of 1.5% of the aggregate stated value of the Series B Preferred Stock for each month, or part thereof, that such registration statement is not filed or effective, as the case may be. The cash penalty is limited to 9% of the aggregate stated value of the Series B Preferred Stock. The cash penalty will not apply to the registration of shares of common stock underlying the Series H Warrant. The Registration Rights Agreement also provides for piggyback registration rights.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 5 — LOAN PAYABLE

The Company has a loan payable to an unrelated individual in the amount of $69,559 at March 31, 2008 and December 31, 2007. The loan bears interest at 8% per annum and is payable on a monthly basis. The loan shall be repaid proportionally upon repayment of certain of the Company’s notes receivable.

The Company also had a net loan payable at December 31, 2007 to a customer of the Company in the amount of $40,000. During March 2008, the remaining $40,000 of this loan payable was paid in full to the customer.

NOTE 6 — STOCKHOLDERS’ EQUITY

Common stock

The Company is authorized to issue 100,000,000 shares of Common stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. As of March 31, 2008, there are 12,940,065 shares issued and outstanding.

Preferred stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.

The Company issued 1,000 shares of Series A Convertible Preferred stock, $0.001 par value with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Between February 1, 2006 and June 30, 2006, the Company sold 28.3 Units to accredited investors. Each unit consists of one share of our Series A Convertible Preferred Stock, par value $.001 per share, and a detachable, transferable Series A Warrant to purchase 20,000 shares of our common stock, at a purchase price of $3.00 per share. Between August 11, 2006 and March 31, 2008, 26.3 shares of Series A Convertible Preferred Stock were converted into 526,667 shares of common stock leaving 2 Series A Convertible Preferred Stock outstanding as of March 31, 2008.

The Company is authorized to issue 1,250 shares of Series B Convertible Preferred stock, $0.001 par value with such designations, rights and preferences as may be determined from time to time by the Board of Directors. On September 28, 2007, 200 shares of Series B convertible preferred stock were issued in connection with the September Securities Purchase Agreement. On January 18, 2008, 50 shares of Series B convertible preferred stock were issued in connection with the January Securities Purchase Agreement. On March 31, 2008, 750 shares of Series B convertible preferred stock shares were issued in connection with the March Securities Purchase Agreement. As of March 31, 2008, there are 1,000 issued and outstanding shares of Series B convertible preferred stock.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 6 — STOCKHOLDERS’ EQUITY

Common stock options

A summary of the status of the Company's outstanding stock options as of March 31, 2008 and changes during the period ending on that date is as follows:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding at December 31, 2007	3,514,250	$2.57	$0
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	—	—
Outstanding at March 31, 2008	3,514,250	$2.57	$291,410
Options exercisable at end of period	2,220,083	$2.80	$258,827
Weighted-average fair value of options granted during the period	—

The following information applies to options outstanding at March 31, 2008:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$0.38	483,000	9.75	$0.38	483,000	$0.38
$0.67	175,000	9.50	$0.67	33,333	$0.67
$1.39	105,000	9.00	$1.39	95,000	$1.39
$2.25	1,025,000	8.75	$2.25	683,333	$2.25
$3.25	190,000	7.75	$3.25	126,667	$3.25
$3.40	860,000	7.75	$3.40	573,333	$3.40
$4.00 - 4.25	676,250	8.25	$4.03	225,417	$4.03
	3,514,250		$2.57	2,220,083	$2.80

In connection with previously granted stock options, the Company recognized stock-based compensation expense of $381,504 for the three months ended March 31, 2008 and $910,653 for the three months ended March 31, 2007.

As of March 31, 2008, the total future compensation expense related to non-vested options not yet recognized in the consolidated statement of operations is approximately $945,000, which will be recognized through September 2010.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 6 — STOCKHOLDERS’ EQUITY
Common stock warrants

A summary of the status of the Company's outstanding stock warrants granted as of March 31, 2008 and changes during the period is as follows:

	Shares	Weighted Average Exercise Price
Outstanding at December 31, 2007	5,733,012	$2.42
Granted	54,333,334	0.75
Exercised	—	—
Forfeited	(2,500,000)	(2.35)
Outstanding at March 31, 2008	57,566,346	$0.85
Common stock issuable upon exercise of warrants	57,566,346	$0.85

Common Stock issuable upon exercise of warrants outstanding				Common Stock issuable upon Warrants Exercisable
Range of Exercise Price	Number Outstanding at March 31, 2008	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at March 31, 2008	Weighted Average Exercise Price
$0.75	54,333,334	9.91	$0.75	54,333,334	$0.75
$1.25	199,000	2.22	$1.25	199,000	$1.25
$1.50	56,667	3.24	$1.50	56,667	$1.50
$2.25	1,527,778	3.89	$2.25	1,527,778	$2.25
$2.50	640,400	0.63	$2.50	640,400	$2.50
$3.00	579,167	1.12	$3.00	579,167	$3.00
$3.76	225,000	1.55	$3.76	225,000	$3.76
$4.00	5,000	1.55	$4.00	5,000	$4.00
	57,566,346		$0.85	57,566,346	$0.85

NOTE 7 — COMMITMENTS

Lease agreements

The Company sub-leased its facility, on a month-to-month basis, under a master lease expiring July 2008. Rent expense for the three months ended March 31, 2008 was $21,936. On February 1, 2008, the Company was assigned the master lease and a 5-year lease option was exercised which extends the master lease until June 2013.

[BACK COVER OF PROSPECTUS]

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. All amounts shown are estimates.

EXPENSE	AMOUNT
Registration Fee	$100
Transfer Agent Fees	500
Costs of Printing and Engraving	10,000
Legal Fees	50,000
Accounting Fees	2,000
Miscellaneous	7,400
TOTAL	$70,000

Item 14.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any shareholders’ or directors’ resolution or by contract. We also have director and officer indemnification agreements with each of our executive officers and directors which provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any ‘‘claim’’ (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers arising as of the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

In June through September, 2005, we issued an aggregate of $135,000 of 8% Promissory Notes in exchange for loans made to it in the amount of $135,000. Such notes were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act (“Section 4(2)”). The following sets forth the identity of the class of persons to whom we sold these notes and the principal amount of the notes for each noteholder:

Brookshire Holdings, Inc.	$25,000
Arrowhead Consultants, Inc.	$24,000
Timothy B. Ruggiero Profit Sharing Plan	$16,000
Todd Adler	$30,000
John Garrell	$15,000
Daniel Nolan	$25,000

These notes qualified for exemption under Section 4(2) because the issuance of shares by us did not involve a public offering. The offering was not a ‘‘public offering’’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of notes a high number of investors. We sold notes to a total of 6 investors, each of whom is an ‘‘accredited investor’’. Furthermore, we sold only $135,000 of notes in the offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) for this transaction.

The securities issued by the Company upon the consummation of the merger discussed in the ‘‘PROSPECTUS SUMMARY’’ at page 1 of the Prospectus were not registered under the Securities Act. At the effective time of the merger, each outstanding share of common stock of MDwerks Global Holdings, Inc., was converted into the right to receive 0.158074 shares of the Company’s common stock. At the effective time of the merger, approximately 59,162,000 shares of MDwerks Global Holdings, Inc., shares of common stock were outstanding and no options or warrants to purchase shares of MDwerks Global Holdings, Inc., common stock were outstanding. As a result of the Merger, the approximately 59,162,000 shares of MDwerks Global Holdings, Inc., that were outstanding were exchanged for approximately 9,352,000 shares of common stock of the Company. Set forth below is a list of shareholders who received shares of common stock in connection with such merger and the number of shares they received:

Name	Number of Shares Received
Peter Dunne	39,519
Rosemarie Manchio	19,715
Steven Brandenburg IRA	11,903
Thomas Stephens	35,077
Ronald & Lydia Hankins JTWROS	13,478
Bernard O’Neil	8,319
Robert Bouvier	1,628
Arthur J. Ballinger	11,959
Roger Hermes	36,452
F. Bradford Wilson	19,805
John & Jeanie Garell JTWROS	62,236
Jai Gaur	988
Phil Dean	39,233
Joseph Morgillo	21,435
Solon Kandel & Vivian Kandel TEN ENT	1,018,310
73142 Corp.	113,813
Arrowhead Consultants, Inc.	294,308
Glenwood Capital, Inc.	294,308
Steven Brandenburg	9,726
Kay Garell Trust	28,041
Wesley Neal	20,856
Sol Bandiero	83,679
Stephen Katz	176,152
Gerald Maresca	71,713
Tonia Pfannenstiel	23,350
Steven Weiss	65,809
Phil Margetts	33,483
Ronald Hankins	13,609
John Garell	16,666
Todd Adler	131,751
Leanne Kennedy	56,501
Jon Zimmerman	54,251
Howard Katz and Denise Katz TEN ENT	1,084,001
Harley Kane	102,334
Lauren Kluger	24,542
MedWerks, LLC	5,115,912
Larry Biggs	59,968
Peter Chung	38,750
Sparta Road, Ltd.	38,750
Todd Snyder	20,000
Frank Essner Trust	20,000
Jason Clark	20,000

These shares of our common stock issued in connection with the merger qualified for exemption under Section 4(2) because the issuance shares by us did not involve a public offering. The offering was not a ‘‘public offering’’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders listed above had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘‘public offering.’’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) for this transaction. Furthermore, each of the shareholders listed above is an ‘‘accredited investor’’ as defined in Regulation D of the Securities Act.

In connection with the Merger, we completed the closing of a private offering of our securities in which, through December 31, 2005, we sold an aggregate of approximately 64 Units to accredited investors, pursuant to the terms of a Confidential Private Placement Memorandum dated June 13, 2005, as supplemented. Each Unit consists of 10,000 shares of common stock and a warrant to purchase 10,000 shares of common stock. Each warrant entitles the holder to purchase 10,000 shares of common stock for $2.50 per share. The Units were offered by Brookshire Securities Corporation, as placement agent, pursuant to a placement agent agreement under which the placement agent, in addition to a percentage of gross proceeds of the Private Placement, received 96,000 shares of common stock and a warrant to purchase up to an aggregate of 64,000 shares of common stock. We realized gross proceeds from the Private Placement of $1,600,000, before payment of commissions and expenses. The private placement was made solely to ‘‘accredited investors,’’ as that term is defined in Regulation D under the Securities Act. The shares of common stock and warrants to purchase common stock were not registered under the Securities Act or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws. Set forth below is a list of the purchasers in the Private Placement and the number of Units purchased:

Name	Amount Paid for Units	Number of Units Purchased
Arrowhead Consultants, Inc.	$149,500	5.98
Constantine G. Barbounis	$50,000	2
Brookshire Securities Corp.	$17,000	0.68
Daniel R. Brown	$25,000	1
Jason Clarke / Tanya Clarke (T/E)	$25,000	1
Donia Hachem Revocable Trust	$50,000	2
Ronald Hankins	$22,000	0.88
Philip J. Hempleman	$100,000	4
Roger Hermes	$25,000	1
Domenico Iannucci	$250,000	10
Carlos A. Jimenez	$25,000	1
Carlos A. Jimenez and Jason M. Beccaris	$25,000	1
JTP Holdings, LLC	$25,000	1
Dr. Irving Karten	$25,000	1
Rosemarie Manchio	$25,000	1
Daniel J. O’Sullivan	$100,000	4
Eric W. Penttinen	$25,000	1
Jonathan J. Rotella	$25,000	1
SCG Capital LLC	$300,000	12
Todd Snyder	$50,000	2
Thomas S. Stephens	$12,500	0.5
Jamie Toddings	$25,000	1
Alphonse Tribuiani	$25,000	1
Roger Walker	$25,000	1
Todd Wiseberg	$50,000	2
Jon R. Zimmerman	$50,000	2
Robert E. Zimmerman	$75,000	3

On June 28, 2006, we completed a private placement offering of Units consisting of one share of Series A Preferred Stock and a three-year warrant to purchase up to 20,000 shares of our common stock at a purchase price of $3.00 per share. We sold an aggregate of 28.3 Units to accredited investors pursuant to the terms of a confidential private placement memorandum, dated February 1, 2006, used in connection with this offering. As of [April 30] March 31, 2008, 26.3 shares of Series A Convertible Preferred Stock have been converted into 526,667 shares of common stock. The Units were offered by Brookshire Securities Corporation as placement agent. The placement agent received $170,000 in cash and is entitled to 170,000 shares of our common stock and, for nominal consideration, a warrant to purchase up to an aggregate of 56,667 shares of our common stock at a purchase price of $1.50 per share. We realized gross proceeds from this private placement of $1,700,000 before payment of commissions and expenses. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The shares of Series A Convertible Preferred Stock and warrants to purchase shares of common stock were not registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration offered by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws. Set forth below is a list of purchasers in this private placement and the number of Units purchased:

Name	Amount Paid for Units	Number of Units Purchased
RAJ Investments Limited Liability Partnership	$60,000	1
Daniel J. O’Sullivan	$120,000	2
Kevin William Walker	$60,000	1
Frank V. Cappo	$120,000	2
Rick A. Bennett	$60,000	1
Rion Needs	$60,000	1
J. Joseph Levine	$60,000	1
Terence Smith	$60,000	1
Tim Johnson	$60,000	1
Joe Sparieino	$60,000	1
Scott McNair	$50,000	0.8333
Gerald F. Huepel, Jr.	$50,000	0.8333
Louise E. Rehling Tr. Dated 3/9/00	$25,000	0.4167
PH D Investments I, LP	$150,000	2.5
Kevin & Brenda Narcomey	$50,000	0.8333
Daniel Craig Sager	$25,000	0.4167
GH Medical PSP	$75,000	1.25
Joseph Lewin	$60,000	1
Joe & Carolyn Hubbard, JTWROS	$60,000	1
John R. Harrison	$60,000	1
Melvin C. Sanders	$60,000	1
Randy Bean Revocable Trust 2/21/05	$30,000	0.5
C. Edward White, Jr./Brenda R. Fortunate, JTWROS	$60,000	1
James W. Lees	$75,000	1.25
M. Michael Anderson	$60,000	1
Sharon Sootin	$90,000	1.50

Institutional Financings

On each of October 20, 2006, and November 9, 2006, we received net proceeds of $2,375,000 for a total aggregate net proceeds of $4,750,000 in connection with a financing provided by Gottbetter Capital Master, Ltd., an unaffiliated accredited institutional investor (“Gottbetter”). Pursuant to the terms of a Securities Purchase Agreement that we entered into with Gottbetter in connection with the financing, we issued two senior secured convertible promissory notes to Gottbetter, each in the original principal amount of $2,500,000 (each a “Senior Note” and collectively, the “Senior Notes”), five-year Series D Warrants to purchase 375,000 shares of our common stock at a price of $2.25 per share (“Series D Warrants”) and five-year Series E Warrants to purchase 375,000 shares of our common stock at a price of $3.25 per share (“Series E Warrants”).

Securities Purchase Agreement

The Gottbetter Securities Purchase Agreement provides to Gottbetter, for so long as the Senior Notes remain outstanding, a right of first refusal to purchase securities offered by MDwerks, Inc., except for the issuance of Excluded Securities (as defined in the Gottbetter Securities Purchase Agreement). The Gottbetter Securities Purchase Agreement also contains restrictions against issuing shares of our Common Stock for a price per share that is less than the price at which our Common Stock is traded on any national exchange or market. This restriction also covers the issuance of convertible securities with an exercise or conversion price that is lower than the price at which our Common Stock is traded on any national exchange or market.

Senior Notes

The Senior Notes bear interest at the rate of 8% per year, payable monthly in arrears, commencing December 1, 2006. Subject to certain mandatory prepayment provisions, and events of default, unpaid principal and interest due under the Senior Notes, as amended, will become due and payable on January 1, 2011. The Senior Notes require monthly principal payments until the January 2, 2011 maturity date. The Senior Notes are convertible, at the option of the holder, into shares of our common stock at a price of $2.25 per share (the “Conversion Price”), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of our common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of our common stock at an exercise price or conversion price that is less than the Conversion Price.

The Senior Notes provide for optional redemption by us at a redemption price equal to 110% of the face amount redeemed plus accrued interest.

Events of default will result in a default rate of interest of 15% per year and the holder may require that the Senior Note be redeemed at the Event of Default Redemption Price (as defined in the Senior Notes). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default. Events of default include, but are not limited to,: (i) the failure to keep the registration statement covering shares underlying the Senior Notes, the Series D Warrants and the Series E Warrants effective, as required by the Registration Rights Agreement that we entered into with Gottbetter; (ii) suspension from trading on the OTC Bulletin Board; (iii) failure to timely deliver shares in the event the Senior Notes are converted; (iv) failure to reserve adequate shares for conversion of the Senior Notes; (v) failure to pay principal, interest or late charges when due; (vi) any default in the payment of other indebtedness in excess of $250,000; (vii) bankruptcy events; and (viii) judgments against us in excess of $250,000.

The Senior Notes also provide that in the event of a Change of Control (as defined in the Senior Notes), the holder may require that such holder’s Senior Note be redeemed at the Change of Control Redemption Price (as defined in the Senior Notes). The Change of Control Redemption Price includes certain premiums in the event a Senior Note is redeemed in the event of a Change of Control.

Series D Warrants

The Series D Warrants are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series D Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series D Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series D Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series D Warrants.

Series E Warrants

The Series E Warrants, as amended, are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series E Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series E Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series E Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series E Warrants.

Security Agreements

We entered into a Security Agreement with Gottbetter. The Security Agreement provides for a lien in favor of Gottbetter on all of our assets.

Guaranty Agreements

Our subsidiaries entered into a Guaranty Agreement with Gottbetter, pursuant to which they have agreed to unconditionally guaranty our obligations under the Senior Notes and the documents entered into by us in connection the sale of the Senior Notes.

Registration Rights Agreement

We also entered into a Registration Rights Agreement and amendments thereto with Gottbetter. Pursuant to the amended Registration Rights Agreement we were required to file a registration statement covering the resale of 2,777,778 shares of common stock underlying the Senior Notes. The registration statement covering the resale of the shares of common stock underlying the Senior Notes, which includes this prospectus, became effective on December 7, 2006. In addition to it being an event of default under the Senior Notes, if we fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, the exercise price of the Series D and the Series E Warrants will immediately be reduced by $0.25 per share and then reduced by an additional $0.10 per share for each thirty day period thereafter that the registration statement is not filed or effective, as the case may be, up to a maximum reduction of $0.65.

Gottbetter is an “accredited investor,” as defined in Regulation D under the Securities Act. None of the Senior Note, the Series D Warrants, the Series E Warrants or the shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. We made this determination based on the representations of the Investor, which included, in pertinent part, that Gottbetter is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that Gottbetter was acquiring the Senior Notes, the Series D Warrants and the Series E Warrants for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that Gottbetter understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On August 31, 2007, we received net proceeds of $250,000 in connection with a financing provided by Vicis Capital Master Fund (“Vicis”), an unaffiliated accredited investor. In connection with the financing, we issued a 31-day Convertible Note to Vicis in the original principal amount of $250,000 (the “Vicis Convertible Note”).

On September 28, 2007, we received net proceeds of $1,633,190, after repayment of the Vicis Convertible Note, interest and closing expenses in connection with a financing provided by Vicis. In connection with the financing, pursuant to the terms of a Securities Purchase Agreement, we issued 200 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”), a seven-year Series F Warrant to purchase 1,500,000 shares of our common stock at a price of $2.25 per share and a seven-year Series G Warrant to purchase 1,000,000 shares of our common stock at a price of $2.50 per share.

The following are summary descriptions of the material agreements entered into in connection with the September 28, 2007, financing described above and such descriptions are qualified in its entirety by reference to the full agreements filed either as exhibits hereto or previous SEC filings.

Securities Purchase Agreement

The Securities Purchase Agreement provided for the sale of (i) 200 shares of Series B Preferred Stock (ii) Series F Warrants to purchase an aggregate of 1,500,000 shares of Common Stock and (iii) Series G Warrants to purchase an aggregate of 1,000,000 shares of Common Stock. Pursuant to the Securities Purchase Agreement, the aggregate purchase price for the Series B Preferred Stock, the Series F Warrants and the Series G Warrants was $2 million. Payment was made by $1,691,445 in cash, the conversion of $251,555 in principal and interest of the Vicis Convertible Note and deduction of certain closing expenses.

The Securities Purchase Agreement provides to Vicis, for a period of eighteen months after the closing date, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us.

The Securities Purchase Agreement contains certain restrictions on our ability to: (i) declare dividends; (ii) reclassify, combine or reverse split our Common Stock; (iii) incur liens; (iii) incur certain types of indebtedness; (iv) issue classes of securities senior to, or pari passu with, the Series B Preferred Stock; (v) liquidate or sell a substantial portion of our assets; (vi) enter into transactions that would result in a Change of Control (as defined in the Securities Purchase Agreement); (vi) amend our charter documents in a way that adversely affects the rights of Vicis; (vii) except through Xeni Financial, make loans to, or advances or guarantee the obligations of, third parties; (viii) make intercompany transfers; (ix) engage in transactions with officers, directors, employees or affiliates; (x) divert business to other business entities; (xi) make investments in securities or evidences of indebtedness (excluding of loans made by Xeni Financial) in excess of $250,000 in a calendar year; and (xii) file registration statements.

Events of default under the Securities Purchase Agreement include: (i) default in the payment of dividends on or the failure to redeem the Series B Preferred Stock when due; (ii) failure to perform the covenants contained in the Securities Purchase Agreement or the related transaction documents; (iii) failure to file, or cause to become effective, a registration statement covering the shares of Common Stock underlying the Series F Warrants, the Series G Warrants and the Series B Preferred Stock within the timeframes required by the Registration Rights Agreement or the failure to keep such registration effective as required by the Registration Rights Agreement; (iv) suspension from listing on the OTC Bulletin Board or other exchange for 10 consecutive trading days; (v) the failure to timely deliver shares of Common Stock upon conversion of the Series B Preferred Stock or exercise of the Series F Warrants or the Series G Warrants; (vi) default in the payment of indebtedness in excess of $250,000; (vii) a judgment entered against us in excess of $250,000; and (viii) insolvency, bankruptcy and similar circumstances.

The Securities Purchase Agreement also contains customary representations, warranties, covenants and indemnification provisions for transactions of the type entered into between the Company and Vicis.

Series B Preferred Stock

In connection with the sale of the Series B Preferred Stock, on September 27, 2007, we filed a Certificate of Designations, which designate the rights, preferences, privileges and terms of the Series B Preferred Stock (the “Certificate of Designations”). The Certificate of Designations was subsequently amended and restated on March 31, 2008, in connection with the March 31, 2008, financing provided by Vicis, described below (the “March 2008 Vicis Financing”). For a description of the Certificate of Designations, as amended and restated, please see our disclosure regarding the March 2008 Vicis Financing below.

Series F Warrants

The Series F Warrants were exercisable at a price of $2.25 per share for a period of seven years from the date of issuance. On March 31, 2008, the Series F Warrants were cancelled in connection with the March 2008 Vicis Financing.

Series G Warrants

The Series G Warrants were exercisable at a price of $2.50 per share for a period of seven years from the date of issuance, with the same provisions as the Series F warrants. On March 31, 2008, the Series G Warrants were cancelled in connection with the March 2008 Vicis Financing.

Security Agreement

We, along with our subsidiaries MDwerks, Xeni Medical, Xeni Financial, Xeni Billing, and PPS entered into Security Agreements with Vicis. The Security Agreements provide for liens in favor of Vicis on all of our assets, including the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp.

Guaranty Agreement

Our subsidiaries, MDwerks, Xeni Medical, Xeni Financial, Xeni Billing, and PPS entered into Guaranty Agreements with Vicis, pursuant to which they have agreed to unconditionally guaranty our obligations under the Series B Preferred Stock and the documents entered into by us in connection with the sale of the Series B Preferred Stock.

Registration Rights Agreement

We entered into a Registration Rights Agreement with Vicis. The Registration Rights Agreement was amended and restated in connection with the March 2008 Vicis Financing and is more fully described below.

Amendment, Consent and Waiver

In connection with the transactions described above, we entered into an Amendment, Consent and Waiver with Gottbetter (the “Consent and Waiver Agreement”), whereby, among other things: (i) Gottbetter consented to the transactions described above, (ii) Gottbetter agreed to delay, until February 1, 2008, principal payments under the Senior Secured Convertible Note issued by the Corporation to Gottbetter on October 19, 2006 (the “October Note”), and under the Senior Secured Convertible Note issued by the Corporation to Gottbetter on November 9, 2006 (the “November Note”), (iii) Gottbetter agreed that its right of first refusal with respect to subsequent financings will be on a pro rata, pari passu basis with Vicis and (v) Gottbetter released its security interest in certain collateral of Xeni Financial.

Also in connection with the transactions described above, the conversion price of the Gottbetter Series E Warrants were reduced to $2.25 per share subject to further adjustment, and the number of Warrant Shares for which such warrants may be exercised were increased to 541,666 and 2/3 shares subject to further adjustment.

In consideration of Gottbetter entering into the Consent and Waiver Agreement, we issued to Gottbetter a Series D Warrant to purchase 500,000 shares of our Common Stock.

Amended and Restated Notes

In order to memorialize the extension of the principal payment date to February 1, 2008, in the October Note and the November Note, we issued to Gottbetter an amended and restated October Note and an amended and restated November Note.

On December 3, 2007, we received net proceeds of $575,000 in connection with a financing provided by Vicis. In connection with the financing, we issued a Convertible Note to Vicis in the original principal amount of $575,000 (the “Note”). The Note bears interest at the rate of 8% per year. Subject to certain prepayment provisions, unpaid principal and interest due under the Note will become due and payable on December 2, 2008.

On January 18, 2008, we received net proceeds of $500,000 in connection with a financing provided by Vicis. In connection with the financing, we and Vicis entered into a Securities Purchase Agreement, dated January 18, 2008 (the “January Securities Purchase Agreement”), pursuant to which we issued 50 shares of Series B Preferred Stock, a seven-year Series F Warrant to purchase 375,000 shares of our common stock at a price of $2.25 per share and a seven-year Series G Warrant to purchase 250,000 shares of our common stock at a price of $2.50 per share.

The Securities Purchase Agreement, dated January 18, 2008, by and between Vicis and us (the “January Securities Purchase Agreement”) provides that our obligations to Vicis under the Series B Preferred Stock, the January Securities Purchase Agreement and the various transaction documents entered into in connection with the January Securities Purchase Agreement (the “January Transaction Documents”) are secured by a lien on all of our assets pursuant to the Security Agreement, dated September 28, 2007, between us and Vicis.

The January Securities Purchase Agreement further provides that our obligations under the Series B Preferred Stock, the January Securities Purchase Agreement and the January Transaction Documents are guaranteed by each of our subsidiaries pursuant to the terms of the Guaranty Agreements previously entered into between Vicis and each of our subsidiaries in September, 2007.

The January Securities Purchase Agreement also provides that the guaranty obligations of our subsidiaries in connection with the January Securities Purchase Agreement and the January Transaction Documents are secured by the liens on all of the assets of each our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp., created pursuant to the Security Agreements, previously entered into by and between our subsidiaries and Vicis in September, 2007.

On March 1, 2008, the Company and Gottbetter amended the Senior Notes to extend the maturity date of the Senior Notes to January 1, 2011 and to delay principal payments under the Senior Notes until March 1, 2008.

On March 31, 2008, we received net proceeds of $6,809,794 in connection with the March 2008 Vicis Financing. In connection with the March 2008 Vicis Financing, we and Vicis entered into a Securities Purchase Agreement, dated March 31, 2008 (the “March Securities Purchase Agreement”), pursuant to which we issued 750 shares of Series B Convertible Preferred Stock, par value $0.001 (“Series B Preferred Stock”), a ten-year Series H Warrant to purchase 53,333,334 shares of our common stock at a price of $0.75 per share (the “Series H Warrant”), and pursuant to which Vicis surrendered for cancellation all Series F Warrants and all Series G Warrants held by Vicis, which warrants were exercisable in the aggregate for 3,125,000 shares of our common stock.

In connection with the sale of the March 2008 Vicis Financing, we amended and restated the Registration Rights Agreement, dated September 28, 2007, by and between Vicis and us (as amended and restated, the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, we agreed, to register for resale all of the shares of our common stock into which the outstanding Series B Preferred Stock is convertible and all of the shares of our common stock for which the Series H Warrant is exercisable.

In connection with obtaining the consent and waiver of Gottbetter to the March 2008 Vicis Financing, we entered into an Amendment, Consent and Waiver (the “Gottbetter Consent Agreement”), pursuant to which (i) we issued to Gottbetter a five year Series I warrant to purchase one million shares of our common stock at an exercise price of $0.75 per share; (ii) Gottbetter agreed to waive its anti-dilution rights under the Series D Warrants, Series E Warrants and promissory notes that we previously issued to Gottbetter and (iii) Gottbetter consented to the March 2008 Vicis Financing.

The following summary description of the material agreements entered into in connection with the March 2008 Vicis Financing described above and the terms of the Series B Preferred Stock is qualified in its entirety by reference to the copies of such material agreements and the Amended and Restated Certificate of Designations for the Series B Preferred Stock filed as exhibits to our Current Report on Form 8-K filed with the SEC on April 2, 2008.

March Securities Purchase Agreement

The March Securities Purchase Agreement provided for the sale by us to Vicis of (i) 750 shares of Series B Preferred Stock (ii) and the Series H Warrant to purchase an aggregate of 53,333,334 shares of common stock. Pursuant to the March Securities Purchase Agreement, the aggregate gross purchase price for the Series B Preferred Stock and the Series H Warrant was $7,500,000, which was paid by wire transfer of immediately available funds and the surrender for cancellation of a promissory note that we issued to Vicis in the principal amount of $575,000. Principal and accrued interest under the promissory note, and $100,000 of Vicis’ expenses were applied against the purchase price.

The following table details the dollar amount of the payments in connection with the sales of Series B Prefered Stock to Vicis:

	200 Preferred Shares Sold on 9/28/2007	50 Preferred Shares Sold on 1/18/2008	750 Preferred Shares Sold on 3/31/2008	TOTAL

Sale of Series B Preferred Stock	$2,000,000	$500,000	$7,500,000	$10,000,000

Expenses paid to Vicis	(57,000)	0	(100,000)	(157,000)

Note repayment to Vicis	(250,000)	0	(575,000)	(825,000)

Interest owed on $575,000 Note to Vicis	(1,555)	0	(15,206)	(16,761)

Net Proceeds to Company	$1,691,445	$500,000	$6,809,794	$9,001,239

Each share of Series B Preferred Stock is entitled to cumulative dividends at the annual rate of 12% of the stated value of the Series B Preferred Stock. The stated value of each share of Series B Preferred Stock is $10,000. Dividends are payable in cash or additional shares of Series B Preferred Stock. These dividends to Vicis are being recorded as Accrued Interest of $100,000 per month starting April 2008 and continue to be accrued until March 31, 2010 until either paid by cash or by additional shares of Series B Preferred Stock. The following summarizes payments to Vicis in the first year following the sale of Series B Preferred Stock:

	Dividend	Principal
	Accrued	Payable

April 2008	$100,000	$0
May 2008	100,000	0
June 2008	100,000	0
July 2008	100,000	0
August 2008	100,000	0
September 2008	100,000	0
October 2008	100,000	0
November 2008	100,000	0
December 2008	100,000	0
January 2009	100,000	0
February 2009	100,000	0
March 2009	100,000	0

Total Year One	$1,200,000	$0

There are no additional payments anticipated to Vicis in the first year following the sale of the Series B Preferred Stock.

Vicis purchased an aggregate of 1,000 shares of Series B Preferred Stock at a price of $10,000 per share for a total of $10,000,000. The market price per share of the securities underlying the Series B Preferred Stock on the dates of the sale of the Series B Preferred stock was $0.77 on September 28, 2007, $0.62 on January 18, 2008 and $0.90 on March 31, 2008. The conversion price was $2.25 per share on September 28, 2007 and January 18, 2008. Pursuant to an amended and restated Certificate of Designations, the conversion price for shares of Series B Preferred Stock was changed to $0.75 per share on March 31, 2008. The conversion price is not dependant upon the market price of shares of our common stock.

Vicis was granted warrants to purchase 53,333,333 shares of the Company’s stock at a price of $0.75 per share. The warrants were issued when the stock price was $0.90.

The following summarizes the total possible profit that Vicis could have realized on March 31, 2008, the date of the sale of 750 shares of Series B Preferred Stock and adjustment of the exercise price of 250 previously outstanding shares of Series B Preferred Stock from a price of $2.25 per share to $0.75 per share:

	Market Price Per Share of Common Stock on March 31, 2008	Conversion or Exercise Price Per Share on March 31, 2008	Total Possible Shares to be Received	Combined Market Price of Total Possible Shares on March 31, 2008	Total Conversion Price of Total Possible Shares on March 31, 2008	Total Possible Profit

Series B Convertible Preferred Stock	$0.90	$0.75	13,333,333	$12,000,000	$10,000,000	$2,000,000
Warrants	$0.90	$0.75	53,333,334	48,000,001	40,000,001	8,000,000
			66,666,667	$60,000,001	$50,000,001	$10,000,000

The following table details sales of Series B Preferred Stock to Vicis. The Series B Preferred Stock is not quoted on any regulated quotations services and therefore, share price sold to Vicis and market price are considered to be the same for this analysis:

Transaction Date	# of Shares Of Series B Preferred Stock Held by Vicis Prior to Transaction	Purchase Price Paid	# of Shares of Series B Preferred Stock Issued to Vicis in Transaction	# of Shares of Series B Preferred Stock Issued in Total	% of Total Issued Shares of Series B Preferred Stock	Market Price of Series B Preferred Stock Prior to Transaction	Market Price of Series B Preferred Stock As of July 15, 2008	Conversion Price of Series B Preferred Stock		Market Price of Common Stock at Time of Issuance of Series B Preferred Stock	Market Price of Common Stock As of July 15, 2008

9/28/2007	0	$2,000,000	200	200	100%	$10,000	$10,000	$0.75	[1]	$0.77	$0.55
1/18/2008	200	$500,000	50	250	20%	$10,000	$10,000	$0.75	[1]	$0.62	$0.55
3/31/2008	250	$7,500,000	750	1,000	75%	$10,000	$10,000	$0.75		$0.90	$0.55

1 At the time of issuance of these shares of Series B Preferred stock, the conversion price was $2.25 per share. The conversion price was adjusted to $0.75 per share in connection with the March 31, 2008 transaction pursuant to an amended and restated Certificate of Designations.

The March Securities Purchase Agreement provides to Vicis, for a period of eighteen months after the closing date, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us. The right of first refusal is on a pro rata basis (based upon the amount invested) with Gottbetter.

The March Securities Purchase Agreement contains certain restrictions on our ability to: (i) declare dividends; (ii) reclassify, combine or reverse split our common stock; (iii) incur liens; (iii) incur certain types of indebtedness; (iv) issue classes of securities senior to, or pari passu with, the Series B Preferred Stock; (v) liquidate or sell a substantial portion of our assets; (vi) enter into transactions that would result in a Change of Control (as defined in the March Securities Purchase Agreement); (vii) amend our charter documents in a way that adversely affects the rights of Vicis; (viii) except through Xeni Financial Services, Corp., make loans to, or advances or guarantee the obligations of, third parties; (ix) make intercompany transfers; (x) engage in transactions with officers, directors, employees or affiliates; (xi) divert business to other business entities; (xii) make investments in securities or evidences of indebtedness (excluding of loans made by Xeni Financial Services, Corp.) in excess of $250,000 in a calendar year; and (xii) file registration statements.

Events of default under the March Securities Purchase Agreement include: (i) default in the payment of dividends on or the failure to redeem the Series B Preferred Stock when due; (ii) failure to perform the covenants contained in the Securities Purchase Agreement or the related transaction documents; (iii) suspension from listing on the OTC Bulletin Board or other exchange for 10 consecutive trading days; (iv) the failure to timely deliver shares of common stock upon conversion of the Series B Preferred Stock or exercise of the Series H Warrant ; (v) default in the payment of indebtedness in excess of $250,000; (vi) a judgment entered against us in excess of $250,000; and (vii) insolvency, bankruptcy and similar circumstances.

The March Securities Purchase Agreement further provides that our obligations to Vicis under the Series B Preferred Stock, the March Securities Purchase Agreement and the various transaction documents entered into in connection with the March Securities Purchase Agreement (the “March Transaction Documents”) are secured by a lien on all of our assets pursuant to the Security Agreement, dated September 28, 2007, between us and Vicis (the “Company Security Agreement”). The Company Security Agreement is more fully described below and is attached as an exhibit to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

The March Securities Purchase Agreement further provides that our obligations under the Series B Preferred Stock, the March Securities Purchase Agreement and the March Transaction Documents are guaranteed by each of our subsidiaries pursuant to the terms of the guaranty agreements, dated September 28, 2007, between Vicis and each of our subsidiaries (the “Guaranty Agreements”). The Guaranty Agreements are more fully described below and are attached as exhibits to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

The March Securities Purchase Agreement also provides that the guaranty obligations of our subsidiaries in connection with the March Securities Purchase Agreement and the March Transaction Documents are secured by the liens on all of the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp., created pursuant to the security agreements entered into by and between our subsidiaries and Vicis on September 28, 2007 (the “Guarantor Security Agreements”). The Guarantor Security Agreements are more fully described below and are attached as exhibits to our Current Report on Form 8-K, which was filed with the SEC on October 2, 2007.

The March Securities Purchase Agreement also contains customary representations, warranties, covenants and indemnification provisions for transactions of the type entered into between the Company and Vicis.

Series B Preferred Stock

On March 31, 2008, we filed an amended and restated Certificate of Designations (as amended and restated, the “Certificate of Designations”) with the Secretary of State of the State of Delaware.

The Certificate of Designations, which designates the rights, preferences, privileges and terms of the Series B Preferred Stock, provides that the Series B Preferred Stock will rank senior to other classes of common stock and preferred stock that are currently outstanding as to distributions of assets upon liquidation, dissolution or winding up and as to payment of dividends on shares of equity securities.

Each share of Series B Preferred Stock is entitled to cumulative dividends at the annual rate of 12% of the stated value of the Series B Preferred Stock. The stated value of each share of Series B Preferred Stock is $10,000. Dividends are payable in cash or additional shares of Series B Preferred Stock.

Each share of Series B Preferred Stock is convertible, at any time, at the option of the holder, into the number of shares of common stock determined by dividing the stated value of the Series B Preferred Stock by the conversion price. The initial conversion price of the Series B Preferred Stock is $0.75 per share.

The conversion price is subject to adjustment for stock splits, dividends, subdivisions, distributions, reorganizations and similar transactions. Furthermore, the conversion price is also subject to adjustment in the event of the issuance of securities for a price below the conversion price then in effect or the issuance of convertible securities with an exercise or conversion price that is less than the then current conversion price for the shares of Series B Preferred Stock.

To the extent that any shares of Series B Preferred Stock remain outstanding on March 31, 2010, each holder thereof shall have the option to either require us to redeem such holder’s shares of Series B Preferred Stock or convert such holder’s shares of Series B Preferred Stock into shares of common stock at the conversion price then in effect.

Holders of Series B Preferred Stock have the option to require us to redeem shares of Series B Preferred Stock in the event of a Change of Control (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock are entitled to vote on matters submitted to our stockholders as if the Series B Preferred Stock had been converted into shares of common stock pursuant to the terms of the Certificate of Designations. To the extent the holders of Series B Preferred Stock are required to vote separately, as a class, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock will be required to approve the matter to be voted upon.

As of July 15, 2008, there were 1,000 shares of Series B Preferred Stock issued and outstanding.

Series H Warrant

The Series H Warrant is exercisable at a price of $0.75 per share for a period of ten years from the date of issuance. The Series H Warrant may be exercised on a cashless basis to the extent that the resale of shares of common stock underlying the Series H Warrant is not covered by an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series H Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series H Warrant, issuances of convertible securities with a conversion price below the exercise price of the Series H Warrant.

As of July 15, 2008, the outstanding Series H Warrant was exercisable for an aggregate of 53,333,334 shares or our common stock.

Company Security Agreement

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the lien granted pursuant to the Company Security Agreement would, in addition to securing the obligations previously secured thereby, secure our obligations in connection with the March Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued in connection with the March Securities Purchase Agreement. The Company Security Agreement provides for a lien on all of our assets in favor of Vicis.

Guaranty Agreements

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the Guaranty Agreements would, in addition to applying to the obligations previously guaranteed thereby, apply to our obligations in connection with the March Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued pursuant to the January Securities Purchase Agreement. The Guaranty Agreements provide for unconditional guaranties of the obligations guaranteed thereunder.

Guarantor Security Agreements

Pursuant to the terms of the March Securities Purchase Agreement, we agreed that the security interests granted by our subsidiaries pursuant to the Guarantor Security Agreements would, in addition to securing the obligations previously secured thereunder, secure the obligations of our subsidiaries under the Guaranty Agreements insofar as those obligations related to the January Securities Purchase Agreement, the March Transaction Documents and the Series B Preferred Stock issued pursuant to March Securities Purchase Agreement. The Guarantor Security Agreements provide for liens in favor of Vicis on all of the assets of each of our subsidiaries, except for the accounts receivable and certain contract rights of Xeni Financial Services, Corp.

Amended and Restated Registration Rights Agreement

Pursuant to the Amended and Restated Registration Rights Agreement, we agreed to register for resale, the shares of our common stock into which the Series B Preferred Stock is convertible and the shares of our common stock for which the Series H Warrant is exercisable.

The Amended and Restated Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Series B Preferred Stock and the Series H warrant within 60 days after the closing date. We are only required to register up to thirty percent of the number of outstanding shares of common stock in such registration statement and then file subsequent registration statements after the later of (i) sixty days following the sale of the securities covered by the initial registration statement or any subsequent registration statement and (ii) six months following the effective date of the initial registration statement or any subsequent registration statement. We are required to cause the initial registration statement to become effective on or before the date which is 150 calendar days after the closing date if the SEC does not review the registration statement or 180 calendar days after the closing if the registration statement receives a full review by the SEC. If we fail to file a registration statement in the time frame required, fail to file a request for acceleration in the time frame required, or fail to maintain the effectiveness of a registration statement as required by the Registration Rights Agreement, we will be required to pay a cash penalty in the amount of 1.5% of the aggregate stated value of the Series B Preferred Stock for each month, or part thereof, that such registration statement is not filed or effective, as the case may be. The cash penalty is limited to 9% of the aggregate stated value of the Series B Preferred Stock. The cash penalty will not apply to the registration of shares of common stock underlying the Series H Warrant. The Registration Rights Agreement also provides for piggyback registration rights.

Gottbetter Consent Agreement

In connection with obtaining the consent and waiver of Gottbetter to the financing provided by Vicis, we entered into the Gottbetter Consent Agreement, pursuant to which Gottbetter agreed to waive its anti-dilution rights under the Series D Warrants, Series E Warrants and promissory notes that we previously issued to Gottbetter and Gottbetter consented to the financing provided by Vicis.

Series I Warrant

As consideration for Gottbetter entering into the Gottbetter Consent Agreement, we issued to Gottbetter a Series I warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.75 per share. The Series I Warrant is exercisable for a period of five years from the date of issuance. The Series I Warrant may be exercised on a cashless basis to the extent that the resale of shares of common stock underlying the Series I Warrant is not covered by an effective registration statement. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series I Warrant, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series I Warrant and issuances of convertible securities with a conversion price below the exercise price of the Series I Warrant.

As of July 15, 2008, the outstanding Series I Warrant was exercisable for an aggregate of 1,000,000 shares or our common stock.

Vicis is an ‘‘accredited investor,’’ as defined in Regulation D under the Securities Act. None of the Vicis Convertible Note, the Series B Preferred Stock, the Series D Warrants, the Series E Warrants, the Series H Warrant or the shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. We made this determination based on the representations of Vicis, which included, in pertinent part, that Vicis is an ‘‘accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that Vicis was acquiring the Vicis Convertible Note, the Series B Preferred Stock, the Series D Warrants and the Series E Warrants, the Series H Warrant for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that Investor understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption there from.

Loans from Unaffiliated Third Parties

On August 24, 2006, we received gross proceeds of $250,000 (net proceeds of $236,566, after expenses) in connection with a financing provided by Mr. David Goldner, an unaffiliated accredited investor (the “Goldner Financing”). In connection with the financing, we issued a secured promissory note to Mr. Goldner in the original principal amount of $250,000 (the “Goldner Note”) and a three year warrant to purchase 111,111 shares of our common stock at a price of $2.25 per share (the “Class C Warrant”). On October 1, 2007, principal and accrued interest on the Goldner Note was repaid in full. In connection with the financing described above, we issued the Goldner Note and the Class C Warrant to Mr. Goldner pursuant to the term of a Subscription Agreement. In the Subscription Agreement we granted Mr. Goldner “piggyback” registration rights. The securities subject to Mr. Gilder’s registration rights have been included in this registration statement. Mr. Goldner is an “accredited investor,” as defined in Regulation D under the Securities Act.

On August 24, 2006, our subsidiary Xeni Financial Services, Corp. (Xeni Financial) received gross proceeds of $110,000 (net proceeds of $100,000, after expenses) in connection with a financing provided equally by Mr. Frank Grenier and Mr. Eugene Grenier, both unaffiliated accredited investors (the “Greniers”). In connection with the financing, Xeni Financial issued two Promissory Notes to the Greniers each in the original amount of $55,000 (the “Grenier Notes”) and 5,000 shares of common stock to each of Mr. Frank Grenier and Mr. Eugene Grenier. Principal and accrued interest under the Grenier Notes was repaid on January 21, 2007. In connection with the financing described above, we issued the Grenier Notes to the Greniers pursuant to the term of a Subscription Agreement. In the Subscription Agreement we granted the Greniers “piggyback” registration rights. The securities subject to the Greniers’ registration rights have been included in this registration statement. The Greniers are “accredited investors,” as defined in Regulation D under the Securities Act.

Item 16. Exhibits

Exhibit No.	Exhibits
3.1	Company Certificate of Incorporation[1]
3.2	Amendment to Company’s Certificate of Incorporation changing name to MDwerks, Inc. and amending terms of Blank Check Preferred Stock[2]
3.3	Certificate of Designations Designating Series A Convertible Preferred Stock.[3]
3.4	Amended and Restated Certificate of Designations Designating Series B Convertible Preferred Stock[4]
3.5	Bylaws of the Company.[5]
4.1	MDwerks, Inc. 2005 Incentive Compensation Plan.[6]
4.2	Form of Warrants to purchase shares of Common Stock at a price of $2.50 per share.[7]
4.3	Form of Warrants issued to Placement Agent (and sub-agents) to purchase shares of Common Stock at a price of $1.25 per share.[8]
4.4	Form of Series A Warrants to purchase shares of Common Stock at a price of $3.00 per share.[9]
4.5	Form of Series A Warrants issued to Placement Agent and sub-agents to purchase shares of Common Stock at a price of $1.50 per share.[10]
4.6	Promissory Note issued to David Goldner[11]
4.7	Class C Warrant to purchase shares of Common Stock at a price of $2.25 per share[12]
4.8	Promissory Note issued to Frank Grenier[13]
4.9	Promissory Note issued to Eugene Grenier[14]
4.10	Securities Purchase Agreement by and between Gottbetter and MDwerks, Inc.[15]
4.11	Form of Series D Warrant to purchase shares of Common Stock at a price of $2.25 per share[16]
4.12	Form of Series E Warrant to purchase shares of Common Stock at a price of $3.25 per share[17]
4.13	Form of Amended and Restated Senior Secured Convertible Notes Issued to Gottbetter[18]
4.14	Amendment No. 1, dated March 1, 2008, to Amended and Restated Senior Secured Convertible Notes[19]
4.15	Registration Rights Agreement between MDwerks, Inc. and Gottbetter[20]
4.16	Securities Purchase Agreement, dated September 28, 2007, by and between MDwerks, Inc. and Vicis[21]
4.17	Securities Purchase Agreement, dated January 18, 2008, by and between MDwerks, Inc. and Vicis[22]
4.18	Securities Purchase Agreement, dated March 31, 2007, by and between MDwerks, Inc. and Vicis[23]
4.19	Form of Series F Warrant to purchase shares of Common Stock at a price of $2.25 per share [24]
4.20	Form of Series G Warrant to purchase shares of Common Stock at a price of $2.50 per share [25]
4.21	Form of Series H Warrant to purchase shares of Common Stock at a price of $0.75 per share [26]
4.22	Form of Series I Warrant to purchase shares of Common Stock at a price of $0.75 per share [27]
4.23	Amended and Restated Registration Rights Agreement between MDwerks, Inc. and Vicis[28]
5.1	Legal Opinion of Peckar & Abramson, P.C.[29]
10.1	Agreement of Merger and Plan of Reorganization among Western Exploration, Inc., MDwerks Acquisition Corp. and MDwerks Global Holdings, Inc.[30]
10.2	Placement Agent Agreement by and among the Company, MDwerks and Brookshire Securities Corporation[31]
10.3	Form of Lock Up Agreement between the Company and executive officers and certain stockholders.[32]
10.4	Form of Private Placement Subscription Agreement[33]
10.5	Form of Senior Executive Level Employment Agreement between MDwerks, Inc. and each of Howard B. Katz, Solon L. Kandel and Vincent Colangelo[34]
10.6	Form of Executive Level Employment Agreement between MDwerks, Inc. and each of Stephen Weiss and Gerard J. Maresca[35]
10.8	Guaranty issued to David Goldner by Xeni Financial Services, Corp.[36]

Exhibit No.	Exhibits
10.9	Security Agreement between Xeni Financial Services, Corp. and David Goldner[37]
10.10	Subscription Agreement between MDwerks, Inc. and David Goldner[38]
10.11	Form of Subscription Agreement between MDwerks, Inc., and Frank Grenier and Eugene Grenier[39]
10.12	Guaranty issued to Gottbetter by Xeni Financial Services, Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.[40]
10.13
Security Agreement by and among Gottbetter, MDwerks, Inc., Xeni Financial Services, Corp., Xeni Medical Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.[41]

10.14	Closing Agreement by and between Investor and MDwerks, Inc. Modifying and Waiving Registration Rights Provisions[42]
10.15	Guaranty issued to Vicis by Xeni Financial Services, Corp. [43]
10.16	Guaranty issued to Vicis by Xeni Medical Billing, Corp.[44]
10.17	Guaranty issued to Vicis by MDwerks Global Holdings, Inc. [45]
10.18	Guaranty issued to Vicis by Xeni Medical Systems, Inc. [46]
10.19	Guaranty issued to Vicis by Patient Payment Solutions, Inc. [47]
10.20	Security Agreement entered into by and between Vicis and MDwerks, Inc. [48]
10.21	Security Agreement entered into by and between Vicis and Xeni Medical Billing, Corp. [49]
10.22	Security Agreement entered into by and between Vicis and MDwerks Global Holdings, Inc. [50]
10.23	Security Agreement entered into by and between Vicis and Xeni Medical Systems, Inc. [51]
10.24	Security Agreement entered into by and between Vicis and Xeni Financial Services, Corp. [52]
10.25	Security Agreement entered into by and between Vicis and Patient Payment Solutions, Inc. [53]
10.26	Amendment, Consent and Waiver, dated September 28, 2007, by and between MDwerks, Inc., and Gottbetter[54]
10.27	Amendment, Consent and Waiver, dated March 31, 2008, by and between MDwerks, Inc., and Gottbetter[55]
14.1	Code of Ethics[56]
22.1	Subsidiaries[57]
23.1	Consent of Sherb & Co. LLP[58]
99.1	Audit Committee Charter[59]
99.2	Compensation Committee Charter[60]
__________
[1]	Incorporated by reference to Exhibit 3.I included with our Registration Statement on Form SB-2 filed with the SEC on August 12, 2004.

[2]	Incorporated by reference to Exhibit 3.1 included with our Current Report on Form 8-K filed with the SEC on November 18, 2005.

[3]	Previously filed.

[4]	Incorporated by reference to Exhibit 3.1 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[5]	Incorporated by reference to our Registration Statement on Form SB-2, filed with the SEC on August 12, 2004.

[6]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[7]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[8]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[9]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on March 24, 2008.

[10]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on March 24, 2008.

[11]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[12]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[13]	Previously filed.

[14]	Previously filed.

[15]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[16]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[17]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K filed with the SE on October 23, 2006.

[18]	Incorporated by reference to Exhibits 10.13 and 10.14 included with our Current Report on Form 8-K filed with the SEC on October 2, 2007.

[19]	Incorporated by reference to Exhibits 4.11 and 4.12 included with our Annual Report on Form 10-KSB, filed with the SEC on March 27, 2008.

[20]	Incorporated by reference to Exhibit 4.5 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[21]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[22]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on January 23, 2008.

[23]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[24]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[25]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[26]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[27]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[28]	Incorporated by reference to Exhibit 4.4 included with our Current Report on From 8-K, filed with the SEC on April 2, 2008.

[29]	Previously filed.

[30]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on October 13, 2005.

[31]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[32]	Incorporated by reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[33]	Incorporated by reference to Exhibit 10.4 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[34]	Previously filed.

[35]	Previously filed.

[36]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[37]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[38]	Incorporated by reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[39]	Previously filed.

[40]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[41]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[42]	Previously filed.

[43]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[44]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[45]	Incorporated by reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[46]	Incorporated by reference to Exhibit 10.4 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[47]	Incorporated by reference to Exhibit 10.5 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[48]	Incorporated by reference to Exhibit 10.6 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[49]	Incorporated by reference to Exhibit 10.7 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[50]	Incorporated by reference to Exhibit 10.8 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[51]	Incorporated by reference to Exhibit 10.9 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[52]	Incorporated by reference to Exhibit 10.10 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[53]	Incorporated by reference to Exhibit 10.11 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[54]	Incorporated by reference to Exhibit 10.12 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[55]	Incorporated by reference to Exhibit 10.12 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[56]	Incorporated by reference to Exhibit 14.1 included with our Current Report on Form 8-K, filed with the SEC on November 18 2007.

[57]	Previously filed.

[58]	Filed herewith.

[59]	Incorporated by reference to Exhibit 99.2 included with our Current Report on Form 8-K, filed with the SEC on November 18 2005.

[60]	Incorporated by reference to Exhibit 99.3 included with our Current Report on Form 8-K, filed with the SEC on November 18 2005.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Deerfield Beach, State of Florida on July 16, 2008.

MDwerks, INC.
By:	/s/ Howard B. Katz
Name: Howard B. Katz
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard B. Katz, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard B. Katz	Chief Executive Officer and Director	July 16, 2008
Howard B. Katz	(Principal Executive Officer)

/s/ Vincent Colangelo	Chief Financial Officer and Secretary	July 16, 2008
Vincent Colangelo	(Principal Financial Officer)

/s/ Adam Friedman	Controller	July 16, 2008
Adam Friedman

/s/ David M. Barnes	Director	July 16, 2008
David M. Barnes

/s/ Peter Dunne	Director	July 16, 2008
Peter Dunne

/s/ Paul Kushner	Director	July 16, 2008
Paul Kushner

/s/ Shad Stastney	Director	July 16, 2008
Shad Stastney

/s/ Chris Phillips	Director	July 16, 2008
Chris Phillips

EXHIBIT INDEX

Exhibit No.	Exhibits
3.1	Company Certificate of Incorporation[1]
3.2	Amendment to Company’s Certificate of Incorporation changing name to MDwerks, Inc. and amending terms of Blank Check Preferred Stock[2]
3.3	Certificate of Designations Designating Series A Convertible Preferred Stock.[3]
3.4	Amended and Restated Certificate of Designations Designating Series B Convertible Preferred Stock[4]
3.5	Bylaws of the Company.[5]
4.1	MDwerks, Inc. 2005 Incentive Compensation Plan.[6]
4.2	Form of Warrants to purchase shares of Common Stock at a price of $2.50 per share.[7]
4.3	Form of Warrants issued to Placement Agent (and sub-agents) to purchase shares of Common Stock at a price of $1.25 per share.[8]
4.4	Form of Series A Warrants to purchase shares of Common Stock at a price of $3.00 per share.[9]
4.5	Form of Series A Warrants issued to Placement Agent and sub-agents to purchase shares of Common Stock at a price of $1.50 per share.[10]
4.6	Promissory Note issued to David Goldner[11]
4.7	Class C Warrant to purchase shares of Common Stock at a price of $2.25 per share[12]
4.8	Securities Purchase Agreement by and between Gottbetter and MDwerks, Inc. [13]
4.9	Form of Series D Warrant to purchase shares of Common Stock at a price of $2.25 per share.[14]
4.10	Form of Series E Warrant to purchase shares of Common Stock at a price of $3.25 per share.[15]
4.11	Form of Amended and Restated Senior Secured Convertible Notes Issued to Gottbetter[16]
4.12	Amendment No. 1, dated March 1, 2008, to Amended and Restated Senior Secured Convertible Notes[17]
4.13	Registration Rights Agreement between MDwerks, Inc. and Gottbetter[18]
4.14	Securities Purchase Agreement, dated September 28, 2007, by and between MDwerks, Inc. and Vicis[19]
4.15	Securities Purchase Agreement, dated January 18, 2008, by and between MDwerks, Inc. and Vicis[20]
4.16	Securities Purchase Agreement, dated March 31, 2007, by and between MDwerks, Inc. and Vicis[21]
4.17	Form of Series F Warrant to purchase shares of Common Stock at a price of $2.25 per share [22]
4.18	Form of Series G Warrant to purchase shares of Common Stock at a price of $2.50 per share [23]
4.19	Form of Series H Warrant to purchase shares of Common Stock at a price of $0.75 per share [24]
4.20	Form of Series I Warrant to purchase shares of Common Stock at a price of $0.75 per share [25]
4.21	Amended and Restated Registration Rights Agreement between MDwerks, Inc. and Vicis[26]
5.1	Legal Opinion of Peckar & Abramson, P.C.[27]
10.1	Agreement of Merger and Plan of Reorganization among Western Exploration, Inc., MDwerks Acquisition Corp. and MDwerks Global Holdings, Inc.[28]
10.2	Placement Agent Agreement by and among the Company, MDwerks and Brookshire Securities Corporation[29]
10.3	Form of Lock Up Agreement between the Company and executive officers and certain stockholders.[30]
10.4	Form of Private Placement Subscription Agreement[31]
10.5	Form of Senior Executive Level Employment Agreement between MDwerks, Inc. and each of Howard B. Katz, Solon L. Kandel and Vincent Colangelo[32]
10.6	Form of Executive Level Employment Agreement between MDwerks, Inc. and each of Stephen Weiss and Gerard J. Maresca[33]

Exhibit No.	Exhibits
10.7	Form of Executive Level Employment Agreement between MDwerks, Inc. and Stephen Weiss[34]
10.8	Guaranty issued to David Goldner by Xeni Financial Services, Corp.[35]
10.9	Security Agreement between Xeni Financial Services, Corp. and David Goldner[36]
10.10	Subscription Agreement between MDwerks, Inc. and David Goldner[37]
10.11	Guaranty issued to Gottbetter by Xeni Financial Services, Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.[38]
10.12
Security Agreement by and among Gottbetter, MDwerks, Inc., Xeni Financial Services, Corp., Xeni Medical Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.[39]

10.13	Closing Agreement by and between Investor and MDwerks, Inc. Modifying and Waiving Registration Rights Provisions[40]
10.14	Guaranty issued to Vicis by Xeni Financial Services, Corp. [41]
10.15	Guaranty issued to Vicis by Xeni Medical Billing, Corp.[42]
10.16	Guaranty issued to Vicis by MDwerks Global Holdings, Inc. [43]
10.17	Guaranty issued to Vicis by Xeni Medical Systems, Inc. [44]
10.18	Guaranty issued to Vicis by Patient Payment Solutions, Inc. [45]
10.19	Security Agreement entered into by and between Vicis and MDwerks, Inc. [46]
10.20	Security Agreement entered into by and between Vicis and Xeni Medical Billing, Corp. [47]
10.21	Security Agreement entered into by and between Vicis and MDwerks Global Holdings, Inc. [48]
10.22	Security Agreement entered into by and between Vicis and Xeni Medical Systems, Inc. [49]
10.23	Security Agreement entered into by and between Vicis and Xeni Financial Services, Corp. [50]
10.24	Security Agreement entered into by and between Vicis and Patient Payment Solutions, Inc. [51]
10.25	Amendment, Consent and Waiver, dated September 28, 2007, by and between MDwerks, Inc., and Gottbetter[52]
10.26	Amendment, Consent and Waiver, dated March 31, 2008, by and between MDwerks, Inc., and Gottbetter[53]
14.1	Code of Ethics[54]
22.1	Subsidiaries[55]
23.1	Consent of Sherb & Co. LLP[56]
99.1	Audit Committee Charter[57]
99.2	Compensation Committee Charter[58]
_________
[1]	Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on August 12, 2004.

[2]	Incorporated by reference to Exhibit 3.1 included with our Current Report on Form 8-K filed with the SEC on November 18, 2005.

[3]	Incorporated by reference to Exhibit 3.3 to our Registration Statement on Form SB-2 (Registration Number 333-132296) originally filed with the SEC on March 9, 2006.

[4]	Incorporated by reference to Exhibit 3.1 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[5]	Incorporated by reference to our Registration Statement on Form SB-2, filed with the SEC on August 12, 2004.

[6]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[7]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[8]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[9]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on March 24, 2006.

[10]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on March 24, 2006.

[11]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[12]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[13]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[14]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[15]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K filed with the SE on October 23, 2006.

[16]	Incorporated by reference to Exhibits 10.13 and 10.14 included with our Current Report on Form 8-K filed with the SEC on October 2, 2007.

[17]	Incorporated by reference to Exhibits 4.11 and 4.12 included with our Annual Report on Form 10-KSB, filed with the SEC on March 27, 2008.

[18]	Incorporated by reference to Exhibit 4.5 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[19]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[20]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on January 23, 2008.

[21]	Incorporated by reference to Exhibit 4.1 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[22]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[23]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[24]	Incorporated by reference to Exhibit 4.2 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[25]	Incorporated by reference to Exhibit 4.3 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[26]	Incorporated by reference to Exhibit 4.4 included with our Current Report on From 8-K, filed with the SEC on April 2, 2008.

[27]	Previously filed.

[28]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on October 13, 2005.

[29]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[30]	Incorporated by reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[31]	Incorporated by reference to Exhibit 10.4 included with our Current Report on Form 8-K, filed with the SEC on November 18, 2005.

[32]	Incorporated by reference to Exhibit 10.5 to our Registration Statement on Form SB-2 (Registration Number 333-132296), originally filed with the SEC on March 9, 2006.

[33]	Incorporated by reference to Exhibit 10.6 to our Registration Statement on Form SB-2 (Registration Number 333-132296), originally filed with the SEC on March 9, 2006.

[34]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on April 29, 2008.

[35]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[36]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[37]	Incorporated by reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on August 29, 2006.

[38]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[39]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K filed with the SEC on October 23, 2006.

[40]	Previously filed.

[41]	Incorporated by reference to Exhibit 10.1 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[42]	Incorporated by reference to Exhibit 10.2 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[43]	Incorporated by reference to Exhibit 10.3 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[44]	Incorporated by reference to Exhibit 10.4 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[45]	Incorporated by reference to Exhibit 10.5 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[46]	Incorporated by reference to Exhibit 10.6 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[47]	Incorporated by reference to Exhibit 10.7 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[48]	Incorporated by reference to Exhibit 10.8 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[49]	Incorporated by reference to Exhibit 10.9 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[50]	Incorporated by reference to Exhibit 10.10 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[51]	Incorporated by reference to Exhibit 10.11 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[52]	Incorporated by reference to Exhibit 10.12 included with our Current Report on Form 8-K, filed with the SEC on October 2, 2007.

[53]	Incorporated by reference to Exhibit 10.12 included with our Current Report on Form 8-K, filed with the SEC on April 2, 2008.

[54]	Incorporated by reference to Exhibit 14.1 included with our Current Report on Form 8-K, filed with the SEC on November 18 2007.

[55]	Incorporated by reference to Exhibit 22.1 to our Registration Statement on Form SB-2 (Registration Number 333-132296), originally filed with the SEC on March 9, 2006.

[56]	Filed herewith.

[57]	Incorporated by reference to Exhibit 99.2 included with our Current Report on Form 8-K, filed with the SEC on November 18 2005.

[58]	Incorporated by reference to Exhibit 99.3 included with our Current Report on Form 8-K, filed with the SEC on November 18 2005.